Exhibit 10.1

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The Department of Homeland Security (DHS)

Office of the Chief Information Officer (OCIO)

Cellular Wireless Managed Services 2.0

Indefinite-Delivery Indefinite-Quantity (IDIQ) Contract

DHS Office of Procurement Operations 245 Murray Lane, SW, D.C. 20528

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IDIQ CONTRACT TERMS AND CONDITIONS

Only the Contracting Officer (CO) for the IDIQ contract is authorized to change the terms and conditions at the IDIQ contract level by issuing a modification bilaterally signed by the CO and the Contractor, which is also referred to as the IDIQ contract Holder.

1.0
IDIQ Contract Period of Performance/Ordering Period

This is a single award IDIQ contract. The Period of Performance of this IDIQ contract, which will also be referred to as the Ordering Period, will be twelve (12) months from the date of IDIQ contract award with four (4) 12-month option periods.

Orders may be issued at any time during the IDIQ contract period of performance and may extend for a period of twelve (12) months after the expiration date of the IDIQ contract. The period of performance of each order will be specified at the order level.

2.0
Place of Performance

The primary service location is off-site at the Contractor’s facilities. The specific place of performance for these locations will be determined at the order level including both the contiguous United States (CONUS) or outside the contiguous United States (OCONUS). The place of performance for in-building wireless services shall include DHS facilities within the CONUS. The OCONUS support will be provided remotely for wireless services offering and trouble-shooting effort over the phone.

The Contractor may authorize its employees to telework under task orders issued against this IDIQ contract on an as-needed basis. The Contractor is required to coordinate with the order level CO and/or Contracting Officer’ Representative (COR) when the need for telework is identified and shall receive DHS pre-approval. The Contractor shall maintain their own corporate telework policy for its employees.

3.0
Type of Orders

The IDIQ contract will allow for Firm Fixed Price (FFP), Time and Materials (T&M), Labor Hour (LH), and hybrid type orders. The type of order will be identified at the order level.

4.0
Flow Down of Clauses

All clauses on the Contractor’s IDIQ contract will flow down to each order.

5.0 [Reserved].

6.0
Funding Obligation

6.1
Each individual order placed against this IDIQ contract will obligate funds.

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6.2
Funding obligation in the amount of $2,500.00 is provided as a minimum guaranteed amount covered by this IDIQ contract. Immediately after the first order is issued against the contract, the funds will be de-obligated by contract modification. This IDIQ contract does not obligate any additional funds at the contract level.

7.0 Guarantee and Maximum Contract Limitation

Minimum. The minimum guaranteed award amount for this IDIQ contract is $2,500 for only the base period of performance of this contract (inclusive of any fee). Either an option exercise under FAR clause 52.217-9 or an extension under FAR clause 52.217-8 does not re-establish the contract minimum.

(a)
Maximum. The cumulative dollar ceiling value of the resulting single-award IDIQ contract is $500,000,000.00.

(b)
The Government has no obligation to issue Orders to the Contractor beyond the amount specified in paragraph (a) of this section.

8.0 IDIQ Ordering Procedures

8.1 IDIQ orders and their administration will be performed by duly appointed COs assigned by DHS Headquarters and Components within their warrant authority. The order-level CO shall award and administer orders in accordance with the DHS internal ordering procedures that will be established immediately after the IDIQ award, and the procedures outlined in FAR 16.505(a) Ordering. Task orders are subject to the terms and conditions of the IDIQ contract.

8.2 All costs associated with the preparation of the Contractor’s order proposals will be at the Contractor’s expense.

8.3 When a requesting office identifies a need that is within the scope of this IDIQ contract, the requesting office’s CO and COR shall follow all Headquarters/Component procedures for ordering off a single-award IDIQ contract.

8.4
IDIQ orders may only be issued from the date of the IDIQ contract establishment through the IDIQ contract’s expiration date. The maximum period of performance for the order after the expiration date of the IDIQ contract shall be no longer than twelve (12) months.

8.5
Each order issued under this IDIQ contract will include the following information, as applicable:

(1)
IDIQ contract number and order number;
(2)
Date of the order;
(3)
Description of the work to be performed;
(4)
The work schedule, period of performance, or required completion date (include the requesting office’s typical hours of operation, if applicable);
(5)
Place of performance;

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(6)
Deliverables;
(7)
CLIN number and description, quantity, unit price, and extended total;
(8)
The firm-fixed-price to complete the requirements or labor-mix table with labor categories and rates identified;
(9)
The security requirements;
(10)
The payment schedule; and
(11)
Accounting and appropriation data.

8.6         Special Requirements for T&M and LH Orders

For each order against this IDIQ contract that is issued on a T&M or LH basis, additional provisions and clauses required for and/or applicable to T&M or LH services will be incorporated by the Component ordering office in its solicitation and a resultant task order award.

9.0         Organizational Conflicts of Interest Notice

The Contractor should be aware that it may be deemed ineligible to perform any or entire parts of optional services under task orders by reason of an organizational conflict of interest (OCI) (see FAR 9.5, Organizational and Consultant Conflicts of Interest). The Contractor’s eligibility or ineligibility related to the existing or potential OCI to participate in task orders is determined by the task order level CO.

10.0 Termination

Notwithstanding any other provision relating to this IDIQ contract, DHS may terminate the IDIQ contract at any time in accordance with FAR 52.212-4 (l) or (m). Any disputes will be handled in accordance with, FAR 52.212-4 (d).

11.0 Invoicing

Invoices shall be prepared in accordance with FAR Clause 52.232-25, Prompt Payment, and 52.232-1, Payments. In addition to invoice preparation as required by the FAR, the Contractor’s invoice shall include the following information:

(1)
Cover sheet identifying DHS;
(2)
Order and Contract Number;
(3)
Modification Number, if any;
(4)
DUNS Number;
(5)
Month services provided
(6)
CLIN and Accounting Classifications

The Contractor shall submit the invoice electronically as directed through the subsequent task orders. The contractor shall provide an electronic copy of the invoice to the order level COR for IDIQ expenditure tracking purposes and rate validation.

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The Contractor shall prepare and submit a sufficient and procurement regulatory-compliant invoice and receiving report for technical certification of inspection/acceptance of services and approval for payment. The Contractor shall attach back up information to the invoices and receiving reports substantiating all costs for services performed. A written or electronic acceptance by the COR and date of acceptance shall be included as part of the backup documentation. If the invoice is submitted without all required back up documentation, the invoice shall be rejected. The Government reserves the right to have all invoices and backup documentation reviewed by the CO prior to payment approval.

Additional order invoicing information will be specified at the order level. 12.0 Discounts

12.1 The Contractor is encouraged to provide additional discounts at the order level from their IDIQ established rates for any contract line items (CLINs). The Contractor shall make efforts to have any discounted rates, which are given to DHS Components in future orders and are more advantageous than the IDIQ contract rates, available for other future Components orders.

12.2. Pricing for carriers’ devices and services shall not exceed the commercial rates or GSA Schedule rates. The Contractor is encouraged to make efforts to provide a price discount to offer the best pricing at the order level.

13.0 Travel

The Contractor may be required to travel to support the order requirements. All travel required by the Government, when the travel destination is beyond a 50 miles radius of the Contractor’s primary work location (either the assigned DHS onsite facility or the Contractor’s corporate office) will be reimbursed to the Contractor in accordance with the Federal Travel Regulations and FAR 31.205-46. The contractor shall be responsible for obtaining advance COR approval (electronic mail is acceptable) for all reimbursable travel in advance of each travel event. The travel requirement will be either in the contiguous United States (CONUS) or outside the contiguous United States (OCONUS).

14.0 Other Direct Cost (ODC) - Other than Travel

Materials and supplies are separate and distinct from those items included in the fixed rate or fixed price portions of the contract or included in the contractor's indirect rates. The contractor shall not charge the Government for materials/supplies that are priced in the fixed rates or fixed price portions of the contract or included in the indirect rates.

15.0 Non-Personal Services

The Government and the Contractor understand and agree that the services delivered by the Contractor to the Government are non-personal services. The parties also recognize and agree that no employer-employee relationship exists or will exist between the Government and the

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Contractor. The Contractor and the Contractor’s employees are not employees of the Federal Government and are not eligible for entitlement and benefits given federal employees.

Contractor personnel under the task order shall not (i) be placed in a position where there is an appearance that they are employed by a Federal Official, or are under the supervision, direction, or evaluation of a Federal Official, or (ii) be placed in a position of command, supervision, administration, or control over Government personnel.

16.0 Qualified Contractor Personnel

The Contractor shall be responsible for employing technically qualified personnel to perform the work specified in the SOW. The Contractor shall maintain the personnel, organization, and administrative control necessary to ensure that the work delivered meets the government’s specifications and requirements. Each Contractor employee must possess knowledge and experience directly related to work he/she is required to perform under this IDIQ contract.

The Government reserves the right, during the life of this IDIQ contract, to request work histories on any contractor employee for the purposes of verifying compliance with the above requirements; additionally, the Government reserves the right to review and approve resumes of contractor personnel proposed to be assigned to any Component order. In addition, the contractor shall have the demonstrated ability to reach out to a wide variety of subject matter experts in relevant fields, retain their services, and productively engage them in support of government requirements.

17.0 Identification of Contractor Personnel

The Contractor shall ensure that its employees identify themselves as employees of their respective company while working on DHS contracts. For example, contractor personnel shall introduce themselves in person and in voice-mail, and sign attendance logs as employees of their respective companies, and not as DHS employees. The contractor shall ensure that their personnel use the following format signature on all official e-mails generated by DHS computers:

Name
Position or Professional Title
Company Name
Supporting the Component / Component Office of DHS
Phone
Fax
Other contact information as desired

18.0 Security Requirements

The specific security requirements will be defined at the Task Order level. Compliance with the security clauses in this contract is not optional.

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This IDIQ contract supports orders from Unclassified to Secret with Top Secret (TS)/Sensitive Compartmented Information (SCI) access control during the overall period of performance for the IDIQ contract. Contract Security Classification Specification, DD Form 254 will be incorporated at time of task order award for security requirements and classification guidance, as applicable.

The Contract awardee must be able to acquire a Top Secret Facility Clearance Level within one (1) year after contract award. Failure to meet this requirement may result in contract termination.

The Contract employees, performing work in support of this award shall have been granted at a minimum “Top Secret” security clearance from the Defense Industrial Security Clearance Office. The contract employees will only have access to SECRET level information until Defense Security Service has granted a full TS to the Contractor Facility.

Note: Interim TS is not accepted by DHS for access to Top Secret information.

* This can only apply if SECRET level work is available until a Final Facility Level Clearance at TS is granted. Not all contract personnel may require access at the full TS/SCI level. This is determined by the CO/PM on the 1125 form sent to Personnel Security for Suitability/Onboarding. The contract employees will only have access to SECRET level information until Defense Security Service has granted a full TS to the Contractor Facility.

All contractor personnel under this IDIQ contract shall be required to complete DHS Entry on Duty (EOD) and will not be permitted access to DHS facilities, systems and information until EOD status is approved. All EODs will be facilitated at the Task Order level.

The procedures outlined below will be used by the DHS Office of the Chief Security Officer (OCSO), Personnel Security Division (PSD) to process background investigations, EOD determinations, and Fitness determinations, as required, in a timely and efficient manner.

Contractor employees (to include applicants, temporary, part-time and replacement employees) under the contract, requiring access to sensitive information, shall undergo a position-sensitivity analysis based on the duties each individual will perform on the contract. The results of the position sensitivity analysis shall identify the appropriate background investigation to be conducted. All background investigations will be processed through the DHS OCSO/PSD. Prospective contractor employees shall submit the below completed forms to the DHS OCSO/PSD. The Standard Form (SF) 85-P must be completed electronically through the Office of Personnel Management’s e-QIP SYSTEM. The SF-85P signature pages and other completed forms must be given to the OSCO/PSD no less than thirty (30) calendar days before the start date of the contract or thirty (30) calendar days prior to the requested entry on duty date, for all contractor employees whether a replacement, addition, subcontractor employee, or vendor:

a. Standard Form (SF) 85-P, “Questionnaire for Public Trust Positions”
i.
SF-85P Certification
ii.
SF-85P Authorization for Release of Information
b. FD Form 258, “Fingerprint Card” (2 copies)

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c.
DHS Form 11000-6 “Conditional Access To Sensitive But Unclassified Information Non-Disclosure Agreement”
d.
DHS Form 11000-9, “Disclosure and Authorization Pertaining to Consumer Reports Pursuant to the Fair Credit Reporting Act”

Only complete packages will be accepted by the DHS OCSO/PSD. Specific instructions on submission of packages will be provided upon award of the contract.

The DHS OCSO/PSD may, as it deems appropriate, authorize and grant a favorable EOD decision based on preliminary checks. A favorable EOD decision allows a contractor employee to commence work temporarily prior to the completion of the full background investigation. The granting of a favorable EOD decision shall not be considered as assurance that a favorable Fitness determination will follow. In addition, a favorable EOD or Fitness determination shall in no way prevent, preclude, or bar DHS from withdrawing or terminating access to government facilities or information, at any time during the term of the contract. No employee of the contractor shall be allowed unescorted access to a Government facility without a favorable EOD or Fitness determination by the DHS OCSO/PSD.

Limited access to Government buildings is allowable without an EOD decision if the contractor is escorted by a Government employee and the purpose of the visit is to attend a limited number of required briefings or nonrecurring meetings in order to facilitate the transition of a contract. The intent of this statement is to allow a minimum amount of meeting/transition attendances to prepare for the new contract.

The DHS OCSO/PSD shall be notified of all terminations/resignations within five (5) calendar days of occurrence. The contractor shall return to the COR all DHS issued identification cards and building passes that have either expired or have been collected from terminated employees. If an identification card or building pass is not available to be returned, a report shall be submitted to the COR, referencing the pass or card number, name of individual to whom it was issued and the last known location and disposition of the pass or card.

When sensitive Government information is processed on Department telecommunications and automated information systems, the contractor shall provide for the administrative control of sensitive data being processed. Contractor personnel must have a favorable EOD or Fitness determination by the DHS OCSO/PSD, to access this information. Contractors who fail to comply with Department security policy are subject to having their access to Department IT systems and facilities terminated, whether or not the failure results in criminal prosecution. Any person who improperly discloses sensitive information is subject to criminal and civil penalties and sanctions under a variety of laws (e.g., Privacy Act).

Requests for Exception to U.S. Citizenship Requirement

Special procedures apply for exception to the requirement that persons accessing DHS systems be U.S. citizens. Under normal circumstances, only U.S. citizens are allowed access to DHS systems and networks; but there is a need at times to grant access to foreign nationals. Access for foreign nationals is normally a long-term commitment, and exceptions to citizenship requirements are treated differently from security policy waivers. Exceptions to the U.S. citizenship requirement should be requested by completing a Foreign National Visitor Access Request, DHS Form 11052-

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1, which is available online or through the DHS Office of the Chief Security Officer (OCSO). Components who have access may file their request via the Foreign National Vetting Management System (FNVMS), a part of the DHS OCSO Integrated Security Management System's (ISMS). For further information regarding the citizenship exception process, contact the DHS OCSO

This Policy Directive and the DHS 4300A Sensitive Systems Handbook apply to all DHS employees, contractors, detailees, others working on behalf of DHS, and users of DHS information systems that collect, generate, process, store, display, transmit, or receive DHS information unless an approved waiver has been granted. This includes prototypes, telecommunications systems, and all systems in all phases of the Systems Engineering Life Cycle (SELC).

Failure to follow these instructions may delay the completion of background investigations, EOD and Fitness determinations. Note that any delays in this process, which are not caused by the Government, do not relieve a contractor from performing under the terms of the contract. Your POC at the Security Office is: ______________________________________

19.0 Contractor Performance Assessment Reporting System (CPARS)

DHS collects vendor performance data in CPARS. CPARS is a web-enabled application that collects and manages the library of automated Contractor Performance Assessment Reports (CPARs). CPARS is for UNCLASSIFIED use only. Classified information is not to be entered into this system. A CPAR assesses a contractor's performance and provides a record, both positive and negative, on a given contractor during a specific period of time. Each assessment is based on objective facts and supported by program and contract management data, such as cost performance reports, customer comments, quality reviews, technical interchange meetings, fmancial solvency assessments, construction/production management reviews, contractor operations reviews, functional performance evaluations, and earned contract incentives. The contractor shall participate in the DHS CPARS program via the CPARS website at: https://www.cpars.gov.

20.0 Disclosure of Information

20.1 The contractor is reminded that information incorporated into the IDIQ contract or into an order may be subject to disclosure under the Freedom of Information Act (FOIA). See paragraph (e) of FAR 52.212-1, Instructions to Offerors — Commercial Items, for guidance on marking data submitted as part of a quotation for the IDIQ contract or for an order.

20.2 Any information made available to the IDIQ contract Holder by the Government must be used only for the purpose of carrying out the provisions of this IDIQ contract and all subsequent orders and must not be divulged or made known in any manner to any person except as may be necessary in the performance of the order.

20.3 In performance of this IDIQ contract, the IDIQ contract Holder assumes responsibility for protection of the confidentiality of Government records and must ensure that all work performed

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by its subcontractors shall be under the supervision of the IDIQ contract Holder or the IDIQ contract Holder's responsible employees.

20.4 Each officer or employee of the IDIQ contract Holder or any of its subcontractors to whom any Government record may be made available or disclosed must be notified in writing by the IDIQ Holder that information disclosed to such officer or employee can be used only for a purpose and to the extent authorized herein.

21.0 Subcontract Arrangements

21.1 It is anticipated that the awarded contractor will be termed “IDIQ Contract Holder" or “IDIQ Contractor" and considered the Prime Contractor. The IDIQ Contract Holder may have subcontractor agreements with other contractors termed “subcontractors” for purposes of meeting the requirements of the IDIQ contract.

21.2 For purposes of the IDIQ contract and order administration, all Government communications, ordering, and scheduling flows through the IDIQ Contract Holder. Furthermore, all invoices shall be submitted by the IDIQ Contract Holder and all payments will be made to the IDIQ Contract Holder who, in turn, will be responsible for payment to each subcontractor. Any disputes involving the distribution of payment between the IDIQ Contract Holder and subcontractor shall be resolved without any involvement of the Government.

21.3 The IDIQ Contract Holder shall provide the IDIQ contract CO with a primary and alternate administrative points of contact (POC) after IDIQ contract award. The IDIQ Contract Holder shall notify the DHS IDIQ contract CO and Contracting Officer's Representative (COR) of any changes in contact information as expeditiously as possible.

21.4 If the addition of a new subcontractor is requested by the IDIQ Contract Holder, the IDIQ Contact Holder shall submit the new teaming arrangement document to the IDIQ CO. The IDIQ Contract Holder shall also include the work to be performed by the new partner, and the new partner's responsibilities as it relates to the services and tasks in the IDIQ contract SOW. The IDIQ contract CO will review the request for a new subcontractor and either approve the request or provide rationale for denying the request.

22.0 IDIQ Contract Prices and Price Adjustments

22.1 The discount pricing established at the IDIQ level shall be maintained throughout the life of the IDIQ contract, unless a price adjustment is justified and incorporated by the IDIQ contract CO.

22.2 The order level CO may seek additional discounts or price reductions from the IDIQ contract pricing when issuing a task order.

22.3 For any price increase or decreases made to the carrier’s GSA Schedule contract, if affecting the established IDIQ contract pricing, the Contractor shall immediately notify the IDIQ contract CO.

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23.0 FAR Clauses

FAR 52.252-2 Clauses Incorporated by Reference (FEB 1998)

This IDIQ contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at the following web addresses:

http://acquisition.gov/far/index.htral

The following clauses are incorporated by reference:

CLAUSE	TITLE	DATE
52.202-1	Definitions	Jun 2020
52.203-12	Limitation on Payments to Influence Certain Federal Transactions	Jun 2020
52.203-17	Contractor Employee Whistleblower Rights and Requirement To Inform Employees of Whistleblower Rights	Jun 2020
52.204-2	Security Requirements	Aug 1996
52.204-9	Personal Identity Verification of Contractor Personnel	Jan 2011
52.209-10	Prohibition on Contracting with Inverted Domestic Corporations	Nov 2015
52.212-4	Contract Terms and Conditions — Commercial Items	Oct 2018
52.212-4 Alt 1	Contract Terms and Conditions — Commercial Items	Jan 2017
52.216-32	Task-Order and Delivery-Order Ombudsman	Sept 2019
52.227-14	Rights in Data - General	May 2014
52.242-3	Penalties for Unallowable Costs	May 2014
52.245-1	Government Property	Jan 2017
52.245-9	Use and Charges	Apr 2012
52.246-25	Limitation of Liability—Services	Feb 1997
52.247-35	F.O.B. Destination, Within Consignee's Premises	Apr 1984
52.251-1	Government Supply Sources	Apr 2012

FAR Clauses Incorporated in Full Text

52.204-23 PROHIBITION ON CONTRACTING FOR HARDWARE, SOFTWARE, AND SERVICES DEVELOPED OR PROVIDED BY KASPERSKY LAB AND OTHER COVERED E NTITIES (DEVIATION 20-05)
(a)
Definitions. As used in this clause-
"Covered article" means any hardware, software, or service that-
(1)
Is developed or provided by a covered entity;

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(2)
Includes any hardware, software, or service developed or provided in whole or in part by a covered entity; or
(3)
Contains components using any hardware or software developed in whole or in part by a covered entity.
  "Covered entity" means-
(1)
Kaspersky Lab;
(2)
Any successor entity to Kaspersky Lab;
(3)
Any entity that controls, is controlled by, or is under common control with Kaspersky Lab; or
(4)
Any entity of which Kaspersky Lab has a majority ownership.
(b)
Prohibition. Section 1634 of Division A of the National Defense Authorization Act for Fiscal Year 2018 (Pub. L. 115-91) prohibits Government use of any covered article. The Contractor is prohibited from-
(1)
Providing any covered article that the Government will use on or after October 1, 2018; and
(2)
Using any covered article on or after October 1, 2018 , in the development of data or deliverables first produced in the performance of the contract.
(c)
Reporting requirement.
(1)
In the event the Contractor identifies covered article provided to the Government during contract performance, or the Contractor is notified of such by a subcontractor at any tier or by any other source, the Contractor shall report, in writing, via email, to the Contracting Officer, Contracting Officer ' s Representative , and the Enterprise Security Operations Center (SOC) at NDAA Incidents@ hq.dhs.gov, with required information in the body of the email. In the case of the Department of Defense, the Contractor shall report to the website at https://dibnet.dod.mil. For indefinite delivery contracts, the Contractor shall report to the Enterprise SOC, Contracting Officer for the indefinite delivery contract and the Contracting
Officer(s) and Contracting Officer's Representative(s) for any affected order or, in the case of the Department of Defense, identify both the indefinite delivery contract and any affected orders in the report provided at https://dibne t.dod.mil.
(2)
The Contractor shall report the following information pursuant to paragraph (c)(1) of this clause:
(i)
Within 1 business day from the date of such identification or notification: the contract number; the order number(s), if applicable; supplier name; brand; model number (Original Equipment Manufacturer (OEM) number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended.
(ii)
Within 10 business days of submitting the report pursuant to paragraph (c)(1) of this clause: any further available information about mitigation actions undertaken or recommended. In addition, the Contractor shall describe the efforts it undertook to prevent use or submission of a covered article, any reasons that led to the use or submission of the covered article, and any additional efforts that will be incorporated to prevent future use or submission of covered articles. (c) Subcontracts. The Contractor shall insert the substance of this clause, including this paragraph (d), in all subcontracts, including subcontracts for the acquisition of commercial items.

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(End of clause)

52.204-25 PROHIBITION ON CONTRACTING FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT (DEVIATION 20-05) (AUG 2020)

(a) Definitions. As used in this clause—

“Backhaul” means intermediate links between the core network, or backbone network, and the small subnetworks at the edge of the network (e.g., connecting cell phones/towers to the core telephone network). Backhaul can be wireless (e.g., microwave) or wired (e.g., fiber optic, coaxial cable, Ethernet).

“Covered foreign country” means The People’s Republic of

China. “Covered telecommunications equipment or services”

means–

(1)
Telecommunications equipment produced by Huawei Technologies Company or ZTE Corporation (or any subsidiary or affiliate of such entities);

(2)
For the purpose of public safety, security of Government facilities, physical security surveillance of critical infrastructure, and other national security purposes, video surveillance and telecommunications equipment produced by Hytera Communications Corporation, Hangzhou Hikvision Digital Technology Company, or Dahua Technology Company (or any subsidiary or affiliate of such entities);

(3)
Telecommunications or video surveillance services provided by such entities or using such equipment; or

(4)
Telecommunications or video surveillance equipment or services produced or provided by an entity that the Secretary of Defense, in consultation with the Director of National Intelligence or the Director of the Federal Bureau of Investigation, reasonably believes to be an entity owned or controlled by, or otherwise connected to, the government of a covered foreign country.

“Critical technology” means–

(1) Defense articles or defense services included on the United States Munitions List set forth in the International Traffic in Arms Regulations under subchapter M of chapter I of title 22, Code of Federal Regulations;

(i) Items included on the Commerce Control List set forth in Supplement Page 18 of 53

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No. 1 to part 774 of the Export Administration Regulations under subchapter C of chapter VII of title 15, Code of Federal Regulations, and controlled-Pursuant to multilateral regimes, including for reasons relating to national security, chemical and biological weapons proliferation, nuclear nonproliferation, or missile technology; or

(ii) For reasons relating to regional stability or surreptitious listening;

(2)
Specially designed and prepared nuclear equipment, parts and components, materials, software, and technology covered by part 810 of title 10, Code of Federal Regulations (relating to assistance to foreign atomic energy activities);

(3)
Nuclear facilities, equipment, and material covered by part 110 of title 10, Code of Federal Regulations (relating to export and import of nuclear equipment and material);

(4)
Select agents and toxins covered by part 331 of title 7, Code of Federal Regulations, part 121 of title 9 of such Code, or part 73 of title 42 of such Code; or

(5)
Emerging and foundational technologies controlled pursuant to section 1758 of the Export Control Reform Act of 2018 (50 U.S.C. 4817).

“Interconnection arrangements” means arrangements governing the physical connection of two or more networks to allow the use of another’s network to hand off traffic where it is ultimately delivered (e.g., connection of a customer of telephone provider A to a customer of telephone company B) or sharing data and other information resources.

“Reasonable inquiry” means an inquiry designed to uncover any information in the entity’s possession about the identity of the producer or provider of covered telecommunications equipment or services used by the entity that excludes the need to include an internal or third-party audit.

“Roaming” means cellular communications services (e.g., voice, video, data) received from a visited network when unable to connect to the facilities of the home network either because signal coverage is too weak or because traffic is too high.

“Substantial or essential component” means any component necessary for the proper function or performance of a piece of equipment, system, or service.

(b) Prohibition.

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(c) Section 889(a)(1)(A) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115–232) prohibits the head of an executive agency on or after August 13, 2019, from procuring or obtaining, or extending or renewing a contract to procure or obtain, any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system. The Contractor is prohibited from providing to the Government any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104.

(2) Section 889(a)(1)(B) of the John S. McCain National Defense Authorization Act for Fiscal Year 2019 (Pub. L. 115–232) prohibits the head of an executive agency on or after August 13, 2020, from entering into a contract, or extending or renewing a contract, with an entity that uses any equipment, system, or service that uses covered telecommunications equipment or services as a substantial or essential component of any system, or as critical technology as part of any system, unless an exception at paragraph

(c) of this clause applies or the covered telecommunication equipment or services are covered by a waiver described in FAR 4.2104. This prohibition applies to the use of covered telecommunications equipment or services, regardless of whether that use is in performance of work under a Federal contract.

(c) Exceptions. This clause does not prohibit contractors from providing—

(1)
A service that connects to the facilities of a third-party, such as backhaul, roaming, or interconnection arrangements; or

(2)
Telecommunications equipment that cannot route or redirect user data traffic or permit visibility into any user data or packets that such equipment transmits or otherwise handles.

(d) Reporting requirement.

(1) In the event the Contractor identifies covered telecommunications equipment or services used as a substantial or essential component of any system, or as critical technology as part of any system, during contract performance, or the Contractor is notified of such by a subcontractor at any tier or by any other source, the Contractor shall report the information in paragraph (d)(2) of this clause in writing via email to the Contracting Officer, Contracting Officer’s Representative, and the Enterprise Security Operations Center (SOC) at                         , with required information in the body of the email. In the case of the Department of Defense, the Contractor shall report to the website at                                                                                           .. For indefinite

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delivery contracts, the Contractor shall report to the Enterprise SOC, Contracting Officer for the indefinite delivery contract and the Contracting Officer(s) and Contracting Officer’s Representative(s) for any affected order or, in the case of the Department of Defense, identify both the indefinite delivery contract and anyaffected orders in the report provided at                                                                                                               ..
(2) The Contractor shall report the following information pursuant to paragraph (d)(1) of this clause

(i)
Within one business day from the date of such identification or notification: the contract number; the order number(s), if applicable; supplier name; supplier unique entity identifier (if known); supplier Commercial and Government Entity(CAGE) code (if known); brand; model number (original equipment manufacturer number, manufacturer part number, or wholesaler number); item description; and any readily available information about mitigation actions undertaken or recommended.

(ii)
Within 10 business days of submitting the information in paragraph (d)(2)(i) of this clause: any further available information about mitigation actions undertaken or recommended. In addition, the Contractor shall describe the efforts it undertook to prevent use or submission of covered telecommunications equipment or services, and any additional efforts that will be incorporated to prevent future use or submission of covered telecommunications equipment or services.

(e) Subcontracts. The Contractor shall insert the substance of this clause, including this paragraph (e), in all subcontracts and other contractual instruments, including subcontracts for the acquisition of commercial items.

(End of clause)

52.212-5 Contract Terms and Conditions Required to Implement Statutes or Executive Orders - Commercial Items (OCT 2020)

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

(1)            52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (JAN 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(2)            52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (JUL 2018) (Section 1634 of Pub. L. 115-91).

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(3)            52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (AUG 2020) (Section 889(a)(1)(A) of Pub. L. 115-232).

(4)            52.209-10, Prohibition on Contracting with Inverted Domestic Corporations (NOV 2015).

(5)            52.233-3, Protest After Award (AUG 1996) (31 U.S.C. 3553).

(6)            52.233-4, Applicable Law for Breach of Contract Claim (OCT 2004) (Public Laws 10877 and 108-78 ( 19 U.S.C. 3805 note)).

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

[Contracting Officer check as appropriate.]

X (1)                    52.203-6, Restrictions on Subcontractor Sales to the Government (JUNE 2020), with Alternate I (OCT 1995) (41 U.S.C. 4704 and 10 U.S.C. 2402).

X (2)                    52.203-13, Contractor Code of Business Ethics and Conduct (JUN 2020) (41 U.S.C. 3509)).

(3) 52.203-15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (JUN 2010) (Section 1553 of Pub. L. 111-5). (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009.)

X (4) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (JUN 2020) (Pub. L. 109-282) ( 31 U.S.C. 6101 note).

__ (5) [Reserved].

(6) 52.204-14, Service Contract Reporting Requirements (OCT 2016) (Pub. L. 111-117, section 743 of Div. C).

X (7)                    52.204-15, Service Contract Reporting Requirements for Indefinite-Delivery Contracts (OCT 2016) (Pub. L. 111-117, section 743 of Div. C).

X (8)                    52.209-6, Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment. (JUN 2020) (31 U.S.C. 6101 note).

(9) 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (OCT 2018) (41 U.S.C. 2313).

__ (10) [Reserved].

__ (11)

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(i) 52.219-3, Notice of HUBZone Set-Aside or Sole-Source Award (MAR 2020) (15 U.S.C. 657a).

__ (ii) Alternate I (MAR 2020) of 52.219-3.

__ (12)

(i) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (MAR

2020) (if the offeror elects to waive the preference, it shall so indicate in its offer)

(15 U.S.C. 657a).

__ (ii) Alternate I (MAR 2020) of 52.219-4.

__ (13) [Reserved]

_X_ (14)

(i) 52.219-6, Notice of Total Small Business Set-Aside (MAR 2020) (15 U.S.C. 644).

__ (ii) Alternate I (MAR 2020) of 52.219-6.

__ (15)

(i) 52.219-7, Notice of Partial Small Business Set-Aside (MAR 2020) (15 U.S.C. 644).

__ (ii) Alternate I (MAR 2020) of 52.219-7.

__ (16) 52.219-8, Utilization of Small Business Concerns (OCT

2018) (15 U.S.C. 637(d)(2) and (3)).

__ (17)

(i) 52.219-9, Small Business Subcontracting Plan (JUN 2020) (15 U.S.C. 637(d)(4)).

__ (ii) Alternate I (NOV 2016) of 52.219-9.

__ (iii) Alternate II (NOV 2016) of 52.219-9.

__ (iv) Alternate III (JUN 2020) of 52.219-9.

__ (v) Alternate IV (JUN 2020) of 52.219-9

__ (18)

(i) 52.219-13, Notice of Set-Aside of Orders (MAR 2020) (15 U.S.C. 644(r)).

(ii) Alternate I (MAR 2020) of 52.219-13.

__ (19) 52.219-14, Limitations on Subcontracting (MAR 2020) (15 U.S.C. 637(a)(14)). g

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(20)                52.219-16, Liquidated Damages-Subcontracting Plan (JAN 1999) (15 U.S.C. 637(d)(4)(F)(i)).

(21)                52.219-27, Notice of Service-Disabled Veteran-Owned Small Business Set-Aside (MAR 2020) (15 U.S.C. 657f).

__ (22)

(i) 52.219-28, Post Award Small Business Program Rerepresentation (MAY 2020) (15 U.S.C. 632(a)(2)).

(ii) Alternate I (MAR 2020) of 52.219-28.

(23)                52.219-29, Notice of Set-Aside for, or Sole Source Award to, Economically Disadvantaged Women-Owned Small Business Concerns (MAR 2020) (15 U.S.C. 637(m)).

(24)                52.219-30, Notice of Set-Aside for, or Sole Source Award to, Women-Owned Small Business Concerns Eligible Under the Women-Owned Small Business Program (Mar2020) (15 U.S.C. 637(m)).

(25)                52.219-32, Orders Issued Directly Under Small Business Reserves (MAR 2020) (15 U.S.C. 644(r)).

__ (26) 52.219-33, Nonmanufacturer Rule (MAR 2020) (15U.S.C. 637(a)(17)). _X_ (27) 52.222-3, Convict Labor (JUN 2003) (E.O.11755).

X (28) 52.222-19, Child Labor-Cooperation with Authorities and Remedies (JAN2020) (E.O.13126).

_X_ (29) 52.222-21, Prohibition of Segregated Facilities (APR 2015).

_X_ (30)

(i) 52.222-26, Equal Opportunity (SEP 2016) (E.O.11246).

__ (ii) Alternate I (FEB 1999) of 52.222-26.

_X_ (31)

(i) 52.222-35, Equal Opportunity for Veterans (JUN 2020) (38 U.S.C. 4212).

__ (ii) Alternate I (JUL 2014) of 52.222-35.

_X_ (32)

(i) 52.222-36, Equal Opportunity for Workers with Disabilities (JUN 2020) (29 U.S.C. 793).

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__ (ii) Alternate I (JUL 2014) of 52.222-36.

_X_ (33) 52.222-37, Employment Reports on Veterans (JUN 2020) (38 U.S.C. 4212).

X (34) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496).

_X_ (35)

(i) 52.222-50, Combating Trafficking in Persons (OCT 2020) (22 U.S.C. chapter 78 and E.O. 13627).

__ (ii) Alternate I (MAR 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).

X (36) 52.222-54, Employment Eligibility Verification (OCT 2015). (Executive Order 12989). (Not applicable to the acquisition of commercially available off-the-shelf items or certain other types of commercial items as prescribed in 22.1803.)

__ (37)

(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA–Designated Items (May 2008) ( 42 U.S.C. 6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

(ii) Alternate I (MAY 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)

(38)   52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (Jun 2016) (E.O. 13693).

(39)   52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (JUN 2016) (E.O. 13693).

  __ (40)

(i) 52.223-13, Acquisition of EPEAT®-Registered Imaging Equipment (JUN 2014) (E.O.s 13423 and 13514).
__ (ii) Alternate I (OCT 2015) of 52.223-13.
  __ (41)

(i) 52.223-14, Acquisition of EPEAT®-Registered Televisions (JUN 2014) (E.O.s 13423 and 13514).

__ (ii) Alternate I (Jun2014) of 52.223-14.

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X (42) 52.223-15, Energy Efficiency in Energy-Consuming Products (MAY 2020) (42 U.S.C. 8259b).

__ (43)

(i) 52.223-16, Acquisition of EPEAT®-Registered Personal Computer Products (OCT 2015) (E.O.s 13423 and 13514).

__ (ii) Alternate I (JUN 2014) of 52.223-16.

X (44) 52.223-18, Encouraging Contractor Policies to Ban Text Messaging While Driving (JUN 2020) (E.O. 13513).

__ (45) 52.223-20, Aerosols (JUN 2016) (E.O. 13693).

__ (46) 52.223-21, Foams (Jun2016) (E.O. 13693).

__ (47)

(i) 52.224-3 Privacy Training (JAN 2017) (5 U.S.C. 552 a).

__ (ii) Alternate I (JAN 2017) of 52.224-3.

__ (48) 52.225-1, Buy American-Supplies (May 2014) (41 U.S.C. chapter 83).

__ (49)

(i) 52.225-3, Buy American-Free Trade Agreements-Israeli Trade Act (MAY

2014) (41 U.S.C.chapter83, 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, 19 U.S.C. 3805 note, 19 U. S.C. 4001 note, Pub. L. 103-182, 108-77, 108-78, 108-286, 108-302, 109-53, 109-169, 109-283, 110-138, 112-41, 112-42, and 112-43.

__ (ii) Alternate I (MAY 2014) of 52.225-3.

__ (iii) Alternate II (MAY 2014) of 52.225-3.

__ (iv) Alternate III (MAY 2014) of 52.225-3.

(50)                 52.225-5, Trade Agreements (OCT 2019) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

(51)                 52.225-13, Restrictions on Certain Foreign Purchases (JUN 2008) (E.O.’s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).

(52)                 52.225-26, Contractors Performing Private Security Functions Outside the United States (Oct 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302Note).

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(53)               52.226-4, Notice of Disaster or Emergency Area Set-Aside (Nov2007) (42 U.S.C. 5150).

(54)               52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (Nov2007) (42 U.S.C. 5150).

__ (55) 52.229-12, Tax on Certain Foreign Procurements (JUN 2020).

(56)               52.232-29, Terms for Financing of Purchases of Commercial Items (FEB 2002) (41 U.S.C. 4505, 10 U.S.C. 2307(f)).

(57)               52.232-30, Installment Payments for Commercial Items (Jan2017) (41 U.S.C. 4505, 10 U.S.C. 2307(f)).

X (58) 52.232-33, Payment by Electronic Funds Transfer-System for Award Management (OCT2018) (31 U.S.C. 3332).

(59) 52.232-34, Payment by Electronic Funds Transfer-Other than System for Award Management (Jul 2013) (31 U.S.C. 3332).

_X_ (60) 52.232-36, Payment by Third Party (MAY 2014) (31 U.S.C. 3332).

_X_ (61) 52.239-1, Privacy or Security Safeguards (AUG 1996) (5 U.S.C. 552a).

(62) 52.242-5, Payments to Small Business Subcontractors (JAN 2017) (15 U.S.C. 637(d)(13)).

__ (63)

(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (FEB 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631).

__ (ii) Alternate I (APR 2003) of 52.247-64.

__ (iii) Alternate II (FEB 2006) of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items:

[Contracting Officer check as appropriate.]

__ (1) 52.222-41, Service Contract Labor Standards (AUG 2018) (41 U.S.C. chapter67).

X (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (MAY 2014) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

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(3)                 52.222-43, Fair Labor Standards Act and Service Contract Labor Standards-Price

Adjustment (Multiple Year and Option Contracts) (AUG

2018) (29 U.S.C. 206 and 41 U.S.C. chapter 67).

(4)                 52.222-44, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (May 2014) ( 29U.S.C.206 and 41 U.S.C. chapter 67).

(5)                 52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May 2014) (41 U.S.C. chapter 67).

(6)                 52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements (MAY 2014) (41 U.S.C. chapter 67).

  __ (7) 52.222-55, Minimum Wages Under Executive Order 13658 (DEC 2015).

  __ (8) 52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706).

(9) 52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (Jun 2020) (42 U.S.C. 1792).

(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, as defined in FAR 2.101, on the date of award of this contract, and does not contain the clause at 52.215-2, Audit and Records-Negotiation.

(1)           The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2)           The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3)           As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e)

(1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this

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paragraph (e)(1) in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause-

(i)       52.203-13, Contractor Code of Business Ethics and Conduct (JUN 2020) (41 U.S.C. 3509).

(ii)                  52.203-19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (Jan 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113-235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).

(iii)                  52.204-23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (JUL 2018) (Section 1634 of Pub. L. 115-91).

(iv)                  52.204-25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (AUG 2020) (Section 889(a)(1)(A) of Pub. L. 115-232).

(v)                  52.219-8, Utilization of Small Business Concerns (OCT

2018) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds the applicable threshold specified in FAR 19.702(a) on the date of subcontract award, the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(vi)                  52.222-21, Prohibition of Segregated Facilities (APR 2015).

(vii)                  52.222-26, Equal Opportunity (SEP 2015) (E.O.11246).

( )        52.222-35, Equal Opportunity for Veterans (JUN 2020) (38 U.S.C. 4212).

(viii)                  52.222-36, Equal Opportunity for Workers with Disabilities (JUN 2020) (29 U.S.C. 793).

(ix)                  52.222-37, Employment Reports on Veterans (JUN 2020) (38 U.S.C. 4212).

(x)                  52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.

(xi)                  52.222-41, Service Contract Labor Standards (Aug2018) (41 U.S.C. chapter 67).

(xii)

(A) 52.222-50, Combating Trafficking in Persons (OCT 2020) (22 U.S.C. chapter 78 and E.O 13627).

(B) Alternate I (Mar2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627). g

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(xiv)                  52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment-Requirements (May2014) (41 U.S.C. chapter 67).

(xv)                  52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services-Requirements (MAY2014) (41 U.S.C. chapter 67).

(xvi)                  52.222-54, Employment Eligibility Verification (OCT 2015) (E.O. 12989).

(i)         52.222-55, Minimum Wages Under Executive Order 13658 (DEC 2015).

( )          52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2017) (E.O. 13706).

(xvii)

(A) 52.224-3, Privacy Training (Jan 2017) (5 U.S.C. 552a).

(B) Alternate I (JAN 2017) of 52.224-3.

(xviii)                  52.225-26, Contractors Performing Private Security Functions Outside the United States (OCT 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. 2302 Note).

(xix)                  52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (JUN 2020) (42 U.S.C. 1792). Flow down required in accordance with paragraph (e) of FAR clause 52.226-6.

(ii)         52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (FEB 2006) (46 U.S.C. Appx. 1241(b) and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the Contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of clause)

52.216-18 Ordering (AUG 2020)

(a)Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders or task orders by the individuals or activities designated in the Schedule. Such orders may be issued from November 25, 2020 through November 24, 2021 for the Base Period, and a respective 12-month period for each of the Option Periods.

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(b)All delivery orders or task orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order or task order and this contract, the contract shall control.

(c)A delivery order or task order is considered "issued" when—

(1)If sent by mail (includes transmittal by U.S. mail or private delivery service), the Government deposits the order in the mail;
(2)If sent by fax, the Government transmits the order to the Contractor's fax number; or
(3)If sent electronically, the Government either—

(i)Posts a copy of the delivery order or task order to a Government document access system, and notice is sent to the Contractor; or

(ii)Distributes the delivery order or task order via email to the Contractor's email address.

(d)Orders may be issued by methods other than those enumerated in this clause only if authorized in the contract.

(End of clause)

52.216-19 Order Limitations (OCT 1995)

(a) Minimum order. When the Government requires supplies or services covered by this contract in an amount of less than $10,000.00, the Government is not obligated to purchase, nor is the Contractor obligated to furnish, those supplies or services under the contract.

(b) Maximum order. The Contractor is not obligated to honor-

(1)
Any order for a single item in excess of $50,000,000.00;

(2)
Any order for a combination of items in excess of $50,000,000.00; or

(3)           A series of orders from the same ordering office within 30 days that together call for quantities exceeding the limitation in paragraph (b)(1) or (2) of this section.

(c)If this is a requirements contract (i.e., includes the Requirements clause at subsection 52.216-21 of the Federal Acquisition Regulation (FAR)), the Government is not required to order a part of any one requirement from the Contractor if that requirement exceeds the maximum-order limitations in paragraph (b) of this section.

(d) Notwithstanding paragraphs (b) and (c) of this section, the Contractor shall honor any order exceeding the maximum order limitations in paragraph (b), unless that order (or orders) is returned to the ordering office within 30 days after issuance, with written notice stating the

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Contractor’s intent not to ship the item (or items) called for and the reasons. Upon receiving this notice, the Government may acquire the supplies or services from another source.

(End of clause)

52.216-22 Indefinite Quantity (Oct 1995)

(a) This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated, in the Schedule. The quantities of supplies and services specified in the Schedule are estimates only and are not purchased by this contract.

(b)                Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The Contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the Schedule up to and including the quantity designated in the Schedule as the “maximum.” The Government shall order at least the quantity of supplies or services designated in the Schedule as the “minimum.”

(c)                Except for any limitations on quantities in the Order Limitations clause or in the Schedule, there is no limit on the number of orders that may be issued. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(d)                Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor’s and Government’s rights and obligations with respect to that order to the same extent as if the order were completed during the contract’s effective period; provided, that the Contractor shall not be required to make any deliveries under this contract after

4/28/2022.

(End of clause)

52.217-8 Option to Extend Services (NOV 1999)

The Government may require continued performance of any services within the limits and at the 5rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be exercised more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within seven (7) days before contract expiration.

(End of Clause)

52.217-9 Option to Extend the term of the Contract (MAR 2000)

(a) The Government may extend the term of this contract by written notice to the Contractor within seven (7) days before IDIQ contract expiration; provided that the Government gives the Contractor a preliminary written notice of its intent to extend at least fourteen (14) days before IDIQ contract expiration. The preliminary notice does not commit the Government to an extension.

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(b) If the Government exercises this option, the extended contract shall be considered to include this option clause.

(c) The total duration of this contract, including the exercise of any options under this clause, shall not exceed 5 years.

52.219-14 Limitations on Subcontracting (Deviation 19-01) (Aug 2020)

(a) This clause does not apply to the unrestricted portion of a partial set-aside.

(b) Definition. “Similarly situated entity,” as used in this clause, means a first-tier subcontractor, including an independent contractor, that—

(1) Has the same small business program status as that which qualified the prime contractor for the award (e.g., for a small business set-aside contract, any small business concern, without regard to its socioeconomic status); and

(2) Is considered small for the size standard under the North American Industry Classification System (NAICS) code the prime contractor assigned to the subcontract.

(c) Applicability. This clause applies only to—

(1) Contracts that have been set aside for any of the small business concerns identified in 19.000(a)(3);

(2) Part or parts of a multiple-award contract that have been set aside for any of the small business concerns identified in 19.000(a)(3);

(3) Contracts that have been awarded on a sole-source basis in accordance with subparts 19.8, 19.13, 19.14, and 19.15;

(4) Orders expected to exceed the simplified acquisition threshold and that are— (i) Set aside for small business concerns under multiple-award contracts, as described in 8.405-5 and 16.505(b)(2)(i)(F);or

(ii) Issued directly to small business concerns under multiple-award contracts as described in 19.504(c)(1)(ii);

(5) Orders, regardless of dollar value, that are— (i) Set aside in accordance with subparts 19.8, 19.13, 19.14, or 19.15 under multiple-award contracts, as described in 8.405-5 and 16.505(b)(2)(i)(F); or

(ii) Issued directly to concerns that qualify for the programs described in subparts 19.8, 19.13, 19.14, or 19.15 under multiple-award contracts, as described in 19.504(c)(1)(ii); and

(6) Contracts using the HUBZone price evaluation preference to award to a HUBZone small business concern unless the concern waived the evaluation preference.

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(d) Independent contractors. An independent contractor shall be considered a subcontractor.

(e) Limitations on subcontracting. By submission of an offer and execution of a contract, the Contractor agrees that, in performance of a contract assigned a North American Industry Classification System (NAICS) code for—

(1)  Services (except construction), it will not pay more than 50 percent of the amount paid by the Government for contract performance to subcontractors that are not similarly situated entities. Any work that a similarly situated entity further subcontracts will count towards the prime contractor’s 50 percent subcontract amount that cannot be exceeded. When a contract includes both services and supplies, the 50 percent limitation shall apply only to the service portion of the contract;

(2)  Supplies (other than procurement from a non- manufacturer of such supplies), it will not pay more than 50 percent of the amount paid by the Government for contract performance, excluding the cost of materials, to subcontractors that are not similarly situated entities. Any work that a similarly situated entity further subcontracts will count towards the prime contractor’s 50 percent subcontract amount that cannot be exceeded. When a contract includes both supplies and services, the 50 percent limitation shall apply only to the supply portion of the contract;

(3)  General construction, it will not pay more than 85 percent of the amount paid by the Government for contract performance, excluding the cost of materials, to subcontractors that are not similarly situated entities. Any work that a similarly situated entity further subcontracts will count towards the prime contractor’s 85 percent subcontract amount that cannot be exceeded; or

(4)  Construction by special trade contractors, it will not pay more than 75 percent of the amount paid by the Government for contract performance, excluding the cost of materials, to subcontractors that are not similarly situated entities. Any work that a similarly situated entity further subcontracts will count towards the prime contractor’s 75 percent subcontract amount that cannot be exceeded.

(f) The Contractor shall comply with the limitations on subcontracting as follows:

(1)   For contracts, in accordance with paragraphs (c)(1), (2), (3), and (6) of this clause – Contracting Officer check as appropriate.

___ By the end of the base term of the contract and then by the end of each subsequent option period; or

___ By the end of the performance period for each order issued under the contract.

(2)  For orders, in accordance with paragraphs (c)(4) and (5) of this clause, by the end of the performance period for the order.

(g) A joint venture agrees that, in the performance of the contract, the applicable percentage specified in paragraph (e) of this clause will be performed by the aggregate of the joint venture participants.

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(End of clause)

52.222-19 Child Labor—Cooperation with Authorities and Remedies. (DEVIATION 20-07)

(a) Applicability. This clause does not apply to the extent that the Contractor is supplying end products mined, produced, or manufactured in—

(1)               Israel, and the anticipated value of the acquisition is $50,000 or more;

(2)               Mexico, and the anticipated value of the acquisition is $83,099 or more; or

(3)               Armenia, Aruba, Australia, Austria, Belgium, Bulgaria, Canada, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hong Kong, Hungary, Iceland, Ireland, Italy, Japan, Korea, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Moldova, Montenegro, Netherlands, New Zealand, Norway, Poland, Portugal, Romania, Singapore, Slovak Republic, Slovenia, Spain, Sweden, Switzerland, Taiwan, Ukraine, or the United Kingdom and the anticipated value of the acquisition is $182,000 or more.

(b) Cooperation with Authorities. To enforce the laws prohibiting the manufacture or importation of products mined, produced, or manufactured by forced or indentured child labor, authorized officials may need to conduct investigations to determine whether forced or indentured child labor was used to mine, produce, or manufacture any product furnished under this contract. If the solicitation includes the provision 52.222-18, Certification Regarding Knowledge of Child Labor for Listed End Products, or the equivalent at 52.212-3(i), the Contractor agrees to cooperate fully with authorized officials of the contracting agency, the Department of the Treasury, or the Department of Justice by providing reasonable access to records, documents, persons, or premises upon reasonable request by the authorized officials.

(c) Violations. The Government may impose remedies set forth in paragraph (d) for the following violations:

(1)               The Contractor has submitted a false certification regarding knowledge of the use of forced or indentured child labor for listed end products.

(2)               The Contractor has failed to cooperate, if required, in accordance with paragraph (b) of this clause, with an investigation of the use of forced or indentured child labor by an Inspector General, Attorney General, or the Secretary of the Treasury.

(3)               The Contractor uses forced or indentured child labor in its mining, production, or manufacturing processes.

(4)               The Contractor has furnished under the contract end products or components that have been mined, produced, or manufactured wholly or in part by forced or indentured child labor. (The Government will not pursue remedies at paragraph (d)(2) or paragraph (d)(3) of this clause unless sufficient evidence indicates that the Contractor knew of the violation.)

(d) Remedies. (1) The Contracting Officer may terminate the contract.

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(2)              The suspending official may suspend the Contractor in accordance with procedures in FAR Subpart 9.4.

(3)              The debarring official may debar the Contractor for a period not to exceed 3 years in accordance with the procedures in FAR Subpart 9.4.

(End of clause)

52.232-40 Providing Accelerated Payments to Small Business Subcontractors (DEC 2013) (DEVIATION APR 2020)

(a)(1) In accordance with 31 U.S.C. 3903 and 10 U.S.C. 2307, upon receipt of accelerated payments from the Government, the Contractor shall make accelerated payments to its small business subcontractors under this contract in accordance with the accelerated payment date established, to the maximum extent practicable and prior to when such payment is otherwise required under the applicable contract or subcontract, with a goal of 15 days after receipt of a proper invoice and all other required documentation from the small business subcontractor if a specific payment date is not established by contract.

(2)The Contractor agrees to make such payments to its small business subcontractors without any further consideration from or fees charged to the subcontractor.

(b)The acceleration of payments under this clause does not provide any new rights under the Prompt Payment Act.

(c)Include the substance of this clause, including this paragraph (c), in all subcontracts with small business concerns, including subcontracts with small business concerns for the acquisition of commercial items.

(End of clause)

52.244-2 Subcontracts (JUN 2020)

(a) Definitions. As used in this clause-

“Approved purchasing system” means a Contractor’s purchasing system that has been reviewed and approved in accordance with part 44 of the Federal Acquisition Regulation (FAR).

“Consent to subcontract” means the Contracting Officer’s written consent for the Contractor to enter into a particular subcontract.

Subcontract means any contract, as defined in FAR subpart 2.1, entered into by a subcontractor to furnish supplies or services for performance of the prime contract or a subcontract. It includes, but is not limited to, purchase orders, and changes and modifications to purchase orders.

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(b) When this clause is included in a fixed-price type contract, consent to subcontract is required only on unpriced contract actions (including unpriced modifications or unpriced delivery orders), and only if required in accordance with paragraph (c) or (d) of this clause.

(c) If the Contractor does not have an approved purchasing system, consent to subcontract is required for any subcontract that-

(1)
Is of the cost-reimbursement, time-and-materials, or labor-hour type; or

(2)
Is fixed-price and exceeds-

(i)              For a contract awarded by the Department of Defense, the Coast Guard, or the National Aeronautics and Space Administration, the greater of the simplified acquisition threshold, as defined in FAR 2.101 on the date of subcontract award, or 5 percent of the total estimated cost of the contract; or

(ii)              For a contract awarded by a civilian agency other than the Coast Guard and the National Aeronautics and Space Administration, either the simplified acquisition threshold, as defined in FAR 2.101 on the date of subcontract award, or 5 percent of the total estimated cost of the contract.

(d) If the Contractor has an approved purchasing system, the Contractor nevertheless shall obtain the Contracting Officer’s written consent before placing the following subcontracts:

Telecommunications technical support

In-building solutions

Mobile forensics engineering and support

Application development and support

Mobile Device Management Services and Tier 3 support

(e)

(1) The Contractor shall notify the Contracting Officer reasonably in advance of placing any subcontract or modification thereof for which consent is required under paragraph (b), (c), or (d) of this clause, including the following information:

(i)              A description of the supplies or services to be subcontracted.

(ii)             Identification of the type of subcontract to be used.

(xiii)          Identification of the proposed subcontractor.

(xiv)          The proposed subcontract price.

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(v)              The subcontractor’s current, complete, and accurate certified cost or pricing data and Certificate of Current Cost or Pricing Data, if required by other contract provisions.

(vi)              The subcontractor’s Disclosure Statement or Certificate relating to Cost Accounting Standards when such data are required by other provisions of this contract.

(xx)              A negotiation memorandum reflecting-

(A)          The principal elements of the subcontract price negotiations;

(B)          The most significant considerations controlling establishment of initial or revised prices;

(C)          The reason certified cost or pricing data were or were not required;

(D)          The extent, if any, to which the Contractor did not rely on the subcontractor’s certified cost or pricing data in determining the price objective and in negotiating the final price;

(E)          The extent to which it was recognized in the negotiation that the subcontractor’s certified cost or pricing data were not accurate, complete, or current; the action taken by the Contractor and the subcontractor; and the effect of any such defective data on the total price negotiated;

(F)          The reasons for any significant difference between the Contractor’s price objective and the price negotiated; and

(G)          A complete explanation of the incentive fee or profit plan when incentives are used. The explanation shall identify each critical performance element, management decisions used to quantify each incentive element, reasons for the incentives, and a summary of all trade-off possibilities considered.

(2) The Contractor is not required to notify the Contracting Officer in advance of entering into any subcontract for which consent is not required under paragraph (b), (c), or (d) of this clause.

(f) Unless the consent or approval specifically provides otherwise, neither consent by the Contracting Officer to any subcontract nor approval of the Contractor’s purchasing system shall constitute a determination-

(1)
Of the acceptability of any subcontract terms or conditions;

(2)
Of the allowability of any cost under this contract; or

(3)
To relieve the Contractor of any responsibility for performing this contract.

(g) No subcontract or modification thereof placed under this contract shall provide for payment on a cost-plus-a-percentage-of-cost basis, and any fee payable under cost-reimbursement type subcontracts shall not exceed the fee limitations in FAR 15.404-4(c)(4)(i).

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(h)                  The Contractor shall give the Contracting Officer immediate written notice of any action or suit filed and prompt notice of any claim made against the Contractor by any subcontractor or vendor that, in the opinion of the Contractor, may result in litigation related in any way to this contract, with respect to which the Contractor may be entitled to reimbursement from the Government.

(i)       The Government reserves the right to review the Contractor's purchasing system as set forth in FAR subpart 44.3.

(j)       Paragraphs (c) and (e) of this clause do not apply to the following subcontracts, which were evaluated during negotiations

______________________________
______________________________
______________________________

(End of clause)

24.0 Homeland Security Acquisition Regulation (HSAR) Clauses

This IDIQ incorporates one or more HSAR clauses by reference, with the same force and effect as if they were given in full text. Upon request, the CO will make their full text available. Also, the full text of a clause may be accessed electronically at the following web addresses:

httus://www.dhs.uov/publication/hsar
http://farsite.hill.afmil/vmhsara.htm

The following clauses are incorporated by reference:

CLAUSE		DATE
MLE
3052.203-70	Instructions for Contractor Disclosure of Violations	SEP 2012
3052 .205-70	Advertisements, Publicizing Awards, and Release — Alternate I	SEP 2012
3052.222-70	Strikes or Picketing Affecting Timely Completion of the Contract Work	DEC 2003
3052.222-71	Strikes or Picketing Affecting Access to a DHS Facility	DEC 2003
3052.228-70	Insurance	DEC 2003
3052.242-72	Contracting Officer's Technical Representative	DEC 2003

HSAR 3052.204-71 Contractor Employee Access (SEP 2012)

(a) Sensitive Information, as used in this clause, means any information, which if lost, misused, disclosed, or, without authorization is accessed, or modified, could adversely affect the national or homeland security interest, the conduct of Federal programs, or the privacy to which individuals are entitled under section 552a of title 5, United States Code (the Privacy Act), but which has not been specifically authorized under criteria established by an Executive Order or an Act of

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Congress to be kept secret in the interest of national defense, homeland security or foreign policy. This definition includes the following categories of information:

(1)            Protected Critical Infrastructure Information (PCII) as set out in the Critical Infrastructure Information Act of 2002 (Title II, Subtitle B, of the Homeland Security Act, Public Law 107-296, 196 Stat. 2135), as amended, the implementing regulations thereto (Title 6, Code of Federal Regulations, Part 29) as amended, the applicable PCII Procedures Manual, as amended, and any supplementary guidance officially communicated by an authorized official of the Department of Homeland Security (including the PCII Program Manager or his/her designee);

(2)            Sensitive Security Information (SSI), as defined in Title 49, Code of Federal Regulations, Part 1520, as amended, “Policies and Procedures of Safeguarding and Control of SSI,” as amended, and any supplementary guidance officially communicated by an authorized official of the Department of Homeland Security (including the Assistant Secretary for the Transportation Security Administration or his/her designee);

(3)            Information designated as “For Official Use Only,” which is unclassified information of a sensitive nature and the unauthorized disclosure of which could adversely impact a person’s privacy or welfare, the conduct of Federal programs, or other programs or operations essential to the national or homeland security interest; and

(4)            Any information that is designated “sensitive” or subject to other controls, safeguards or protections in accordance with subsequently adopted homeland security information handling procedures.

(b)            “Information Technology Resources” include, but are not limited to, computer equipment, networking equipment, telecommunications equipment, cabling, network drives, computer drives, network software, computer software, software programs, intranet sites, and internet sites.

(c)            Contractor employees working on this contract must complete such forms as may be necessary for security or other reasons, including the conduct of background investigations to determine suitability. Completed forms shall be submitted as directed by the Contracting Officer. Upon the Contracting Officer's request, the Contractor's employees shall be fingerprinted, or subject to other investigations as required. All Contractor employees requiring recurring access to Government facilities or access to sensitive information or IT resources are required to have a favorably adjudicated background investigation prior to commencing work on this contract unless this requirement is waived under Departmental procedures.

(d)            The Contracting Officer may require the Contractor to prohibit individuals from working on the contract if the Government deems their initial or continued employment contrary to the public interest for any reason, including, but not limited to, carelessness, insubordination, incompetence, or security concerns.

(e)            Work under this contract may involve access to sensitive information. Therefore, the Contractor shall not disclose, orally or in writing, any sensitive information to any person unless authorized in writing by the Contracting Officer. For those Contractor employees authorized access to sensitive information, the Contractor shall ensure that these persons receive training

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concerning the protection and disclosure of sensitive information both during and after contract performance.

(f) The Contractor shall include the substance of this clause in all subcontracts at any tier where the subcontractor may have access to Government facilities, sensitive information, or resources.

(End of clause)

Alternate I

(SEP 2012)

When the contract will require Contractor employees to have access to Information Technology (IT) resources, add the following paragraphs:

(g) Before receiving access to IT resources under this contract the individual must receive a security briefing, which the Contracting Officer’s Technical Representative (COTR) will arrange, and complete any nondisclosure agreement furnished by DHS.

(h) The Contractor shall have access only to those areas of DHS information technology resources explicitly stated in this contract or approved by the COTR in writing as necessary for performance of the work under this contract. Any attempts by Contractor personnel to gain access to any information technology resources not expressly authorized by the IDIQ, other terms and conditions in this contract, or as approved in writing by the COTR, is strictly prohibited. In the event of violation of this provision, DHS will take appropriate actions with regard to the contract and the individual(s) involved.

(i) Contractor access to DHS networks from a remote location is a temporary privilege for mutual convenience while the Contractor performs business for the DHS Component. It is not a right, a guarantee of access, a condition of the contract, or Government Furnished Equipment (GFE).

(j) Contractor access will be terminated for unauthorized use. The Contractor agrees to hold and save DHS harmless from any unauthorized use and agrees not to request additional time or money under the contract for any delays resulting from unauthorized use or access.

(k) Non-U.S. citizens shall not be authorized to access or assist in the development, operation, management or maintenance of Department IT systems under the contract, unless a waiver has been granted by the Head of the Component or designee, with the concurrence of both the Department’s Chief Security Officer (CSO) and the Chief Information Officer (CIO) or their designees. Within DHS Headquarters, the waiver may be granted only with the approval of both the CSO and the CIO or their designees. In order for a waiver to be granted:

(1)             There must be a compelling reason for using this individual as opposed to a U. S. citizen; and

(2)             The waiver must be in the best interest of the Government.

(l) Contractors shall identify in their proposals the names and citizenship of all non-U.S. citizens proposed to work under the contract. Any additions or deletions of non-U.S. citizens after contract award shall also be reported to the contracting officer.

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(End of clause)

3052.209-73 Limitation of future contracting (JUN 2006)

(a)                 The Contracting Officer has determined that this acquisition may give rise to a potential organizational conflict of interest. Accordingly, the attention of the contractor is invited to FAR Subpart 9.5--Organizational Conflicts of Interest.

(b)                 The nature of this conflict is [Applicable at the task order level, as appropriate].

(c)                 The restrictions upon future contracting are as follows:

(1)                  If the Contractor, under the terms of this contract, or through the performance of tasks pursuant to this contract, is required to develop specifications or statements of work that are to be incorporated into a solicitation, the Contractor shall be ineligible to perform the work described in that solicitation as a prime or first-tier subcontractor under an ensuing DHS contract. This restriction shall remain in effect for a reasonable time, as agreed to by the Contracting Officer and the Contractor, sufficient to avoid unfair competitive advantage or potential bias (this time shall in no case be less than the duration of the initial production contract). DHS shall not unilaterally require the Contractor to prepare such specifications or statements of work under this contract.

(2)                  To the extent that the work under this contract requires access to proprietary, business confidential, or financial data of other companies, and as long as these data remain proprietary or confidential, the Contractor shall protect these data from unauthorized use and disclosure and agrees not to use them to compete with those other companies.

The Contracting Officer’s determination described above will be made at the task order level. HSAR 3052.215-70 Key Personnel or Facilities (DEC 2003)

(a)
The personnel or facilities specified below are considered essential to the work being performed under this contract and may, with the consent of the contracting parties, be changed from time to time during the course of the contract by adding or deleting personnel or facilities, as appropriate.

(b)
Before removing or replacing any of the specified individuals or facilities, the Contractor shall notify the Contracting Officer, in writing, before the change becomes effective. The Contractor shall submit sufficient information to support the proposed action and to enable the Contracting Officer to evaluate the potential impact of the change on this contract. The Contractor shall not remove or replace personnel or facilities until the Contracting Officer approves the change.

The Key Personnel or Facilities under this IDIQ contract:

Program Manager - See Section 9.4.2 of the Statement of Requirements.

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All other Key Personnel will be identified at the Order level, if applicable.

(End of clause)

HSAR 3052.225-70 Requirement for Use of Certain Domestic Commodities (AUG 2009)

(a) Definitions. As used in this clause--

(1)            Commercial," as applied to an item described in subsection (b) of this clause, means an item of supply, whether an end product or Component, that meets the definition of “commercial item” set forth in (FAR) 48 CFR 2.101.

(2)            Component" means any item supplied to the Government as part of an end product or of another Component.

(3)            End product" means supplies delivered under a line item of this contract.

(4)            Non-commercial," as applied to an item described in subsections (b) or (c) of this clause, means an item of supply, whether an end product or Component, that does not meet the definition of “commercial item” set forth in (FAR) 48 CFR 2.101.

(5)            Qualifying country" means a country with a memorandum of understanding or international agreement with the United States under which DHS procurement is covered.

(6)            United States" includes the possessions of the United States.

(b) The Contractor shall deliver under this contract only such of the following commercial or noncommercial items, either as end products or Components, that have been grown, reprocessed, reused, or produced in the United States:

(1)            Clothing and the materials and Components thereof, other than sensors, electronics, or other items added to, and not normally associated with, clothing and the materials and Components thereof; or

(2)            Tents, tarpaulins, covers, textile belts, bags, protective equipment (such as body armor), sleep systems, load carrying equipment (such as field packs), textile marine equipment, parachutes or bandages.

(c) The Contractor shall deliver under this contract only such of the following non-commercial items, either as end products or Components, that have been grown, reprocessed, reused, or produced in the United States:

(1)            Cotton and other natural fiber products.

(2)            Woven silk or woven silk blends.

(3)            Spun silk yarn for cartridge cloth.

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(4)            Synthetic fabric or coated synthetic fabric (including all textile fibers and yarns that are for use in such fabrics).

(5)            Canvas products.

(6)            Wool (whether in the form of fiber or yarn or contained in fabrics, materials, or manufactured articles).

(7)            Any item of individual equipment manufactured from or containing any of the fibers, yarns, fabrics, or materials listed in this paragraph (c).

(d) This clause does not apply--

(1)            To items listed in (FAR) 48 CFR 25.104, or other items for which the Government has determined that a satisfactory quality and sufficient quantity cannot be acquired as and when needed at United States market prices;

(2)            To incidental amounts of cotton, other natural fibers, or wool incorporated in an end product, for which the estimated value of the cotton, other natural fibers, or wool is not more than 10 percent of the total price of the end product; or

(3)            To items that are eligible products per (FAR) 48 CFR Subpart 25.4.

(End of clause.)

25.0 DHS Special Clause Class Deviation 15-01

25.1 INFORMATION TECHNOLOGY SECURITY AND PRIVACY TRAINING (MAR 2015)

(a)            Applicability. This clause applies to the Contractor, its subcontractors, and Contractor employees (hereafter referred to collectively as “Contractor”). The Contractor shall insert the substance of this clause in all subcontracts.

(b)            Security Training Requirements.

(1) All users of Federal information systems are required by Title 5, Code of Federal Regulations, Part 930.301, Subpart C, as amended, to be exposed to security awareness materials annually or whenever system security changes occur, or when the user’s responsibilities change. The Department of Homeland Security (DHS) requires that Contractor employees take an annual Information Technology Security Awareness Training course before accessing sensitive information under the contract. Unless otherwise specified, the training shall be completed within thirty (30) days of contract award and be completed on an annual basis thereafter not later than October 31st of each year. Any new Contractor employees assigned to the contract shall complete the training before accessing sensitive information under the contract. The training is accessible at http://www.dhs.gov/dhs-security-and-training-requirements-contractors. The Contractor shall maintain copies of training certificates for all Contractor and subcontractor employees as a record

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of compliance. Unless otherwise specified, initial training certificates for each Contractor and subcontractor employee shall be provided to the Contracting Officer’s Representative (COR) not later than thirty (30) days after contract award. Subsequent training certificates to satisfy the annual training requirement shall be submitted to the COR via e-mail notification not later than October 31st of each year. The e-mail notification shall state the required training has been completed for all Contractor and subcontractor employees.

(2) The DHS Rules of Behavior apply to every DHS employee, Contractor and subcontractor that will have access to DHS systems and sensitive information. The DHS Rules of Behavior shall be signed before accessing DHS systems and sensitive information. The DHS Rules of Behavior is a document that informs users of their responsibilities when accessing DHS systems and holds users accountable for actions taken while accessing DHS systems and using DHS Information Technology resources capable of inputting, storing, processing, outputting, and/or transmitting sensitive information. The DHS Rules of Behavior is accessible at http://www.dhs.gov/dhs-security-and-training-requirements-contractors. Unless otherwise specified, the DHS Rules of Behavior shall be signed within thirty (30) days of contract award. Any new Contractor employees assigned to the contract shall also sign the DHS Rules of Behavior before accessing DHS systems and sensitive information. The Contractor shall maintain signed copies of the DHS Rules of Behavior for all Contractor and subcontractor employees as a record of compliance. Unless otherwise specified, the Contractor shall e-mail copies of the signed DHS Rules of Behavior to the COR not later than thirty (30) days after contract award for each employee. The DHS Rules of Behavior will be reviewed annually, and the COR will provide notification when a review is required.

(c) Privacy Training Requirements. All Contractor and subcontractor employees that will have access to Personally Identifiable Information (PII) and/or Sensitive PII (SPII) are required to take Privacy at DHS: Protecting Personal Information before accessing PII and/or SPII. The training is accessible at http://www.dhs.gov/dhs-security-and-training-requirements-contractors. Training shall be completed within thirty (30) days of contract award and be completed on an annual basis thereafter not later than October 31st of each year. Any new Contractor employees assigned to the contract shall also complete the training before accessing PII and/or SPII. The Contractor shall maintain copies of training certificates for all Contractor and subcontractor employees as a record of compliance. Initial training certificates for each Contractor and subcontractor employee shall be provided to the COR not later than thirty (30) days after contract award. Subsequent training certificates to satisfy the annual training requirement shall be submitted to the COR via email notification not later than October 31st of each year. The e-mail notification shall state the required training has been completed for all Contractor and subcontractor employees.

(End of clause)

25.2 SAFEGUARDING OF SENSITIVE INFORMATION (MAR 2015)

(a) Applicability. This clause applies to the Contractor, its subcontractors, and Contractor employees (hereafter referred to collectively as “Contractor”). The Contractor shall insert the substance of this clause in all subcontracts.

70RTAC21D00000001
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“Personally Identifiable Information (PII)” means information that can be used to distinguish or trace an individual's identity, such as name, social security number, or biometric records, either alone, or when combined with other personal or identifying information that is linked or linkable to a specific individual, such as date and place of birth, or mother’s maiden name. The definition of PII is not anchored to any single category of information or technology. Rather, it requires a case-by-case assessment of the specific risk that an individual can be identified. In performing this assessment, it is important for an agency to recognize that non-personally identifiable information can become personally identifiable information whenever additional information is made publicly available—in any medium and from any source—that, combined with other available information, could be used to identify an individual.

PII is a subset of sensitive information. Examples of PII include, but are not limited to: name, date of birth, mailing address, telephone number, Social Security number (SSN), email address, zip code, account numbers, certificate/license numbers, vehicle identifiers including license plates, uniform resource locators (URLs), static Internet protocol addresses, biometric identifiers such as fingerprint, voiceprint, iris scan, photographic facial images, or any other unique identifying number or characteristic, and any information where it is reasonably foreseeable that the information will be linked with other information to identify the individual.

“Sensitive Information” is defined in HSAR clause 3052.204-71, Contractor Employee Access, as any information, which if lost, misused, disclosed, or, without authorization is accessed, or modified, could adversely affect the national or homeland security interest, the conduct of Federal programs, or the privacy to which individuals are entitled under section 552a of Title 5, United States Code (the Privacy Act), but which has not been specifically authorized under criteria established by an Executive Order or an Act of Congress to be kept secret in the interest of national defense, homeland security or foreign policy. This definition includes the following categories of information:

(1)            Protected Critical Infrastructure Information (PCII) as set out in the Critical Infrastructure Information Act of 2002 (Title II, Subtitle B, of the Homeland Security Act, Public Law 107-296, 196 Stat. 2135), as amended, the implementing regulations thereto (Title 6, Code of Federal Regulations, Part 29) as amended, the applicable PCII Procedures Manual, as amended, and any supplementary guidance officially communicated by an authorized official of the Department of Homeland Security (including the PCII Program Manager or his/her designee);

(2)            Sensitive Security Information (SSI), as defined in Title 49, Code of Federal Regulations, Part 1520, as amended, “Policies and Procedures of Safeguarding and Control of SSI,” as amended, and any supplementary guidance officially communicated by an authorized official of the Department of Homeland Security (including the Assistant Secretary for the Transportation Security Administration or his/her designee);

(3)            Information designated as “For Official Use Only,” which is unclassified information of a sensitive nature and the unauthorized disclosure of which could adversely impact a person’s privacy or welfare, the conduct of Federal programs, or other programs or operations essential to

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DHS-Wide Cellular Wireless Managed Services 2.0 the national or homeland security interest; and

(4) Any information that is designated “sensitive” or subject to other controls, safeguards or protections in accordance with subsequently adopted homeland security information handling procedures.

“Sensitive Information Incident” is an incident that includes the known, potential, or suspected exposure, loss of control, compromise, unauthorized disclosure, unauthorized acquisition, or unauthorized access or attempted access of any Government system, Contractor system, or sensitive information.

“Sensitive Personally Identifiable Information (SPII)” is a subset of PII, which if lost, compromised or disclosed without authorization, could result in substantial harm, embarrassment, inconvenience, or unfairness to an individual. Some forms of PII are sensitive as stand-alone elements. Examples of such PII include: Social Security numbers (SSN), driver’s license or state identification number, Alien Registration Numbers (A-number), financial account number, and biometric identifiers such as fingerprint, voiceprint, or iris scan. Additional examples include any groupings of information that contain an individual’s name or other unique identifier plus one or more of the following elements:

(1) Truncated SSN (such as last 4 digits)
(3) Date of birth (month, day, and year)
(4) Citizenship or immigration status
(5) Ethnic or religious affiliation
(2) Sexual orientation
(3) Criminal History
(4) Medical Information
(5) System authentication information such as mother’s maiden name, account passwords or personal identification numbers (PIN)

Other PII may be “sensitive” depending on its context, such as a list of employees and their performance ratings or an unlisted home address or phone number. In contrast, a business card or public telephone directory of agency employees contains PII but is not sensitive.

(c) Authorities. The Contractor shall follow all current versions of Government policies and guidance accessible at http://www.dhs.gov/dhs-security-and-training-requirements-contractors, or available upon request from the Contracting Officer, including but not limited to:

(1) DHS Management Directive 11042.1 Safeguarding Sensitive But Unclassified (for Official Use Only) Information
(2) DHS Sensitive Systems Policy Directive 4300A
(3) DHS 4300A Sensitive Systems Handbook and Attachments
(4) DHS Security Authorization Process Guide
(5) DHS Handbook for Safeguarding Sensitive Personally Identifiable Information
(6) DHS Instruction Handbook 121-01-007 Department of Homeland Security Personnel Suitability and Security Program

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(7) DHS Information Security Performance Plan (current fiscal year)
(8) DHS Privacy Incident Handling Guidance
(9) Federal Information Processing Standard (FIPS) 140-2 Security Requirements for Cryptographic Modules accessible at http://csrc.nist.gov/groups/STM/cmvp/standards.html
(3) National Institute of Standards and Technology (NIST) Special Publication 800-53 Security and Privacy Controls for Federal Information Systems and Organizations accessible at http://csrc.nist.gov/publications/PubsSPs.html
(4) NIST Special Publication 800-88 Guidelines for Media Sanitization accessible at http://csrc.nist.gov/publications/PubsSPs.html

(d) Handling of Sensitive Information. Contractor compliance with this clause, as well as the policies and procedures described below, is required.

(1)
Department of Homeland Security (DHS) policies and procedures on Contractor personnel security requirements are set forth in various Management Directives (MDs), Directives, and Instructions. MD 11042.1, Safeguarding Sensitive But Unclassified (For Official Use Only) Information describes how Contractors must handle sensitive but unclassified information. DHS uses the term “FOR OFFICIAL USE ONLY” to identify sensitive but unclassified information that is not otherwise categorized by statute or regulation. Examples of sensitive information that are categorized by statute or regulation are PCII, SSI, etc. The DHS Sensitive Systems Policy Directive 4300A and the DHS 4300A Sensitive Systems Handbook provide the policies and procedures on security for Information Technology (IT) resources. The DHS Handbook for Safeguarding Sensitive Personally Identifiable Information provides guidelines to help safeguard SPII in both paper and electronic form. DHS Instruction Handbook 121-01-007 Department of Homeland Security Personnel Suitability and Security Program establishes procedures, program responsibilities, minimum standards, and reporting protocols for the DHS Personnel Suitability and Security Program.

(2)
The Contractor shall not use or redistribute any sensitive information processed, stored, and/or transmitted by the Contractor except as specified in the contract.

(3)
All Contractor employees with access to sensitive information shall execute DHS Form 110006, Department of Homeland Security Non-Disclosure Agreement (NDA), as a condition of access to such information. The Contractor shall maintain signed copies of the NDA for all employees as a record of compliance. The Contractor shall provide copies of the signed NDA to the Contracting Officer’s Representative (COR) no later than two (2) days after execution of the form.

(4)
The Contractor’s invoicing, billing, and other recordkeeping systems maintained to support financial or other administrative functions shall not maintain SPII. It is acceptable to maintain in these systems the names, titles and contact information for the COR or other Government personnel associated with the administration of the contract, as needed.

(e) Authority to Operate. The Contractor shall not input, store, process, output, and/or transmit sensitive information within a Contractor IT system without an Authority to Operate (ATO) signed by the Headquarters or Component CIO, or designee, in consultation with the Headquarters or Component Privacy Officer. Unless otherwise specified in the ATO letter, the ATO is valid for

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three (3) years. The Contractor shall adhere to current Government policies, procedures, and guidance for the Security Authorization (SA) process as defined below.

(1) Complete the Security Authorization process. The SA process shall proceed according to the DHS Sensitive Systems Policy Directive 4300A (Version 11.0, April 30, 2014), or any successor publication, DHS 4300A Sensitive Systems Handbook (Version 9.1, July 24, 2012), or any successor publication, and the Security Authorization Process Guide including templates.

(i)                Security Authorization Process Documentation. SA documentation shall be developed using the Government provided Requirements Traceability Matrix and Government security documentation templates. SA documentation consists of the following: Security Plan, Contingency Plan, Contingency Plan Test Results, Configuration Management Plan, Security Assessment Plan, Security Assessment Report, and Authorization to Operate Letter. Additional documents that may be required include a Plan(s) of Action and Milestones and Interconnection Security Agreement(s). During the development of SA documentation, the Contractor shall submit a signed SA package, validated by an independent third party, to the COR for acceptance by the Headquarters or Component CIO, or designee, at least thirty (30) days prior to the date of operation of the IT system. The Government is the final authority on the compliance of the SA package and may limit the number of resubmissions of a modified SA package. Once the ATO has been accepted by the Headquarters or Component CIO, or designee, the Contracting Officer shall incorporate the ATO into the contract as a compliance document. The Government’s acceptance of the ATO does not alleviate the Contractor’s responsibility to ensure the IT system controls are implemented and operating effectively.

(ii)                Independent Assessment. Contractors shall have an independent third party validate the security and privacy controls in place for the system(s). The independent third party shall review and analyze the SA package, and report on technical, operational, and management level deficiencies as outlined in NIST Special Publication 800-53 Security and Privacy Controls for Federal Information Systems and Organizations. The Contractor shall address all deficiencies before submitting the SA package to the Government for acceptance.

(iii)                Support the completion of the Privacy Threshold Analysis (PTA) as needed. As part of the SA process, the Contractor may be required to support the Government in the completion of the PTA. The requirement to complete a PTA is triggered by the creation, use, modification, upgrade, or disposition of a Contractor IT system that will store, maintain and use PII, and must be renewed at least every three (3) years. Upon review of the PTA, the DHS Privacy Office determines whether a Privacy Impact Assessment (PIA) and/or Privacy Act System of Records Notice (SORN), or modifications thereto, are required. The Contractor shall provide all support necessary to assist the Department in completing the PIA in a timely manner and shall ensure that project management plans and schedules include time for the completion of the PTA, PIA, and SORN (to the extent required) as milestones. Support in this context includes responding timely to requests for information from the Government about the use, access, storage, and maintenance of PII on the Contractor’s system, and providing timely review of relevant compliance documents for factual accuracy. Information on the DHS privacy compliance process, including PTAs, PIAs, and SORNs, is accessible at http://www.dhs.gov/privacy-compliance.

(2) Renewal of ATO. Unless otherwise specified in the ATO letter, the ATO shall be renewed every three (3) years. The Contractor is required to update its SA package as part of the ATO

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renewal process. The Contractor shall update its SA package by one of the following methods: (1) Updating the SA documentation in the DHS automated information assurance tool for acceptance by the Headquarters or Component CIO, or designee, at least 90 days before the ATO expiration date for review and verification of security controls; or (2) Submitting an updated SA package directly to the COR for approval by the Headquarters or Component CIO, or designee, at least 90 days before the ATO expiration date for review and verification of security controls. The 90-day review process is independent of the system production date and therefore it is important that the Contractor build the review into project schedules. The reviews may include onsite visits that involve physical or logical inspection of the Contractor environment to ensure controls are in place.

(3)            Security Review. The Government may elect to conduct random periodic reviews to ensure that the security requirements contained in this contract are being implemented and enforced. The Contractor shall afford DHS, the Office of the Inspector General, and other Government organizations access to the Contractor’s facilities, installations, operations, documentation, databases and personnel used in the performance of this contract. The Contractor shall, through the Contracting Officer and COR, contact the Headquarters or Component CIO, or designee, to coordinate and participate in review and inspection activity by Government organizations external to the DHS. Access shall be provided, to the extent necessary as determined by the Government, for the Government to carry out a program of inspection, investigation, and audit to safeguard against threats and hazards to the integrity, availability and confidentiality of Government data or the function of computer systems used in performance of this contract and to preserve evidence of computer crime.

(4)            Continuous Monitoring. All Contractor-operated systems that input, store, process, output, and/or transmit sensitive information shall meet or exceed the continuous monitoring requirements identified in the Fiscal Year 2014 DHS Information Security Performance Plan, or successor publication. The plan is updated on an annual basis. The Contractor shall also store monthly continuous monitoring data at its location for a period not less than one year from the date the data is created. The data shall be encrypted in accordance with FIPS 140-2 Security Requirements for Cryptographic Modules and shall not be stored on systems that are shared with other commercial or Government entities. The Government may elect to perform continuous monitoring and IT security scanning of Contractor systems from Government tools and infrastructure.

(5)            Revocation of ATO. In the event of a sensitive information incident, the Government may suspend or revoke an existing ATO (either in part or in whole). If an ATO is suspended or revoked in accordance with this provision, the Contracting Officer may direct the Contractor to take additional security measures to secure sensitive information. These measures may include restricting access to sensitive information on the Contractor IT system under this contract. Restricting access may include disconnecting the system processing, storing, or transmitting the sensitive information from the Internet or other networks or applying additional security controls.

(6)            Federal Reporting Requirements. Contractors operating information systems on behalf of the Government or operating systems containing sensitive information shall comply with Federal reporting requirements. Annual and quarterly data collection will be coordinated by the

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Government. Contractors shall provide the COR with requested information within three (3) business days of receipt of the request. Reporting requirements are determined by the Government and are defined in the Fiscal Year 2014 DHS Information Security Performance Plan, or successor publication. The Contractor shall provide the Government with all information to fully satisfy Federal reporting requirements for Contractor systems.

(f) Sensitive Information Incident Reporting Requirements.

(1)            All known or suspected sensitive information incidents shall be reported to the Headquarters or Component Security Operations Center (SOC) within one hour of discovery in accordance with 4300A Sensitive Systems Handbook Incident Response and Reporting requirements. When notifying the Headquarters or Component SOC, the Contractor shall also notify the Contracting Officer, COR, Headquarters or Component Privacy Officer, and US-CERT using the contact information identified in the contract. If the incident is reported by phone or the Contracting Officer’s email address is not immediately available, the Contractor shall contact the Contracting Officer immediately after reporting the incident to the Headquarters or Component SOC. The Contractor shall not include any sensitive information in the subject or body of any e-mail. To transmit sensitive information, the Contractor shall use FIPS 140-2 Security Requirements for Cryptographic Modules compliant encryption methods to protect sensitive information in attachments to email. Passwords shall not be communicated in the same email as the attachment. A sensitive information incident shall not, by itself, be interpreted as evidence that the Contractor has failed to provide adequate information security safeguards for sensitive information or has otherwise failed to meet the requirements of the contract.

(2)            If a sensitive information incident involves PII or SPII, in addition to the reporting requirements in 4300A Sensitive Systems Handbook Incident Response and Reporting, Contractors shall also provide as many of the following data elements that are available at the time the incident is reported, with any remaining data elements provided within 24 hours of submission of the initial incident report:

(i)              Data Universal Numbering System (DUNS);
( )              Contract numbers affected unless all contracts by the company are affected;

(i)              Facility CAGE code if the location of the event is different than the prime contractor location;

(ii)             Point of contact (POC) if different than the POC recorded in the System for Award Management (address, position, telephone, email);
(iii)            Contracting Officer POC (address, telephone, email);
(iv)            Contract clearance level;

(v)             Name of subcontractor and CAGE code if this was an incident on a subcontractor network;
(vi)            Government programs, platforms or systems involved;
(vii)           Location(s) of incident;
(viii)          Date and time the incident was discovered;
(ix)            Server names where sensitive information resided at the time of the incident, both at the Contractor and subcontractor level;
(x)             Description of the Government PII and/or SPII contained within the system;

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(xiii)       Number of people potentially affected and the estimate or actual number of records exposed and/or contained within the system; and

(xiv)       Any additional information relevant to the incident.

(g) Sensitive Information Incident Response Requirements.

(1) All determinations related to sensitive information incidents, including response activities, notifications to affected individuals and/or Federal agencies, and related services (e.g., credit monitoring) will be made in writing by the Contracting Officer in consultation with the Headquarters or Component CIO and Headquarters or Component Privacy Officer.

(2) The Contractor shall provide full access and cooperation for all activities determined by the Government to be required to ensure an effective incident response, including providing all requested images, log files, and event information to facilitate rapid resolution of sensitive information incidents.

(3) Incident response activities determined to be required by the Government may include, but are not limited to, the following:

(i)          Inspections,

(ii)         Investigations,

(iii)        Forensic reviews, and

(iv)        Data analyses and processing.

(4) The Government, at its sole discretion, may obtain the assistance from other Federal agencies and/or third-party firms to aid in incident response activities.

(h) Additional PII and/or SPII Notification Requirements.

(1) The Contractor shall have in place procedures and the capability to notify any individual whose PII resided in the Contractor IT system at the time of the sensitive information incident not later than 5 business days after being directed to notify individuals, unless otherwise approved by the Contracting Officer. The method and content of any notification by the Contractor shall be coordinated with, and subject to prior written approval by the Contracting Officer, in consultation with the Headquarters or Component Privacy Officer, utilizing the DHS Privacy Incident Handling Guidance. The Contractor shall not proceed with notification unless the Contracting Officer, in consultation with the Headquarters or Component Privacy Officer, has determined in writing that notification is appropriate.

(2) Subject to Government analysis of the incident and the terms of its instructions to the Contractor regarding any resulting notification, the notification method may consist of letters to affected individuals sent by first class mail, electronic means, or general public notice, as approved by the Government. Notification may require the Contractor’s use of address verification and/or address location services. At a minimum, the notification shall include:

(i)               A brief description of the incident;

(ii)              A description of the types of PII and SPII involved;

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(iii)         A statement as to whether the PII or SPII was encrypted or protected by other means;
(iv)         Steps individuals may take to protect themselves;
(v)          What the Contractor and/or the Government are doing to investigate the incident, to mitigate the incident, and to protect against any future incidents; and
(vi)         Information identifying who individuals may contact for additional information.

(i) Credit Monitoring Requirements. In the event that a sensitive information incident involves PII or SPII, the Contractor may be required to, as directed by the Contracting Officer:

(1) Provide notification to affected individuals as described above; and/or

(2) Provide credit monitoring services to individuals whose data was under the control of the Contractor or resided in the Contractor IT system at the time of the sensitive information incident for a period beginning the date of the incident and extending not less than 18 months from the date the individual is notified. Credit monitoring services shall be provided from a company with which the Contractor has no affiliation. At a minimum, credit monitoring services shall include:

(i)           Triple credit bureau monitoring;
(ii)          Daily customer service;
(iii)         Alerts provided to the individual for changes and fraud; and
(iv)         Assistance to the individual with enrollment in the services and the use of fraud alerts; and/or

(3) Establish a dedicated call center. Call center services shall include:

(i)           A dedicated telephone number to contact customer service within a fixed period;

(ii)          Information necessary for registrants/enrollees to access credit reports and credit scores;

(iii)        Weekly reports on call center volume, issue escalation (i.e., those calls that cannot be handled by call center staff and must be resolved by call center management or DHS, as appropriate), and other key metrics;
(iv)         Escalation of calls that cannot be handled by call center staff to call center management or DHS, as appropriate;
(v)          Customized FAQs, approved in writing by the Contracting Officer in coordination with the Headquarters or Component Chief Privacy Officer; and
(vi)         Information for registrants to contact customer service representatives and fraud resolution representatives for credit monitoring assistance.

(j) Certification of Sanitization of Government and Government-Activity-Related Files and Information. As part of contract closeout, the Contractor shall submit the certification to the COR and the Contracting Officer following the template provided in NIST Special Publication 800-88 Guidelines for Media Sanitization.

(End of clause)

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

DEPARTMENT OF HOMELAND SECURITY (DHS)

STATEMENT OF WORK (SOW)

FOR

Cellular Wireless Managed Services (CWMS)

November 25, 2020

DHS Cellular Wireless Managed Services
IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

1.0 GENERAL 8
1.1 Background 8
1.2 Scope 8
1.3 Objective 9
2.0 REQUIREMENTS 9
2.1 Core Services 10
2.1.1 Cellular Wireless Management Portal 10
2.1.2 Workflow 11
2.1.3 Portal Data Field Requirements 12
2.1.4 Device Management via the Portal 13
2.1.5 Continuity of Operations 13
2.1.6 Training 13
2.2 Program Management (Core) 13
2.2.1 Program Management Support Services (IDIQ Contract Level) 14
2.2.2 Program Management Plan 14
2.2.3 Performance Management Program (Core) 15
2.2.4 Performance Management and Accountability Plan (PMAP) 15
2.3 Agreements 17
2.4 Startup/Transition-In and Transition-Out Services (Core) 17
2.4.1 Transition-In Services 17
2.4.1.1 Provide IDIQ Contract and Order level TMPs 18
2.4.1.2 Provide Services by the Service Acceptance Date 18
2.4.1.3 Data Transfer Capabilities  18
2.4.1.4 Transition Billing and Services 18
2.4.1.5 Minimize Carrier Initiated Impacts 18
2.4.1.6 Maintain Cellular Wireless Service Provider Relationships 18
2.4.1.7 Coordinate and Gather all Relevant Infrastructure Service and Asset Data 19
2.4.1.8 Obtain Operational and Security Authorizations 19
2.4.1.9 Implement and Manage the Web Portal 19
2.4.1.10 Ensure No Service Interruptions 19
2.4.2 Transition-Out Services 19
2.4.2.1 Develop a Transition-Out Plan 19
2.4.2.2 Implement a Transition-Out Plan 19
2.4.2.3 Deliver all Transition-Related Agency Wireless Account Data 20
2.4.2.4 Complete Other Transition-Related Component Order-Specific Requirements 20
2.4.2.5 Continue to Support DHS through Final Contract Resolution 20
2.4.3 Transition Management Plan 20
2.4.3.1 Describe Transition-Related Knowledge Transfer Objectives 20
2.4.3.2 Identify Transition-Related Risks 20
2.4.3.3 Quantify Transition-Related Risks 20
2.4.3.4 Develop a Recommended Transition Schedule 21
2.4.3.5 Develop and Manage the Integrated Master Schedule (IMS) 21
2.5 Service Support Program (Core) 21
2.5.1 Service Desk 21
2.5.1.1 Invoice, Billing and Service Reports 21
2.5.2 Remote Help Desk Support – Tier 1 (Core) 22

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

2.5.3 Ticketing System Interface 22
2.5.4 Servicing, Refurbishing, or Recycling Devices 22
2.5.5 Supplemental Warranty Service Program 22
2.5.5.1 VIP Program 23
2.5.5.2 Issue Resolution 23
2.6 Telecommunications Management Services (TMS) (Core) 23
2.6.1 Ordering & Procurement Services: 23
2.6.1.1. Ordering Process Workflow management 23
2.6.1.2 Portal Ordering Capability 23
2.6.2 Contract Services 23
2.6.2.1 Prime/Sub Arrangement Administration Services: 24
2.6.2.1.1 Key Events Monitoring 24
2.6.2.1.2 Monitor Measurable Indicators 24
2.6.2.1.3 Resolve Wireless Service Provider Contract Issues 24
2.6.2.1.4 Monitor Wireless Telecommunications Technology for Contract Impacts 24
2.6.2.2 Dispute Recovery Services 24
2.6.2.2.1 Research Disputes 25
2.6.2.2.2 Discover and Manage Credits Due to the Government 25
2.6.2.2.3 Prepare and Submit Necessary Information 25
2.6.2.2.4 Resolve all Disputes 25
2.6.2.2.5 Prepare and Provide Monthly Dispute Claim Status Reports 25
2.6.2.2.6 Manage and Apply Recovered Funds 25
2.6.2.3 Rate Plan Optimization Services 25
2.6.2.3.1 Rationalize and Optimize Services and Costs 25
2.6.2.3.2 Provide Optimization Recommendations 26
2.6.2.4 Contract Optimization Services:  26
2.6.2.4.1 Benchmarks and Best Practices 26
2.6.2.4.2 Rationalization 26
2.6.2.4.3 Optimization Recommendations 26
2.6.2.4.4 Savings 26
2.6.2.4.5 Discounts 27
2.6.3 Asset and Inventory Management Services 27
2.6.3.1 Inventory Management Services: 27
2.6.3.1.1 Monthly Asset Management Report 27
2.6.3.1.2 Monthly Inventory Report 27
2.6.3.2 Device Disposition, Replacement, Recycling and Disposal Services:  28
2.6.3.3 Technology Refresh 28
2.6.4 Financial Management Services 29
2.6.4.1 Invoice Management and Audit Services:  29
2.6.4.1.1 Manage and Report Order Allocations 30
2.6.4.1.2 Wireless Usage Report 30
2.6.4.1.3 Monthly Wireless Service Provider Audits 30
2.6.4.1.4 Audit Reports 30
2.6.4.1.5 Audit Analyses 30
2.6.4.1.6 Monthly Error Reports 30
2.6.4.1.7 Monthly Procurement, Inventory, and Invoice Integration 31

DHS Cellular Wireless Managed Services
IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

2.6.4.1.8 Traceability 31
2.6.4.1.9 Formats 31
2.6.4.1.10 Recommendations 31
2.6.4.2 Bill Payment Services 31
2.6.4.2.1 General 31
2.6.4.2.2 Consolidated Billing 31
2.6.4.2.3 Full Chargeback Management and Tracking 32
2.6.4.2.4 Section 508 Accessible Formats 32
2.6.4.2.5 Accuracy 32
2.6.4.2.6 Standardized Reporting 32
2.6.4.2.7 Account and Invoice Consolidation 32
2.6.5 Provisioning Services 32
2.6.6 Local International Service 32
2.7 Optional Services 33
2.7.1 General: 33
2.7.2 Mobile Device Management/Mobile Application Management /Mobile Security (Optional) 33
2.7.3 Cellular Wireless Devices, Accessories and Service (Optional) 34
2.7.3.1 Acquisition: 34
2.7.3.2 Carrier Service and Plans: 34
2.7.3.3 Cellular Wireless and Voice Plan Service Options 35
2.7.3.4 Licenses 36
2.7.3.5 Cellular (Cell) Phone and Smartphone Device and Service 36
2.7.3.5.1 Cell Phone Equipment and Related Accessories 36
2.7.3.5.2 Smart Phones 36
2.7.3.5.3 Cellular/Wireless Data Devices, Pagers, and Internet of Things Devices 37
2.7.3.6 Satellite Phones (Unsecure): 37
2.7.3.7 Tablets/Laptops: 37
2.8 Wireless Security 38
2.9 Optional Warranty Services 39
2.10 Enhanced Products and Services:  39
2.11 Cellular Wireless Service Plans: 39
2.12 Standards of Service: 40
2.13 On-site Support (Optional) 40
2.14 Unique web portal modifications (Optional) 41
2.15 Surge Support (Optional) 41
2.16 Executive Travel Support (Optional) 41
2.17 Special Requirements (Optional) 41
2.18 In-Building Cellular Wireless (Optional) 41
3.0 Meetings, Reports, and Deliverables or Outputs 42
3.1 Required Meetings 42
3.2 Post Award Conference and Kick off Meeting 43
3.3 Progress Meetings 43
3.4 General Report/Deliverable Requirements 43
3.5 Acceptance of Deliverables 44
3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes 44
3.7 Performance Status Report 48

DHS Cellular Wireless Managed Services
IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

3.8 Contract Management Status Report (CMSR) 48
3.9 Downtime and Incident Reporting 48
3.10 Service Catalog Reporting:  48
3.11 Business Continuity Plan 49
3.12 Strategic Sourcing Report 50
3.13 Interrelationships of Contractors 50
4.0 GOVERNMENT FURNISHED RESOURCES 51
4.1 On-site Support 51
4.2 Government Furnished Equipment (GFE) 51
4.3 Contractor Furnished Property 51
5.0 APPLICABLE DOCUMENTS 51
6.0 IDIQ CONTRACT CORE SERVICE LEVELS 52
6.1 SLA 1 - Device Asset Management (CORE) 52
6.2 SLA 2 Cellular Wireless Managed Services Web Portal (CORE) 54
6.3 SLA 3 - Deliverables (including invoices) 56
6.4 SLA 4 - Customer Satisfaction Survey 57
7.0 Service Desk Service levels 59
7.1 Service Desk SLA 1 –Call Response Time (Speed to Answer) 59
7.2 Service Desk SLA 2 - Call Abandonment Rate 60
8.0 IDIQ Contract Other Conditions 62
8.1 Ordering Period 62
8.2 Place of Performance 62
8.2.1 As-needed and Travel only staff support 62
8.2.2 Logistical support:  62
8.3 Hours of Operation 62
8.3.1 Cellular Wireless Management Portal Availability 63
8.4 Type of Contract 63
8.5 Inspection and Acceptance 63
9.0 Travel 63
10.0 Contractor Personnel 64
10.2 Observance of Legal Holidays and Excused Absence 64
10.3 Continuity of Support 65
10.4 Qualified Personnel 66
10.4.1 Key Personnel 66
10.4.2 Program Manager 66
10.4.3 Employee Identification 66
10.4.3.1 66
10.4.3.2 66
10.5 Employee Conduct 67
10.6 Removing Employees for Misconduct or Security Reasons 67
10.7 Disclosure of “Official Use Only” Information Safeguards 67
10.8 Training 68
11.0 Additional Requirements 68

DHS Cellular Wireless Managed Services
IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

11.1 Interoperability and Functionality Services 68
11.2 Data Security and Safeguards: 68
11.2.1 68
11.2.2 68
11.2.3 69
11.2.4 69
11.2.5 69
11.2.6 69
11.2.7 69
11.2.7.1 69
11.2.7.2 69
11.3 Compliance with DHS Security Policy 69
11.4 Encryption Compliance 69 11.5 Access to Unclassified Facilities, Information Technology Resources, and Sensitive Information Requirement 70
11.6 Security Review 70
11.7 Interconnection Security Agreements 70
11.8 Required Protections for DHS Systems Hosted in Non-DHS Data Centers 71
11.8.1 Security Authorization 71
11.9 Enterprise Security Architecture 71
11.10 Continuous Monitoring 72
11.11 Specific Protections 72
11.11.1 Security Operations 72
11.11.2 Computer Incident Response Services 72
11.11.4 Intrusion Detection Systems and Monitoring 72
11.11.5 Physical and Information Security and Monitoring 73
11.11.6 Vulnerability Assessments 73
11.11.7 Anti-malware (e.g., virus, spam) 73
11.11.8 Patch Management 73
11.11.9 Log Retention 73
11.12 Personal Identification Verification (PIV) Credential Compliance 74
11.13 DHS Governance 74
11.13.1 74
11.13.2 74
11.13.3 75
11.14 Intellectual Property Records and Data Rights 75
11.14.1 Protection of Information 76
12.0 SECTION 508 COMPLIANCE 76
12.1 Section 508 Requirements Accessibility Standards 76
12.2 Additional Accessibility Requirements 78

DHS Cellular Wireless Managed Services
IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

12.3 Department of Homeland Security Accessibility Requirements 78
12.3.1 Compatibility with Assistive Technology 79
12.3.2 Accessible Functions 79
12.3.3 Hardware Devices that Contain Digital Windows (If Applicable) 80
12.3.4 Documentation in Accessible Formats 80
12.4 Guidelines for Technical Support and Assistance 81

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

1.0 GENERAL

1.1 Background

The primary purpose of this Statement of Work (SOW) is to establish a single-award Indefinite Delivery, Indefinite Quantity (IDIQ) contract for Cellular Wireless Managed Services (CWMS) for the Department of Homeland Security (DHS) and its Components. CWMS includes managed services; a web portal for device ordering and management; cellular wireless equipment and devices; cellular and data service; Mobile Device Management (MDM); project management; services to enhance in-building cellular coverage; service desk services and other optional services. The CWMS IDIQ contract will provide a comprehensive commercial cellular wireless managed services solution. The IDIQ contract will enable access to multiple commercial cellular wireless carriers that include but not limited to: Verizon, T-Mobile, AT&T, and Sprint, as well as local and regional providers to ensure maximum coverage. The web portal will be a tool for wireless program management. It will be customized for each Component and will allow each Component to access and manage their wireless accounts with access to inventory management, equipment management and reporting capabilities. Together, these services will provide DHS and its Components with streamlined invoicing, billing, payment, ordering, delivery processes, standardized reporting and a robust means of providing wireless devices and services to its employees. The ultimate goal of these services will be to reduce wireless costs and find program efficiencies across the Department.

1.2 Scope

The Department of Homeland Security (DHS) is comprised of the Headquarters (HQ) and the following Components (Hereafter referred to DHS and its Components or DHS Components):

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U.S. Customs and Border Patrol (CBP)
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U.S. Citizenship and Immigration Service (USCIS)
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U.S. Coast Guard (USCG)
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Federal Emergency Management DHS (FEMA)
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Immigration and Customs Enforcement (ICE)
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U.S. Secret Service (USSS)
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Transportation Security Administration (TSA)
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Office of Biometric Identity Management (OBIM)
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Federal Protective Service (FPS)
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Federal Air Marshall Service (FAMS)
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Science and Technology Directorate (S&T)

The contractor shall provide comprehensive commercial cellular wireless managed services to include: managed services; a web portal for device ordering and management; cellular wireless equipment and devices to include multiple mobile solutions and associated licenses; cellular, satellite and data service; Mobile Device Management (MDM); project management; services to enhance in-building cellular coverage; service desk services and other optional services. The services shall include contractor initiated and DHS authorized access to multiple carriers to include Verizon, T-Mobile, AT&T, Sprint, local regional providers, enterprise services and server licenses via existing government contracts. The contractor shall

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also offer services and hardware capable of processing classified information, as required, in accordance with section 10.1.1 Instructions Regarding Security Requirements for Contract/Orders section.

DHS has an estimated 80,000 lines of service under its current Telecommunications Expense Management Services (TEMS), CWMS, or similar services.

The area of support and coverage for this effort shall include the contiguous United States (CONUS), and selected OCONUS locations that are mission-driven and determined on an as-needed basis.

1.3 Objective

DHS requires contractor support to provide Cellular Managed Wireless Services (CWMS). DHS seeks to establish an IDIQ contract as a DHS-wide contract vehicle for CWMS to include the services described in 1.2 Scope above. The Contractor shall provide DHS with streamlined invoicing, billing and payment services, device ordering and delivery processes, standardized reporting and a robust means of providing wireless devices and services to its employees. In addition, these services will enable DHS to reduce wireless costs and find program efficiencies.

Within DHS cellular wireless services has been procured incrementally, resulting in decentralized management and operational costs. While DHS and its Components’ wireless services have continued to improve, there are still requirements at the department level for oversight and monitoring of DHS assets, inventory control, and device disposition.

DHS’s current wireless services consist of devices and services from the following wireless service providers: Verizon, T-Mobile, AT&T, and several local/regional wireless vendors. The goals of this SOW are to: (a) allow for improved cost, schedule, performance, risk management, and warranties required to deliver effective and affordable cellular wireless services; (b) maintain clear government visibility into program cost, schedule, technical performance, and risk; (c) and ensure services are provided within scope, committed service levels, and designated procedures.

This SOW is comprehensive and represents requirements from DHS and its Components. Ordering will be decentralized and Components will be able to manage their programs independently to meet dynamic operational needs.

2.0 REQUIREMENTS

The requirements are grouped into two categories: Core services and Optional services. Core services shall be provided as a single suite of services. Core Services shall be provided to all Components who issue an order under the IDIQ contract. Optional services shall be available to all Components. Listed below are the services that shall be provided for the Core Services and Optional Services:

Core services:

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Cellular wireless management portal
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Program management
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Performance management and accountability
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Transition in/out services

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Service support program
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Telecommunications management services

Optional services:

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Wireless devices and accessories
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Mobile device management
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Mobile Application
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Mobile Threat Protection
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Cellular wireless and Satellite devices accessories and service
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Onsite support
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Unique web portal modifications
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Surge support
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Executive support
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Special requirements
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In-Building wireless

2.1 Core Services

2.1.1 Cellular Wireless Management Portal

The contractor shall provide a cellular wireless management portal which shall be available for use DHS wide. All Components will use the portal as indicated below. The objective is to provide a centrally managed and accessible web portal (consolidated with access to all data) that has decentralized Component specific operating locations and Component specific managed web interfaces.

No later than sixty calendar (60) days after IDIQ contract award, the contractor shall provide a single web-based, network carrier agnostic secure socket layer (SSL) order management system/portal that shall be capable of establishing DHS Component specific instances or acceptable areas that will maximize Component specific management while maintaining a single web portal for DHS to control and manage its cellular wireless program across the department. This portal shall allow all wireless-related transactions to be executed within the portal environment including device and service requests, provider plan look-up, order tracking, account request (i.e. number porting and deactivation), and management approval. The contractor shall ensure that this web-based system is a comprehensive and centralized information repository, with decentralized management and support for Component specific requirements. The time frame for establishing the DHS Component instances of the web portal will be determined at the order level.

The web-based portal shall support Component specific instances where the data, content, access, workflow, management, and general access to services can be segmented or compartmentalized. The contractor shall enable the Component specific instances to be modified, configured, and customized to meet Component Order level requirements. Minor modifications shall be available to Components at no additional cost to the Government. Unique or Major customization/modification after acceptance of the Component specific portal shall be available as an optional service.

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The portal shall be Section 508 compliant and Federal Information Processing Standards (FIPS) 140-2 certified, FIPS 140-2 compliance may not be required for the portal itself, but the Secure Socket Layer (SSL) will require FIPS 140-2 certification. Costs associated with establishing a properly certified web portal that is FISMA and FIPS compliant is the responsibility of the contractor. At a minimum, the portal shall provide:

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Asset tracking and inventory management services (to include devices, applications, licenses, and accessories)
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Equipment history of assignment and service
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Billing and usage information
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Service and contract management
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Efficient reporting and accountability
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Expense management
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Policy management and enforcement (to include sign off)
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Performance reporting and management
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Analysis and optimization of plans, service, and utilization
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Flexible/Dynamic agency-controlled information fields
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Account Hierarchy Code at a minimum of the 50 character level (AHC)
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Automated Notifications
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Provisioning services
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Redundancy of data and service
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Usage and cost monitoring and reporting
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Monitoring, reporting, and coordination of emergency telecommunication services
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Management Suspension Requirements (until notified to reinstate)
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Support Wireless Priority Services (WPS) and Government Emergency Telecommunications Services (GETS)
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Management of airtime services allowing roaming via all carrier networks
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Management of moves, adds, changes, and disconnect (MACD) services
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Management of a technology refresh program
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Portal and/or Data information downloads to multiple formats (.cvs, .txt, ..xls, xlsx, etc.)
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Capability to perform a DHS authorized and approved data transfer between the portal and applicable DHS financial, inventory, or contracting information systems used as a data source
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Tracking and reporting on all activities requested, changed, and completed within the portal

2.1.2 Workflow

The web-based portal shall have workflow to allow assignment of customizable ordering and role-based permissions to comply with government policies and procedures and to ensure accountability for devices and accessories. The portal shall have workflow to enable authorized staff to receive requests for devices, service and, accessories, make approvals and forward the approved request to the contractor for action. IDIQ orders will not be awarded through the portal; the portal is for requests only.

The web portal shall interface with Component specific asset and inventory management systems (the specific asset management systems shall be identified in the Component level order). At a minimum the web portal shall be able to interface with for example asset and inventory management systems and

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service management systems used at DHS. The interface may come in the form of a data dump, batch data transfer, or direct connection (e-bonding).

2.1.3 Portal Data Field Requirements

The following data fields are required:

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User Full Name
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Device assigned location
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Organization/Component to include Account Hierarchy Code (AHC) structure and site location
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End user email address
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End user shipping address
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End user work address
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Status: Pending Approval, Disapproved, Transferred, Closed
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Device Make
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Device Model
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Serial Number
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International Mobile Equipment Identity (IMEI) number
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Asset Tag
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Type of Device
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Customize by Carrier Upgrade Eligibility
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Date activated
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Date de-activated (when applicable)
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Warranty Expiration Date
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Date Upgraded (when original device is replaced with newer model)
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Device Phone Number
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Service Management Options and comment
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Device Received Date (user acceptance)
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Account Names
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Point of contact(s)
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Line(s) of Accounting
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Remarks/Comments
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Document attachment
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Account Owner (differs from User)
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Account Owner Address
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Service Delivery Point Address
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Invoice Address
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POC
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Agency Service Request Number or Agency Order Number
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Component IDIQ Order Number

The contractor is encouraged to include additional data fields to meet the government’s requirements. Each task order may contain additional portal data field requirements specific to their program requirements.

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2.1.4 Device Management via the Portal

The web portal shall enable the government to track the following: MACDs; WPS enabled handheld devices; details concerning the type, location, amount and distribution of equipment (Component sites); and distribution of services by carrier. The portal shall provide dashboards and customizable reporting to facilitate device management.

The web portal shall provide automated notifications tied to events such as changes, modifications, adjustments, processes, or procedures. The contractor shall recommend automated notifications as part of their proposed solution. Examples of automated notifications include:

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Exceeding service plan thresholds
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Work Flow approval
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Modification to system availability (down times, outages, service availability)

2.1.5 Continuity of Operations

All portal functions shall have redundancy in accordance with government policies to include Continuity of Operations, Management Directive 9300.1 - Continuity of Operations Programs, and Continuity of Government Functions.

2.1.6 Training

The contractor shall provide training to DHS staff authorized to use the portal. The staff to be trained will be identified at the Order level. Training shall include but not be limited to computer-based training, Web based training, instructor led training, and train the trainer sessions. All training shall include training materials consistent with the most recent and Component specific version of the portal. The training may be held at the government site, offsite, or web based. Training may be required initially and throughout the lifecycle of this requirement based upon Component needs.

2.2 Program Management (Core)

The contractor shall provide program and project management to assist with the performance of technical, security, and enterprise support for Component initiatives.

Program Management shall include those services and activities required to coordinate resources and provide management and performance reporting at the IDIQ contract level and across all IDIQ orders under the IDIQ contract. Program management includes services necessary to coordinate resources, ensure performance, support Component initiatives, and service delivery for a defined task. Project reporting, including Integrated Master Schedule (IMS), Work Breakdown Structure (WBS), and resource allocation shall be channeled through the Program Manager and presented as part of the Program Management Plan. Program management services shall be an integral part of and inherent to the performance of all orders under this IDIQ contract. Program management requirements will be specified in Component statements of work at the Order level. All services provided by the contractor shall comply with the terms and conditions of the IDIQ contract.

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2.2.1 Program Management Support Services (IDIQ Contract Level)

The contractor shall provide program management support services that include program information, project schedules, performance matrices, position papers, procurement of equipment and services through deployment, transfer, replacement, collection, engineering, management and operation of the program. The contractor shall provide all the reporting, optimization, inventory control and invoicing management services provided for under the managed service for devices. Program management support shall include but not be limited to:

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Updating and maintaining a database of Wireless points of contact to include; Wireless Account Custodians (WACs), Commercial Service Providers, wireless assets, accounts, contract types, field location codes and account hierarchies.
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Managing, tracking, and coordinating the activities of contractor resources as well as those of any partners and subcontractor used to successfully fulfill the requirements of the IDIQ contract.
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Supporting the DHS Information Security Support Officer (ISSO) during meetings and conference calls with IT security matters related to the web portal.
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Developing program documentation for government review and approval to include: broadcast emails, presentation materials, whitepapers, and meeting minutes on daily activities, status, trend, etc. for distribution to DHS personnel as requested.
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Developing a comprehensive strategic plan (Program Management Plan) for government review and approval that outlines centralization efforts for commercial wireless operations and management under DHS.
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Supporting project management meetings with the IDIQ Contract level Contracting Officer’s Representative (COR) and Component Order level COR to respond to issues and to report on key performance measures.
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Summarizing progress against the implementation schedule, ceiling amount, order funding burns, and status towards achieving key project management goals and performance quality against project level performance metrics.

2.2.2 Program Management Plan

The contractor shall prepare an IDIQ contract level draft Program Management Plan (PMP) as stated in Deliverable Numbers 5 and 6 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes. The draft IDIQ contract level PMP shall be due five (5) calendar days after award at the Post Award Conference. An IDIQ Contract level PMP shall be due thirty (30) calendar days after contract award. Government review of the IDIQ contract level PMP shall be completed within ten (10) calendar days after receipt. After receipt of Government comments, the contractor will have fifteen (15) calendar days to incorporate comments and changes and receive final IDIQ contract level PMP approval.

Upon issuance of a Task Order, the IDIQ contract level PMP shall be updated to include Component specific plans and details. The Component Order level PMP template and outline shall be due fifteen (15) calendar days after Order award at the Component Level Order Kick off Meeting. A final Component Order updated PMP shall be due thirty (30) calendar days after Component Level Order award, which shall be subject to a ten (10) calendar day government comment period followed by a fifteen (15) calendar day contractor response time to incorporate comments and changes. During the transition period for each task

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order, the updated PMP with Order level details shall incorporate information and data learned during the transition period. The Component Level Order PMP shall include:

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At the IDIQ contract level, methods for managing key elements of the technical approach, resources, communication, assumptions, risk, and schedule
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At the Component Order level, methods for managing Component level activities, deliverables, critical dependencies, and milestones
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At the Component Order level, a description of the data to be collected to support service level and performance management and how often that data will be collected; and
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At the Component Order level, a discussion and proposed resolutions for anticipated performance problems, trends and disputes that could arise in an environment with multiple orders.

2.2.3 Performance Management Program (Core)

Performance management and accountability through service level management and metrics analysis is an integral part of this IDIQ contract. In addition to any applicable inspection clauses or other related terms and conditions contained in the IDIQ contract, performance and service level management shall serve as a primary tool for inspection and acceptance of services as facilitated by the Contracting Officer’s Representative (COR), or Component Program Office (PO). Evaluation of the contractor’s overall performance will be in accordance with the performance standards set forth in Attachment A and B, Service Levels, and will be conducted by the COR/PO. The Service Levels will constitute a material aspect of the resulting IDIQ contract and will not be changed or otherwise modified after award unless mutually agreed upon by both parties through a signed modification issued by the CO.

The Performance Management Program shall be presented via the Performance Management and Accountability Plan (PMAP). The PMAP shall include the examination of all service level activities on an on-going basis (contractor analysis), monthly basis (DHS organizational reviews), quarterly basis (DHS program review), and annual basis (DHS CO). The contractor shall examine all service levels against developed metrics; create electronic dashboard views of metrics; and contribute metrics data to the DHS SharePoint Performance Management and Metrics site for the collection, analysis, and monitoring of SLA compliance; and generate and present reports based on the service levels and metrics.

2.2.4 Performance Management and Accountability Plan (PMAP)

The PMAP, as stated in Deliverable Number 7 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, shall be the plan for managing performance, service level compliance, effective analysis, and timely and accurate reporting for all services. At a minimum the plan shall include:

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The Contractor’s overall approach for quality assurance
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The procedures, documentation and methods for tracking the proposed service levels including communicating with the Government, handling corrective actions and implementing improvements.
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All proposed service levels
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Performance standards
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Acceptable Quality Levels (AQLs).

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Quality Assurance Surveillance Plan (QASP) as stated in Deliverable Number 9 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes.
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Proposed credits when an SLA is not met.

The PMAP shall be initially included as part of the Transition Management Plan (TMP) to be executed, reviewed, and approved during the transition period. The PMAP shall be updated following award of each IDIQ order, as stated in Deliverable Number 8 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes. All Service Levels shall include details necessary to make them manageable and supportable for both the Government and Contractor. The required Service Levels shall include:

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Collection Methodology – The contractor shall articulate the tools, techniques and frequency with which relevant data supporting each SLA shall be collected.
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Formulas – The contractor shall provide the relevant formulas that will be used to measure SLA performance.
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Qualifying Factors – The contractor shall submit, for consideration, exceptions relevant to each SLA where performance may be negatively impacted by factors outside the Contractor’s control and where the inclusion of such could negatively impact the Government’s objectives.
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Proposed disincentives (credits) for not meeting service level agreements.
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Process to automatically credit the Government when credits are owed due to failure to comply with an SLA. The details of individual monthly credits shall be included in the Performance Status Report for the Government review and approval.
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Process for increasing the credit amounts if the contractor fails to comply with the same SLA for two (2), three (3), four (4), or more consecutive months

Upon award of the IDIQ contract, the service levels, with government approval will become Service Level Agreements (SLAs) and incorporated into the IDIQ contract. These SLAs will become the baseline for Component task orders. Components may negotiate additional SLAs if required. Any and all Service Level Agreements resulting from award of the IDIQ contract or task order shall be subject to semi-annual suitability reviews. The Government will, at its discretion, request changes to SLAs. These changes will include:

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Increases or decreases to specific performance levels of existing SLAs,
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The addition of new SLAs,
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The deletion of specific existing SLAs.

The Government will provide all proposed changes to the contractor for review and comment prior to execution. The contractor shall have ten (10) business days to respond with comments and/or changes. The Government will review the contractor’s responses within ten (10) business days and make any such determinations as is necessary to enact those changes within the IDIQ contract. The Government will have at its discretion the choice to modify the Service Levels based on the best interests of the Government.

The Service Levels shown under Attachments A and B are DHS’s IDIQ contract level required service levels; Contractors are encouraged to recommend improvements to the proposed required service levels and incorporate additional Service Levels to effectively achieve a complete CWMS program based on past experience.

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2.3 Agreements

The contractor shall obtain organizational level agreements, partnership agreements, memoranda of agreement, or memoranda of understanding with other contractors, vendors, or service providers to ensure no gaps in service or coverage occur between contracts where services may be impacted or coordination between contracts impact service delivery, service performance, or contractual compliance. All agreements shall be examined and modified on an annual basis to ensure compliance.

2.4 Startup/Transition-In and Transition-Out Services (Core)

Orders under this IDIQ contract shall include a transition-in and transition-out period. The transition-in period at the IDIQ contract level will be sixty (60) calendar days from IDIQ contract award. The transition-in period at the task order level will be established by the components for a period not to exceed sixty (60) calendar days from order award date. The transition-out period at the IDIQ contract level is defined as ninety (90) calendar days prior to the IDIQ contract expiration. The transition-out period at the task order level will be (90) calendar days or the period specified in the order. In the event of IDIQ contract or task order termination, the transition-out period will be ninety (90) calendar days from a termination notice, unless specified otherwise by the Contracting Officer.

The contractor shall submit a Transition Management Plan (TMP), as stated in Deliverable Number 10 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, initially documenting IDIQ contract level Transition-In and Transition-Out steps with updates to the TMP occurring during task order awards to capture Component transition requirements. The TMP shall include but not be limited to:

IDIQ Contract Level
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Performance Management and Accountability Plan
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Program Management Plan
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Integrated Master Schedule
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Training Plan

Order level
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order updated Performance Management and Accountability Plan
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order updated Program Management Plan
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order updated Training Plan

The draft TMP shall be submitted at the kickoff meeting.

2.4.1 Transition-In Services

Transition-In shall be deemed complete as of the first business day immediately following the service transition completion (“Service Acceptance Date”) as specified in the TMP. A TMP will be required at the IDIQ contract level and at the Order level. Each Component will manage its own transition once it issues its task order. The government will confirm acceptance with a written notice accepting transition-in completion. As of the Service Acceptance Date, the contractor shall have successfully completed implementation and deployment of all required TMP activities to DHS’s satisfaction specified in this SOW.

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The contractor shall also have all service management resources and support services in place and in full compliance with the IDIQ contract operational requirements.

As of the Service Acceptance Date, the measurement and reporting of the contractor’s performance will begin in accordance with the Performance Management Plan criteria.

The following startup/transition-in services shall be provided at the IDIQ contract level and the Order level. The contractor shall:

2.4.1.1 Provide IDIQ Contract and Order level TMPs

When task orders are placed, the IDIQ contract level TMP shall be updated to address each CLIN and/or task. The update shall clearly detail the steps to be performed and information the government requires from the contractor. The IDIQ contract level and Order level TMPs shall include a projected schedule and timeline for each activity leading to the service acceptance date. The final TMP shall be delivered NLT seven (7) calendar days following Government review.

2.4.1.2 Provide Services by the Service Acceptance Date

Take any and all actions necessary to complete the startup tasks as defined in the TMP and begin providing the services required by the IDIQ contract by the “service acceptance date” as documented in the IDIQ contract.

2.4.1.3 Data Transfer Capabilities

As stated in Deliverable Number 36, Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall successfully test and/or demonstrate any electronic data transfer capabilities between the contractor’s portal and all of DHS financial, inventory, or contracting information systems being used as a data source.

2.4.1.4 Transition Billing and Services

Transition billing and services while ensuring no interruption in service or adverse impact upon DHS business activities and employees.

2.4.1.5 Minimize Carrier Initiated Impacts

Minimize carrier-initiated impacts to service through aggressive coordination and continuous communication with DHS and third parties.

2.4.1.6 Maintain Cellular Wireless Service Provider Relationships

Actively maintain cellular wireless service provider relationships to ensure no loss of service for DHS both during the transition and over the life of the Order.

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2.4.1.7 Coordinate and Gather all Relevant Infrastructure Service and Asset Data

Coordinate with the DHS IDIQ contract level and Order level TM to gather all relevant infrastructure and cellular wireless service and asset data to upload into the contractor’s web portal database to accomplish any initial optimization analyses. The contractor designated program manager shall maintain daily contact with the DHS IDIQ contract level or Order level COR during the transition period to ensure timely communication with the agency and to resolve any problems or issues.

2.4.1.8 Obtain Operational and Security Authorizations

Successfully obtain Authority to Operate (ATO) per DHS 4300 and (DHS) Information Security Program Information Security Management Act system security authorization to obtain approval for the DHS wide web portal. The web portal will be given interim ATO upon IDIQ contract award. The expected timeline for the final ATO is up to twelve (12) months after the award. The contractor shall successfully demonstrate and test all required electronic data or user interfaces to designated DHS staff to include the IDIQ level COR.

2.4.1.9 Implement and Manage the Web Portal

Successfully demonstrate, test, and place into operations, with Single Sign-On access at the Order level, the Component specific instance of the web portal with all required updates, modifications, and structure to support Component level requirements within the Component designated transition-in period.

2.4.1.10 Ensure No Service Interruptions

Ensure no service interruptions or adverse impact upon DHS business activities and employees occur due to changes made without government review and approval or contractor’s negligence.

2.4.2 Transition-Out Services

The contractor shall plan for and provide a transition-out period not to exceed ninety (90) calendar days. Transition-out shall be available at the end of the base and each option period of each task order at the Government’s direction. At a minimum, transition out services shall include the following:

2.4.2.1 Develop a Transition-Out Plan

Developing a transition-out plan for transferring service responsibility to another provider or back to DHS and its Components. The transition-out plan shall identify what actions the contractor and DHS and its Components must perform to smoothly transfer information, data, government furnished property and any management responsibility to another party. The transition-out plan shall address any known risks, foreseeable problems, and shall identify the additional resources and cost, if any, required to mitigate these risks and ensure a successful transfer of responsibility.

2.4.2.2 Implement a Transition-Out Plan

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Carrying out the tasks in the transition-out plan and managing the completion of those tasks to ensure successful transfer of all responsibilities by the agreed upon transition service acceptance date as specified in the order.

2.4.2.3 Deliver all Transition-Related Agency Wireless Account Data

Delivering to DHS and its Components all agency wireless account, inventory, invoice, and other data resident in the contractor’s data system necessary to enable another provider, or DHS and its Components, to assume service responsibility. As stated in Deliverable Number 34, Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, this information shall include a listing of the names, phone numbers and e-mail addresses of all wireless service provider points of contact (POCs) that the contractor works with to manage the agency’s accounts and invoices. All data shall be delivered, available, and accessible to DHS and its Components in electronic format to enable electronic transfer into other data systems. The specific format(s) for the data will be specified at both the IDIQ contract level and Order level during transition. This information will be referred to as Agency Transition Data.

2.4.2.4 Complete Other Transition-Related Component Order-Specific Requirements Other Component specific requirements as stated in individual Component Orders. 2.4.2.5 Continue to Support DHS through Final Contract Resolution

Upon expiration of the IDIQ contract and the task orders, as part of its close-out responsibilities IAW FAR Part 4.8, the contractor shall continue to support DHS and its Components in handling and tracking disputes filed with wireless service providers on or before the IDIQ contract and the Order expiration date through final resolution, or for six (6) months after expiration, whichever is less. (These are not contract claims as defined in FAR Part 33, which will be handled by a warranted CO.)

2.4.3 Transition Management Plan

As stated in Deliverable Number 10, Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the final TMP shall be delivered NLT seven (7) calendar days following the Government review. The TMP shall include the PMAP, the PMP and the Training Plan in addition to the following:

2.4.3.1 Describe Transition-Related Knowledge Transfer Objectives

A description of how knowledge will be communicated to achieve transition objectives (e.g. briefings, training sessions, standard operating procedures, reference guides, etc.).

2.4.3.2 Identify Transition-Related Risks

Identification of any known risks, foreseeable problems, and identification of additional resources and/or cost, if any, that will be required to mitigate those risks and ensure a successful transfer of responsibility.

2.4.3.3 Quantify Transition-Related Risks

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Quantification of risk in days or weeks of delay and the most likely outcome for the program considering identified risks.

2.4.3.4 Develop a Recommended Transition Schedule

Identification of current task orders being performed, the priority and schedule of each order (include descriptions), original due dates, and a recommended schedule to transition CWMS activities.

2.4.3.5 Develop and Manage the Integrated Master Schedule (IMS)

As stated in Deliverable Number 12 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall provide an Integrated Master Schedule (IMS) no later than thirty (30) calendar days after IDIQ contract award and ten (10) calendar days after each subsequent order award. The IMS shall identify all orders currently being performed and activities to be performed. The schedule shall detail the priority of transition tasks, a brief write-up identifying the history and purpose of each task, pending actions of current and planned tasks and activities (to include descriptions), original due date, and a recommended schedule for transition. The contractor shall update the IMS after award of each order and develop and maintain the IMS by logically networking detailed program activities (include planned events and milestones, accomplishments, exit criteria, and activities from IDIQ contract award to the completion of the final order).

2.5 Service Support Program (Core)

The contractor shall establish a service support program (staff and support structure), to include service desk for all authorized DHS staff requesting service related to CWMS. The core hours of Service desk are Monday through Friday between the hours of 7:00 a.m. – 6:00 p.m. Support hours shall correspond to the applicable time zone (example: Eastern Time (ET) 7 am to 6 pm). Through the service support program, the contractor shall assist DHS Staff with requests for service related to all services ordered by the respective Component. The contractor may be requested to travel within the CONUS to support DHS mission requirements, this level of support shall be identified at the Order level.

Additional hours beyond the stated core hours of service, and limited after hours support shall be provided as an optional service under Section 2.7 and/or Section 2.13, which will be identified at the Order level. The web portal shall not be used as a service request ticket management point of entry for service. All requests for service shall be directed through the respective Component service desk to the CWMS Service Desk as identified under Section 2.5.1. The process, methodology, and procedures for generating, routing, handling, and distributing request for services will be identified at the order level.

2.5.1 Service Desk

The contractor shall provide service desk support for all services offered within the scope of the IDIQ contract. Request for service may begin from a Component specific service desk and transfer or migrate to the contractor’s service desk. Response times and level of service shall be determined at the Order level.

2.5.1.1 Invoice, Billing and Service Reports

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The contractor shall provide Invoice and Billing support Monday through Friday between the hours of 7:30 a.m. – 5:30 p.m. ET to answer billing and invoicing questions. The contractor shall prepare, submit, and present a weekly service request report that captures the number of requests, requests completed, and requests pending resolution. This service shall be included with the overall service desk services as stated in Section 2.5.1. Individual order level reporting may vary in frequency and detail based upon individual Component requirements.

2.5.2 Remote Help Desk Support – Tier 1 (Core)

The contractor shall provide and establish processes and procedures for providing Help Desk

Support. Help Desk Support requirements will be defined at the Order level (see section 2.13). Tasks to be performed as the Help Desk Support shall include but are not limited to:

o
Serve as the first point of contact for customers seeking technical assistance with mobile devices over the phone, email, or ticketing system
o
Perform remote troubleshooting through diagnostic techniques and pertinent questions
o
Walk the customer through the problem-solving process
o
Provide accurate information on mobile information technology products or services
o
Record events and problems and their resolution in the maintenance system
o
Follow-up and update customer status and information
o
Identify and suggest possible improvements on procedures

2.5.3 Ticketing System Interface

The contractor shall provide a service request ticketing system which shall interface or be able to communicate directly or indirectly with the Component service request ticketing system.

2.5.4 Servicing, Refurbishing, or Recycling Devices

The contractor shall assess malfunctioning devices to determine if initial triage (re-boot, battery removal, charging) will resolve customer reported issues. A malfunctioning device that is out of warranty and cannot be repaired shall be wiped (e.g. all data removed per DHS Component Policy, replaced and either returned to the carrier (warranty service) or properly disposed of (per DHS Component Policy for device disposal) if not repairable.

When applicable, devices shall be refurbished and returned to inventory for use. When a device receives warranty repair and can be returned to service, that device shall be returned to inventory for use. Specific processes and procedures for processing and wiping, cleansing, and sanitizing malfunctioning devices or devices designated for disposal will be provided by the Component at the Order level.

2.5.5 Supplemental Warranty Service Program

In conjunction with the device warranties provided by the device manufacturer, the contractor shall propose a supplemental warranty service program that shall include the delivery, return, distribution, and inventory management of devices that require in warranty and out of warranty service. The contractor’s warranty

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

services shall cover devices, parts and accessories, and include overnight shipment of equipment to remedy all issues.

2.5.5.1 VIP Program

The contractor shall establish a program for VIP customers that will provide emergency device repair or replacement /issue resolution response and when necessary replacement and shipping. The specific details for this program will be provided at the Order level.

2.5.5.2 Issue Resolution

For all other customers, the contractor shall provide a minimum twenty-four (24) hour issue resolution and no more than five (5) calendar days for equipment replacement and shipping, unless otherwise specified at the Order level.

2.6 Telecommunications Management Services (TMS) (Core)

The contractor shall provide Telecommunications Management Services (TMS). TMS includes Ordering and Procurement Services, Contract Services, Asset and Inventory Management Services, and Financial Management Services as described below. These services shall be provided through the contractor’s portal.

2.6.1 Ordering & Procurement Services:

The contractor shall provide ordering and procurement services through its portal solution. Ordering and procurement services shall include the ability to provide order status, order and change request tracking, and ensure adequate controls exist to prevent fraud, waste, and abuse. The contractor shall provide:

2.6.1.1. Ordering Process Workflow management

An ordering process that uses workflow management with multiple approval hierarchies for multiple functional or business units. Individual Component level requirements will be specified at the order level.

2.6.1.2 Portal Ordering Capability

As stated in Deliverable Number 33, Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall provide a web portal ordering capability that ensures that only government approved devices and accessories can be ordered through the portal. The contractor shall reconfigure its portal / systems to accommodate different standard equipment sets as they change and as they are approved by the government’s COR.

2.6.2 Contract Services

Contract services consist of wireless service contracts, agreements, administration services, dispute recovery services, rate plan optimization services, and contract optimization services. The contractor shall

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

manage all wireless service provider contracts including service plan selection based on budget, user profiles, and data gathering. Individual Component level requirements will be specified at the Order level.

2.6.2.1 Prime/Sub Arrangement Administration Services:

The Contractor may provide a total solution through a prime/sub arrangement(s), when required supplies are not available on its own contract. The contractor shall maintain accurate and current copies of all wireless service agreements, contracts, and other records related to the DHS CWMS with wireless service providers that specify the pricing, terms and conditions of provided wireless services. This information shall be maintained and viewable by DHS and its Components in the portal. Individual requirements will be specified at the order level.

2.6.2.1.1 Key Events Monitoring

Monitor key events associated with wireless service contracts and agreements including: expiration dates, annual review dates, thresholds for additional discounts, notification deadlines for various contract or agreement options, etc. The contractor shall also provide the COR a list of the upcoming key events with potential recommended actions on a monthly basis unless otherwise directed by the COR. If any event results in a disruption of service, the contractor shall coordinate and distribute communications to the affected users as directed by the Department or Component. This information shall be included in the Contract Management Status Report (CMSR) (see Deliverable Number 17, Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes).

2.6.2.1.2 Monitor Measurable Indicators

Monitor and report DHS spending levels, service line counts, or other measurable indicators. This information shall be reported in the monthly CMSR.

2.6.2.1.3 Resolve Wireless Service Provider Contract Issues

Meet monthly with DHS designated personnel to develop strategies and guidance for resolving wireless service provider contract issues, achieving optimal pricing or service terms, and methods to maximize negotiation strength with wireless service providers.

2.6.2.1.4 Monitor Wireless Telecommunications Technology for Contract Impacts

Advise DHS and its Components on how its wireless contracts or agreements might be impacted by changes in the wireless telecommunications industry or by new wireless service offerings and assist with developing strategies to include new or terminate old, technical services into the contracts or agreements.

2.6.2.2 Dispute Recovery Services

The contractor shall collect and prepare information necessary to resolve billing and accounting errors with the wireless service providers and maintain this information in the portal. The contractor shall also manage and track all claims through final resolution. Individual requirements will be specified at the order level. The contractor shall:

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

2.6.2.2.1 Research Disputes

Research, review, dispute, and track all potential billing and accounting errors.

2.6.2.2.2 Discover and Manage Credits Due to the Government

When errors are discovered and credits are due to the government, the contractor shall apply those credits to the service line level to ensure they are correctly applied to the Component, individual, and/ or project chargeback codes.

2.6.2.2.3 Prepare and Submit Necessary Information

Collect, prepare, and submit any information necessary to identify and recover any audit savings from the wireless service providers.

2.6.2.2.4 Resolve all Disputes

Manage and track all disputes through final resolution.

2.6.2.2.5 Prepare and Provide Monthly Dispute Claim Status Reports

As stated in Deliverable Number 27, 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contract shall prepare a monthly Dispute Claim Status Report detailing the status of claims filed with the wireless service providers and billing accuracy rates for individual wireless service providers.

2.6.2.2.6 Manage and Apply Recovered Funds

Apply recovered funds to the specific wireless service being credited.

2.6.2.3 Rate Plan Optimization Services

As stated in Deliverable Number 14 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall perform an initial rate plan analysis of existing wireless service agreements to identify immediate savings within thirty (30) calendar days after the service activation date. After the initial review, the contractor shall conduct quarterly reviews, at a minimum, to identify cost savings and price reductions for products and services. Individual requirements will be specified at the order level. The contractor shall:

2.6.2.3.1 Rationalize and Optimize Services and Costs

Provide recommendations to rationalize rate plan types, the number of service lines with each wireless service provider, the total number of wireless service providers, and other opportunities that might lower total cost while maintaining or improving the quality of wireless service provided to DHS users. Calculate costs to DHS based on actual monthly usage patterns of users and determine where individual account and rate plan changes should be made to lower future costs. The analysis shall be based on a three-month

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

usage period. This applies primarily to voice and data usage. All other featured usage shall be monitored and addressed based on current month usage. As stated in Deliverable Number 19 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, this information shall be reported in the Section 3.8 Contract Management Status Report (CMSR).

2.6.2.3.2 Provide Optimization Recommendations

Provide optimization recommendations to DHS designated representatives that can, upon approval, implement the optimization recommendations and changes as specified.

2.6.2.4 Contract Optimization Services:

As stated in Deliverable Number 15 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall perform an initial contract optimization analysis of existing wireless service agreements to identify immediate savings within thirty (30) calendar days after service activation. The contractor shall perform and report, on a quarterly basis, comprehensive assessments of all existing wireless service contracts and agreements to identify improvements and cost savings opportunities. Component-specific requirements will be described at the Order level. The contractor shall provide:

2.6.2.4.1 Benchmarks and Best Practices

Benchmark DHS’s existing pricing, service terms and conditions across the department with those of other federal and commercial customers and accepted “Best Practices” to identify recommended change(s). This shall be reported in the CMSR.

2.6.2.4.2 Rationalization

Make specific recommendations for rationalization of rate plan types, migration of service lines between specific wireless service providers, changing the number of total wireless service providers, changes in contract terms and conditions, and other opportunities that would lower total cost while maintaining or improving the quality of wireless service provided to DHS’s users. These recommendations shall be reported in the CMSR.

2.6.2.4.3 Optimization Recommendations

As stated in Deliverable Number 24, 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall submit for DHS or Component approval and assist with the implementation of contract optimization recommendations, changes, and sourcing/competitive bidding among Wireless service providers to lower overall costs.

2.6.2.4.4 Savings

Track and report savings derived from contract optimization efforts. At the IDIQ contract level this information shall be included in the Initial Contract Optimization Analysis thirty (30) calendar days after award and Quarterly Report (with updates). Additional frequency and method of reporting shall be determined at the Order level.

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

2.6.2.4.5 Discounts

Ensure any additional discounts provided to any DHS Component more advantageous than the IDIQ contract established rates and discounts shall be applied to the IDIQ contract in its entirety from that date forward.

2.6.3 Asset and Inventory Management Services

As part of Asset and Inventory Management Services the contractor shall provide inventory management. Inventory management includes the accountability and distribution of devices and accessories to all authorized DHS staff and locations as specified in Component orders. Individual requirements will be specified at the Component Order level.

2.6.3.1 Inventory Management Services:

As a feature of Section 2.1.1 Cellular Wireless Management Portal and as part of Section 2.1.3 Portal Data Field Requirements and, as stated in Deliverable Number 37, 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall establish and maintain an accurate web-based master inventory of all wireless devices, licenses, and services at a date to be established in the Component order and provide inventory accountability from order through disposal. Unless specified at the order level all wireless devices will be initially received at the contractor site from the carrier to record inventory data, asset tag, and then be re-shipped to the location specified in the order. The inventory shall be updated at the increment specified in the order. The contractor shall be prepared to: exchange wireless inventory data to and from DHS asset or property management systems; perform asset tagging of devices; and generate and deliver inventory reports. As part of web-based device management, the contractor shall establish an automated process to accommodate Moves, Adds, Changes, and Deletions (MACDs) of service lines in order to maintain an accurate master inventory of wireless service lines and wireless devices and accessories from time of award. This process shall support and include a DHS master inventory and a Component, units, office, directorates, or designated sub-units and organizations of DHS inventory structure and division. Specific inventory requirements will be indicated at the Order level. The contractor shall provide:

2.6.3.1.1 Monthly Asset Management Report

As stated in Deliverable Number 29 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall prepare a Monthly Asset Management Report which provides accurate information for all wireless devices to include device identifiers, service options, and end-user information (organization, user name, supervisor name, phone numbers, email address, and office location.)

2.6.3.1.2 Monthly Inventory Report

As stated in Deliverable Number 18 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall prepare for the IDIQ contract level and Component level Orders CORs standard Monthly Inventory Reports as well as custom-designed ad hoc reports (as agreed-upon) at both a summary level and at various organizational or inventory account levels, depending on the level of detail

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

and information requested. The contractor shall be able to provide custom-designed reports to address any data related to and encompassed by Section 2.6 Telecommunications Management Services (TMS).

2.6.3.2 Device Disposition, Replacement, Recycling and Disposal Services:

The contractor shall provide at the IDIQ contract and Order level for government approval a wireless device disposition, replacement, sale, exchange, reimbursement, and disposal program that is auditable and complies with Title 40 of United States Code and the Federal Management Regulation (41 CFR chapter 102). This report will be provided at the IDIQ contract level on a quarterly basis. The individual components will establish the report submission date at the order level. The disposition of devices includes refurbishing and recycling of devices. The disposition and disposal process shall integrate with the contractor’s inventory management system and be tracked through the portal. The government may oversee this process. All actions concerning disposition, replacement, and disposal shall receive prior government approval. Specific device disposition, replacement, and disposal service requirements and process approval shall be indicated and approved by the Component at the Order level. The contractor shall provide opportunities and solutions for DHS Components at the Order level to receive reimbursement for recycling and refurbishing wireless equipment. The solutions offered by the contractor will be reviewed and approved by the respective Component at the Order level. Additional requirements and guidance for disposition, replacement, and disposal will be provided at the Component Order level. As stated in Deliverable Number 38, Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall provide a monthly detailed report of cost savings associated with the recycling and refurbishing of wireless equipment of the corresponding orders. This report information shall be incorporated into Section 3.8 Contract Management Status Report (CMSR) of this SOW.

2.6.3.3 Technology Refresh

The contractor shall replace end of life devices and those devices designated as authorized replacement of a device “technology refresh” at no additional charge outside of cost for device and device services. Technology refresh shall be managed and include refresh plans, processes, procedures, and logistics to maximize efficiency, minimize disruption, and optimize cost savings. This technical refresh shall be not separately priced and shall occur within mutually agreed upon timeframes or upon notification from DHS at an interval from the original activation date of each deployed wireless device. The contractor shall negotiate the technology refresh eligibility dates with the appropriate wireless carriers and the product providers to provide the best price for equipment refresh. Technology refresh intervals and rates will be determined at the Order level. Data concerning the devices being refreshed shall be available via the portal and contained in the Disposition/Exchange/Sales status report and the inventory reports shall be updated as necessary to reflect the new devices.

Technology refresh shall include making technology upgrades available to the Government as they are made commercially available during the life of the order. Notification, which may be via email, along with procedures to upgrade or replace older technology, shall be provided to the DHS COR/PMO within thirty (30) calendar days of commercial release. Technology refresh may be used to replace malfunctioning, broken, destroyed, or otherwise defective devices if the device is out of warranty.

All solutions and services shall meet DHS Enterprise Architecture policies, standards, and procedures. Specifically, the contractor shall comply with the following HLS EA requirements:

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All developed solutions and requirements shall be compliant with the HLS EA.
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All IT hardware and software shall be compliant with the HLS EA Technical Reference Model (TRM) Standards and Products Profile.
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Description information for all data assets, information exchanges and data standards, whether adopted or developed, shall be submitted to the Enterprise Data Management Office (EDMO) for review, approval and insertion into the DHS Data Reference Model and Enterprise Architecture Information Repository.
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Development of data assets, information exchanges and data standards will comply with the DHS Data Management Policy MD 103-01 and all data-related artifacts will be developed and validated according to DHS data management architectural guidelines.
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Applicability of Internet Protocol Version 6 (IPv6) to DHS-related components (networks, infrastructure, and applications) specific to individual acquisitions shall be in accordance with the DHS Enterprise Architecture (per OMB Memorandum M-05-22, August 2, 2005) regardless of whether the acquisition is for modification, upgrade, or replacement. All EA-related component acquisitions shall be IPv6 compliant as defined in the U.S. Government Version 6 (USGv6) Profile (National Institute of Standards and Technology (NIST) Special Publication 500-267) and the corresponding declarations of conformance defined in the USGv6 Test Program.

2.6.4 Financial Management Services

The contractor shall provide financial management services to include invoice management, audit services, and bill payment services. Individual requirements will be specified at the Order level.

2.6.4.1 Invoice Management and Audit Services:

The contractor shall collect and process paper and electronic invoices received from multiple wireless service providers in multiple billing formats and consolidate into one invoice per Component. The invoice shall be validated against ordering records, and the wireless contract or service agreement terms maintained in the contractor’s data system. At the Order level, the contractor shall provide one monthly invoice(s) to the respective Component and pay the wireless invoices in a timely manner. Prior to submission of the invoice, a service plan & feature review will be conducted to ensure the plans within the device inventory match carrier records. Any discrepancies will be disputed and details provided to the Government as part of the invoice reconciliation. The DHS Component will then process the contractor’s invoice. The consolidated invoice shall reflect all Component wireless carriers. The invoice shall differentiate between voice and data usage and clearly show usage levels for each. The invoice with summary information shall also report monthly service, equipment and accessory charges incurred by each office against the data in the TEM system to identify any discrepancies, code for chargeback (all lines of business to include individual, projects, and Components), and payment of invoices upon receipt of agency designated funding for commercial wireless services and products (i.e. purchase orders and/or purchase cards). The contractor shall retain the original invoices from the various wireless service providers for a period of twelve (12) months after the end of the order period. The contractor shall supply the original wireless service provider invoices to the Government. Additional invoice management and audit service requirements will be specified at the task Order level. The contractor shall:

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2.6.4.1.1 Manage and Report Order Allocations

As stated in Deliverable Number 25, 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall allocate, by Component, cost information from the wireless service provider invoices to the appropriate DHS organizational units or financial accounts to provide visibility and accuracy for cost and spend management functions. Organizational information will be provided at the order level. This information shall be reported in the CMSR.

2.6.4.1.2 Wireless Usage Report

Prepare a Wireless Usage Report. The Wireless Usage Report shall include the current fixed unit prices for voice and data service plans, the account hierarchy code, the charges incurred for each category of DHS wireless device, (e.g., cellular phone, smart phones, cellular data device, satellite phone), the charges and users associated with each device, devices that exceed established thresholds, and devices with suspected fraudulent or excessive usage. This report is represented by Deliverable Number 20 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes and shall be reported as a part of Section 3.8 Contract Management Status Report (CMSR) of this SOW.

2.6.4.1.3 Monthly Wireless Service Provider Audits

Audit all wireless service provider invoices monthly in an effort to realize potential cost savings.

2.6.4.1.4 Audit Reports

As stated in Deliverable Number 26, 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall prepare audit reports. The frequency and content for Component level reports will be specified at the Order level. The IDIQ contract level audit report shall be provided quarterly. At a minimum, the IDIQ contract and order level Invoice Management Audit Report shall include:

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Validation of account ownership and service existence
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Verification of rates, charges, and discounts
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Verification of correct account numbers and phone numbers associated with accounts
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Identification and recovery of missing wireless service provider invoices
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Analysis of invoices for abuse, misuse & fraud
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Audit savings statistics

2.6.4.1.5 Audit Analyses

Perform custom and pre-determined audits and monitor usage trends to prevent unauthorized usage, suspected fraudulent usage, or excessive usage. Provide alerts to DHS designated staff and or Components if device usage exceeds thresholds established by the COR or average monthly amounts. The COR will provide additional direction after receipt of report. This information shall be reported in the CMSR.

2.6.4.1.6 Monthly Error Reports

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

As stated in Deliverable Number 31 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall prepare monthly reports identifying billing and invoicing errors for agency claim and dispute submittal. This information shall be contained in the Billing & Invoice Error Report. Maintain a log of all errors. Errors shall be tracked until fully mitigated. All errors shall be maintained on file during the life of the order.

2.6.4.1.7 Monthly Procurement, Inventory, and Invoice Integration

Integrate monthly invoice data with contractor procurement and inventory management data records to enable and support spend, inventory, and usage analysis by the contractor and to assist analysis performed by DHS and its Components. As stated in Deliverable Number 31 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the Contractor’s analysis shall be contained in the monthly spend management, inventory, and wireless usage reports. The spend management analysis shall include cost variance to assist the government in determining trends.

2.6.4.1.8 Traceability

As stated in Deliverable Number 31 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall provide reports or data feeds that provide sufficient data to ensure expenditures can be traced to the individual user. Expenditure reporting (spend management) includes spending levels and trends by wireless service provider, regions, business units, service lines and service types and shall be reported in the CMSR.

2.6.4.1.9 Formats

Prepare and provide necessary monthly electronic reports or formatted data feeds to the contractor’s internal payment system.

2.6.4.1.10 Recommendations

Provide recommendations to DHS and its Components on areas for improvement and savings regarding the invoice process (e.g. where invoice consolidation with major wireless service providers would improve business processes). This information shall be reported in the monthly CMSR.

2.6.4.2 Bill Payment Services

2.6.4.2.1 General

The contractor shall provide the following bill payment services. Individual Component bill payment requirements will be specified at the Component Order level. The contractor shall:

2.6.4.2.2 Consolidated Billing

Provide consolidated billing. DHS and its Components will pay all carrier invoices through the contractor. The contractor shall facilitate payments directly with the carriers. DHS will pay the contractor after receipt

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

of consolidated billing. DHS cellular wireless services shall not be terminated if payment delinquencies occur between the contractor and the cellular carriers.

2.6.4.2.3 Full Chargeback Management and Tracking

As stated in Deliverable Number 32, Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall provide services that receive, validate, code for chargeback, invoice, and pay (upon receipt of DHS funding designated for payment) all wireless service provider invoices. All processes and procedures for managing bill payment shall be incorporated within the web portal with the appropriate work flow for approval, reporting, and dash boards for review.

2.6.4.2.4 Section 508 Accessible Formats

Provide information and data in an accessible (Section 508 compliant) electronic format as necessary to request DHS funding to pay wireless service provider invoices and to update DHS’s general ledger and financial management system with the correct chargeback information.

2.6.4.2.5 Accuracy

Provide on-going support services as necessary to update and maintain the accuracy and currency of applicable account lists, supplier, and agency information in the contractor’s data and payment systems.

2.6.4.2.6 Standardized Reporting

As stated in Deliverable Number 22, 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall provide electronic standard monthly management reports (Invoice Payment and Status Reports) identifying the payment status of invoices, balance of any Government funds held by the contractor for payment of invoices, and any received invoices awaiting payment or affected by a dispute or claim in an accessible (Section 508 compliant) format.

2.6.4.2.7 Account and Invoice Consolidation

Provide services to identify opportunities and facilitate account and invoice consolidation efforts with individual wireless service providers and DHS supported Components and agencies to streamline payment processes.

2.6.5 Provisioning Services

The contractor shall propose a program that will effectively and efficiently provision devices in a timely manner. Provisioning shall occur in a manner that minimizes cost associated with service activation prior to utilization while maximizing real time or just in time delivery with associated service activation.

2.6.6 Local International Service

The contractor shall research and present written recommendations to the government as available or required for local wireless devices and carrier services available in international locations for DHS and

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

Component personnel on permanent OCONUS duty station. The contractor shall provide invoicing to DHS Components at the Component order level for available local wireless devices and carrier services at international localities in U.S. Dollars. The contractor shall use the Financial Management Service of the Bureau of the United States Department of the Treasury “Treasury Reporting Rate of Exchange” found at https://www.fiscal.treasury.gov/, and shall charge DHS and its Components at the Component Order level the exchange rate identified on that site effective as of the date of the Contractor’s transaction or payment to the overseas carrier.
2.7 Optional Services

2.7.1 General:

DHS and its Components may require additional services to support its mission requirements. These services will be acquired separately from the Core services at the discretion of the Component and will be incorporated at the Order level. These services include mobile device management; wireless devices, accessories and service; additional On-site support; unique web portal modifications; surge support; executive travel support; special requirements; and in-building wireless Services. All optional services are listed below.

2.7.2 Mobile Device Management/Mobile Application Management /Mobile Security (Optional)

The contractor shall provide the following tiered MDM support options. A higher level tier includes all requirements of previous tiers in addition to its own specific requirements that will be provided at the Order level in Component statements of work. Any required labor rates will be specified at the order level based on a component’s statement of work.

1. Tier 1: Basic Helpdesk Support (Offsite)
a. Core hours: Monday through Friday between 7:00 am and 6:00 pm ET
b. Support multiple client device platforms i.e. Android OS, iOS, and Microsoft
c. Device installation support after a user has been provided a PIN/token for enrollment or work with Tier 2 directly for the PIN/token.
d. Troubleshooting requirements for a component’s On-Prem or Cloud based MDM solution.

2. Tier 2: Advanced Helpdesk Support (Offsite unless specified in a component’s task order)

a. Provisioning of Devices (may include adding to Active Directory and/or sending a PIN/token for enrollment)
b. Core hours: Monday through Friday between 7:00 am and 6:00 pm ET
c. Enable policy-based device management and configurations
d. Enforce security policies and encrypt data over the air and at rest
e. Push/pull (install, remove) applications
f. Control devices i.e. turn off WIFI, camera, GPS, Bluetooth, etc.
g. Remote wiping
h. Deliver software, patches, and files to the devices
i. Enable FIPS 140-2 certification security
j. Support the NIST SP 800-126 Security Content Automation Protocol (SCAP)

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

3. Tier 3: Engineering and Deployment Support (quoted at task order level utilizing labor cost)
a. Core Hours: Monday through Friday between 7:00 am and 5:00 pm ET
b. Assist with engineering and deployment of new MDM solutions.
c. Provide ongoing configuration and adjustment support.
Analyze various MDM solutions and recommend the solution that best meets a component’s needs.

2.7.3 Cellular Wireless Devices, Accessories and Service (Optional)

The contractor shall be able to provide commercially a wide range of wireless devices and accessories that reflect the current commercial marketplace, as instructed in the RFP, section 14, Other Direct Costs (ODCs) .

The contractor shall provide a minimum of three (3) wireless carrier providers to allow for adequate rate optimization throughout the life of the IDIQ contract. The contractor shall demonstrate their relationship with the carriers through letters from the wireless carriers confirming an established working relationship. The contractor shall provide DHS and its Components a continuously updated list of wireless devices in each device category identified below that reflects current market offerings. This information shall be contained in the contractor’s initial PMP, as stated in Deliverable Number 5, Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, and updates shall be reflected in each project performance status report update to the PMP. All DHS approved devices, service plans, rates, and capabilities shall be captured in the DHS Service Catalog and the Website/Portal. All devices and technology upgrades are subject to DHS security review and approval. All approved devices require DHS software and hardware security and technology review and approval. Specific requirements for integrating and receiving approval for devices shall be provided at the Component Order level. The contractor shall categorize the device offerings into levels (example: basic, mid-level, management, executive).

2.7.3.1 Acquisition:

The contractor shall incorporate processes and procedures to establish their organization as the source for device purchasing. The contractor shall purchase all devices and accessories and bill DHS directly using consolidated billing in accordance with Section 2.6.4.2.2. The purchase of all devices, software, licenses, accessories, and services offered shall be through authorized government contracts and approved by authorized DHS employees. The contractor shall identify and facilitate access to all government contracts supporting this acquisition strategy.

2.7.3.2 Carrier Service and Plans:

The contractor shall ascertain the most cost-effective plans and service for all devices. The plans should consider unlimited use, pooling, specific data plans, etc. The evaluation of plan availability and the resulting savings shall be presented to DHS with recommendations on a quarterly basis.

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

2.7.3.3 Cellular Wireless and Voice Plan Service Options

The contractor shall:

Obtain Wireless Service plans (both voice and data) to support the devices provided. The type of plans, based on savings to the government, can be fixed unit price or rate plan pooling with active optimization, or another methodology as proposed. Wireless Service Plans cost shall effectively accommodate high volume users as well as low volume users (example: 1 GB, 1000 minutes, unlimited data and voice plans). The wireless airtime service cost shall include strategy that shall minimize DHS’s wireless airtime service costs.

Research and present written recommendations for available wireless voice and data service plans from all existing carriers to the Government and add new ones as required to which the Government will provide written acceptance or rejection. Accepted plans will be available for ordering. Service plans shall include:

●
Option to purchase wireless devices and other equipment for use with voice, data (e.g., smartphone), paging, and any other services provided on the IDIQ contract.
●
Option to lease pagers or accommodate existing leases for pagers. It is estimated that DHS has 1300 pagers.
●
Ability to install additional software and upgrades (e.g. security, internal applications) on the device. This includes but is not limited to smart phones, and any other applicable device managed under the IDIQ contract.
●
Option for Wireless Priority Service (WPS), Group Calling, and Push-to-Talk. Note: DHS and its Components add the WPS but the contractor tracks and monitors its billing.
●
Option for Satellite phones/service
●
Option for cellular/wireless enabled laptops or tablets/services

Ensure wireless voice and data service coverage includes an option for international dialing to international locations. As part of the research the Contractor shall provide DHS and its Components with information related to international wireless service coverage and usage charges. DHS and its Components will restrict access to this option by default and approve feature/price plan as appropriate. Wireless Service Coverage shall include international coverage to worldwide locations where commercial services are available.

Provide international wireless services with a description of the international service, equipment and usage charges. The contractor shall provide coverage maps for specific countries and/or locations within those maps. The international service shall include coverage in the following countries: Argentina, Armenia, Australia, Austria, Azerbaijan, Belgium, Belize, Bermuda, Bolivia, Bosnia and Herzegovina, Brazil, Bulgaria, Cameroon, Canada, Chile, China, Colombia, Democratic Republic of Congo, Costa Rica, Croatia, Cuba, Cyprus, Czech Republic, Denmark, Djibouti, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, France, Germany, Ghana, Greece, Guatemala, Guyana, Hungary, India, Indonesia, Ireland, Israel, Italy, Jamaica, Japan, Kenya, South Korea, Kuwait, Kyrgyzstan, Laos, Latin America, Latvia, Lebanon, Libya, Liechtenstein, Luxembourg, Macedonia, Malaysia, Mexico, Moldova, Morocco, Namibia, Nepal, Netherlands, New Zealand, Nicaragua, Nigeria, Norway, Pakistan, Palestinian Authority, Panama, Papua New Guinea, Paraguay, Peru, Philippines, Poland, Portugal, Qatar, Romania, Russia, Scandinavia, Sierra Leone, Singapore, Slovenia, South Africa, Spain, Sri Lanka, Suriname, Sweden, Syria, Taiwan, Thailand, Turkey, Uganda, Ukraine, United Arab Emirates, United Kingdom, Uruguay, Venezuela, Yemen, Yugoslavia (Serbia and Montenegro), Zambia and Zimbabwe.

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

2.7.3.4 Licenses

The contractor shall ensure all required licenses are included for all devices requiring a license. If a new technology or software is offered as part of this IDIQ contract, DHS requests all required licenses be included when these technologies and software are incorporated. The Contractor shall provide a copy of the license of proposed devices for DHS’s review, which must be conducted before the DHS ordering office places an order.

2.7.3.5 Cellular (Cell) Phone and Smartphone Device and Service

The contractor shall acquire carrier equipment and services from commercial sources or through existing Government contracts where available. Throughout the life of the IDIQ contract the contractor shall research and present written recommendations for newly available equipment and related services when new equipment becomes available to which the Government will provide written notice of acceptance or rejection. The Government may reject the contractor’s choice of equipment, model, or configuration based on Government engineering or security equipment concerns and coverage. Costs for equipment and carrier services shall be passed through to DHS and its Components.

The contractor shall provide all accessories to support the wireless program as required for government review and approval. The Government may reject the contractor’s choice of equipment, model, or configuration based on Government engineering or security equipment concerns and coverage.

2.7.3.5.1 Cell Phone Equipment and Related Accessories

The contractor shall:

Research and present written recommendations for commercially available cellular equipment and accessories to the Government to which the Government will provide written acceptance or rejection. DHS and its Components will use the recommended options to designate a standard set of options that meets the basic needs of the user. Those options will include at least a wall charger/desktop charger, car charger, belt clips, earpiece, headpiece, text messaging, security features, push–to-talk, international roaming, and GPS navigations. Some devices may also require or include assistive technologies supporting use by people with disabilities.

Ensure that the recommended devices and services support a broad range of commercially available features including: call waiting, call forwarding, conferencing, voice mail, caller id, SMS, hands free and vibrate mode.

2.7.3.5.2 Smart Phones

The Contractor shall:

Research and present written recommendations for commercially available smart phones, and accessories to the Government to which the Government will provide written acceptance / rejection. From the options

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available, DHS and its Components will designate a standard smart phone with a set of options that meets the basic needs of the user but may supplement those options with different equipment or features to address any expanded set of requirements. Those options will include at least the same set of features specified for cell phones and include cases, spare batteries, and tethered modems. Ordering of approved devices shall be limited to the standard set of phones and accessories. Contractor shall reconfigure its portal to accommodate different standard equipment sets as they change and are approved over time.

Ensure the device and or service allows for the installation of additional software (e.g. security, internal applications).

Provide DHS with recommendations with respect to new technology as it becomes available.

2.7.3.5.3 Cellular/Wireless Data Devices, Pagers, and Internet of Things Devices

The contractor shall:

Research and present to the government written recommendations for available air card, wireless modems, and pagers. The Government will provide written acceptance or rejection. Accepted items will be available for ordering.

Provide mobile or wireless modems generally referred to air cards, modems, hot-spots, and other embedded devices that will support Internet of Things. The available mobile card options shall include an integrated GPS receiver.

Provide one way, two way and one and half way pagers from multiple carriers. The one-way pager shall only receive a message consisting of a few digits. The two-way pagers shall have the ability to send and receive email, numeric pages, and SMS messages. The one and half way pagers receive messages and allow the transmittal of pre-defined responses.

2.7.3.6 Satellite Phones (Unsecure):

The contractor shall provide satellite communications devices. In the event of a disaster, satellite communications may be one of the few avenues available to DHS’s most critical customers. DHS requires global, easy-to-use, reliable satellite devices, including devices supporting Section 508 compliant assistive technology. All equipment failures shall be resolved using the industry’s standard warranty agreements.

Access to authorized DHS Satellite Phones will require coordination and acquisition from Defense Information Systems Satellite Phone contracts.

2.7.3.7 Tablets/Laptops:

The Contractor shall provide tablet devices. DHS will review proposed offerings and approve the devices to be available for ordering. The tablets are a mobile device capable of connecting to a cellular carrier network as well as connect to a network via a Wi-Fi (wireless network) connection. The devices will be used to augment the DHS mobile workforce. Tablets shall be ordered as a Wi-Fi device, data only, or voice and data device. Tablets shall come with manufacturer warranties.

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

2.8 Wireless Security

The Contractor shall:

Ensure that wireless communications services comply with equivalent industry practices and standards. If encryption is required, the following methods are acceptable for encrypting sensitive information:

o
Products Advanced Encryption Standard (AES) algorithms that have been validated under FIPS 140-2.
o
National Security Agency (NSA) Type 2 or Type 1 encryption.
o
Public Key Infrastructure (PKI) (see paragraph 5.5.2.1 of the Department of Homeland Security (DHS) IT Security Program Handbook (DHS Management Directive (MD) 4300A) for Sensitive Systems).

Make available security features and procedures to prevent electronic serial number cloning and fraudulent use of cloned equipment and services. As new security enhancements for cellular services are developed, the contractor shall present written recommendations for those enhancements to the Government to which the Government will provide written acceptance / rejection.

Ensure that, due to the unique nature of the DHS mission, certain commonly available features on wireless devices shall be disabled prior to deployment in accordance with DHS policy and COR direction. New technologies and handset features must be pre-approved by DHS prior to deployment. DHS will review configuration of individual devices and provide guidance on which features the contractor shall disable prior to distribution. The contractor shall test a statistically significant sampling of devices to ensure that proper procedures are being followed.

The contractor’s solution shall be in accordance with OMB Memoranda M-09-32, M-08-27, M-08-05 and M08-16 that require agencies to reduce and consolidate the number of external access points, including Internet connections into the DHS’s network. The Trusted Internet Connections (TIC) initiative requires that all external connections are routed through an OMB-approved TIC. This high level security requirement drives the following lower level requirements for GFE mobile devices:

Cellular wireless data traffic shall not transmit from the trusted mobile device to the agency’s data connection across the open Internet unencrypted, but use a Virtual Private Network tunnel.

Cellular wireless data traffic shall pass through the agency’s TIC for inbound and outbound connections to the Internet.

Management of the mobile devices shall not be performed across the open Internet unencrypted, but use a Virtual Private Network tunnel.

The physical location of the Mobile Device Management (MDM) system which enforces the mobile device’s security policy shall comply with NIST SP 800-53 physical security controls for medium impact systems based on FIPS 199.

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Under Public Law 107-347, the Federal Information Security Management Act (FISMA), the Confidentiality, Integrity, and Availability Impact Levels are Moderate for the MDM system which enforces the mobile device’s security policy.

2.9 Optional Warranty Services

The Contractor shall provide other warranty options of interest including extended coverage for devices, and batteries, “no question” coverage and independent coverage for breakage, theft, loss etc.

2.10 Enhanced Products and Services:

All commercial wireless devices capable of connecting to a wireless carrier telecommunication proprietary network shall be considered in scope with this IDIQ contract. The contractor may introduce and / or coordinate with wireless service carrier representatives to brief DHS and its Components on commercial wireless products and services deemed beneficial to the successful achievement of the objectives set forth in this SOW.

2.11 Cellular Wireless Service Plans:

The contractor shall obtain Wireless Service plans (both voice and data) to support the devices provided. The type of plans, based on savings to the government, can be fixed unit price or rate plan pooling with active optimization, or another methodology, as proposed. Wireless Service Plans cost shall effectively accommodate high volume users as well as low volume users (example: 1 GB, 1000 minutes, unlimited data and voice plans). The wireless airtime service cost shall include a strategy that shall minimize DHS’s wireless airtime service costs.

Carrier Terms and Conditions:

The contractor shall ensure proper arrangement with all carriers (e.g., procurement off Federal Supply Schedule, subcontracting, etc.) to meet or exceed all the current terms and conditions on GSA
Schedule. All carrier charges shall be passed through to the Government. At a minimum the following terms and conditions shall be explicitly addressed and included in the carriers’ offerings:

●
Carrier Services
o
Voice plans shall include unlimited, pooled, and add a line service offering for both domestic and international service plans
●
Peak hours defined for add a line plans shall include:
●
Free nights and weekend minutes
●
Free mobile to mobile minutes
●
Free friends and family minutes
●
No charges for domestic roaming agreements
o
Data plans shall include metered and unlimited service offerings for both domestic and international service plans
o
Provide a reduced cost for all suspended devices
●
Carrier Features
o
Feature plans shall include hotspot/tethering, Push to Talk (PTT), and visual voicemail.

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

■ Device Offerings
o
No early termination fees
o
All warranty and device exchanges will not be returned to the carrier
o
At a minimum the following terms and conditions shall be explicitly addressed
■
10 to 18 month refresh schedule
o
Provide a low or zero cost smartphone device. Device must be no older than 1 iteration behind the current manufacturer device offerings

2.12 Standards of Service:

The contractor shall make all wireless devices standards of service available for use. At a minimum, standards shall be equivalent to 3G/4G/5G Cellular Wireless standards:

●
General Packet Radio Service (GPRS)
●
Code Division Multiple Access (CDMA)
●
Wideband Code Division Multiple Access (WCDMA)
●
Time Division Multiple Access (TDMA)
●
Long Term Evolution (LTE)
●
Personal Communication Service (PCS)
●
Global System for Mobile Communications (GSM)
●
Integrated Digital Enhanced Network (iDEN)
●
Worldwide Interoperability for Microwave Access (WiMAX)
●
Ultra Wideband

The contractor shall provide wireless devices with access to all functionalities offered with the devices. The authorization and use of the functionalities shall be subject to DHS approval procedures and policies. This service shall receive prior coordination and approval for all models of wireless devices offered to DHS Components and staff.

2.13 On-site Support (Optional)

The contractor shall provide and establish processes and procedures for providing on-site support. Detailed on-site support requirements other than those described above will be defined at the Component level and will be procured with specifics such as the amount of staff, type of service, level of service, and frequency of service will be determined based on the individual Component requirements, service levels, and desired service On-site support shall include the following:

●
Help Desk Support – Tier 2
●
Staff to support operations and services
●
Limited after hours support (beyond core hours of support) that include:
o
Collecting and Distributing cellular wireless devices
o
Providing one on one initial training on the use of a device
o
Performing initial troubleshooting for a reported broken or malfunctioning device
o
Receipt of broken or malfunctioning devices

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

o
Maintenance and accountability for locally stored devices for quick provisioning
●
Support for emergencies and Continuity of Operations (COOP) type activities

2.14 Unique web portal modifications (Optional)

The contractor shall provide customizations for the web portal interface; enable additional functionality, performance, or service to accommodate extra features or capabilities beyond what is available as part of the core service offering. Detailed requirements will be specified by the Component at the Order level.

2.15 Surge Support (Optional)

The contractor shall provide the service and / or support required to meet operational and staff increases in response to designated DHS events. Examples of incidents that may require surge support are natural disasters, acts of terrorism, or other such increases in staff support and services required due to a significant event. Surge requirements will be specified by the Components at the order level.

2.16 Executive Travel Support (Optional)

The contractor shall provide services and support to DHS or Component designated Executive Level staff. Executive travel support may be based out of the contractor’s location or on-site at the government’s location. The support and services shall ensure executive staff have continuous, secure, and complete cellular wireless service support. Specific details concerning this support, to include the definition of executive level, will be provided by the Component at the order level.

2.17 Special Requirements (Optional)

Special requirements are those activities or events that require support services that are within the scope of the IDIQ contract but not explicitly stated in this SOW. A special requirement may be a need for a subject matter expert in a very specific field of cellular wireless services who services are needed for establishing new encryption technologies. It is anticipated that orders under this task will be small in number and of a short duration. Detailed requirements will be specified by the Component order level.

2.18 In-Building Cellular Wireless (Optional)

The contractor shall provide in-building cellular wireless service solutions that will improve wireless and cellular coverage for DHS buildings and campuses. The In-Building Cellular service shall provide affordable and available wireless support for cellular, PCS, two-way radio, land mobile radio (LMR), micro cell coverage, near field communication, Smartphones and/or Wi-Fi that is reliable, provides quality service, and optimum performance. Only carrier approved solutions will be accepted. In-Building Cellular Wireless services shall include:

●
Assessments to determine technical requirements
●
Specification development
●
Coordination with vendors for establishment of cost for implementation
●
Asset Management
●
Project Management

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

●
Warranty and License Management

3.0 Meetings, Reports, and Deliverables or Outputs

3.1 Required Meetings

The Government requires coordination to ensure successful performance. The contractor shall attend Government sponsored meetings as described below an as stated in Deliverable Number 4 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes. The purpose is to ensure effective and efficient distribution of information, reveal any possible coordination issues, and to facilitate communication related to this procurement. The contractor is expected to coordinate as necessary with other contractors to resolve any problems or issues identified in all meetings. The meetings shall include:

1. Daily Operations Meetings. These meetings will occur on business days and include contractors representing various DHS IT projects. The contractor shall participate in a daily operations meeting with the Government via teleconference to discuss IT service related activities, provide a status on outstanding risks and issues, and coordinate services with both government and contractor staff.

2. Weekly Meetings. These meetings will occur weekly and include contractors representing various DHS IT projects. The contractor shall meet weekly with designated government staff to discuss engineering, operational, service, and/or project related status or issues. Service related details to be discussed include performance compliance, service levels, and metrics analysis related to service delivery.

3. Monthly Meetings. These meetings will occur monthly and include contractors representing various DHS IT projects. The contractor shall attend a monthly meeting with the Government’s COR/PMO/Management to discuss service delivery, engineering, programmatic issues, and service level compliance. Monthly reports as required by the IDIQ contract’s SOW may be discussed as determined by the Government.

4. Quarterly Program Review Meetings. These meetings will occur quarterly and include contractors representing various DHS IT projects. The contractor shall plan and facilitate quarterly program review meetings with the Government COR/PMO/Management. Topics for discussion will include: contract financial status, contract performance metrics, mitigation plans for underperforming areas, and the status of other risks, issues, problems, and concerns and proposed solutions. The briefing shall be a high-level presentation of information already discussed in previous meetings and presented in other reports. The contractor shall provide the government with presentation materials for review three (3) business days prior to the briefing.

5. Quarterly Contractor Meetings. The contractor shall participate in a quarterly executive level meeting to coordinate and communicate executive-level program issues with the
Government. Participants should be contractor program or project managers at the discretion of the contractor and will be attended by various contractors providing IT services to DHS OCIO. Each contractor shall discuss issues relevant to service delivery, service quality, recommended changes and the potential impact of those changes to services with other DHS IT contractors.

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

6. Ad Hoc Meetings. The Government may require the contractor to participate in ad hoc meetings to discuss any contract related service, activities, issues, or concerns. These meetings may be with Government representatives only or may be attended by other contractors providing IT services to DHS OCIO.

3.2 Post Award Conference and Kick off Meeting

A Post Award Conference will be required no later than five (5) calendar days after award of the IDIQ contract, as stated in Deliverable Number 1 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, and shall be attended by the IDIQ contract level CO, COR, Program Office, and the contractor. The contractor shall provide the meeting agenda and prepare and deliver a draft PMP to describe the activities and deliverables required to perform cross-project coordination tasks required to meet the requirements of this SOW and to ensure conformance with all related service level agreements (SLAs).

Kick-Off Meetings will be required at the Order level for all Component orders. As stated in Deliverable Number 2 of 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, Order level Kick-Off Meetings will be held no later than fifteen (15) calendar days after Order award. The IDIQ contract level CO, COR, Program Office, and contractor shall attend the initial Order level post award conferences and kick off meetings in addition to the required Component attendees.

For the Component Order level Kick off Meetings, the contractor will prepare and deliver a draft PMP for the order that conforms to all related SLAs and that outlines the activities and deliverables required to perform cross-project coordination tasks required to meet the requirements of this SOW. Outlines shall encompass but need not be limited to review of project management tasks, work assignments, roles, responsibilities, performance management and accountability plan, and the contractor schedule for startup and program activities. The IDIQ contract Post Award Conference and the initial Order-level Kick off meetings will be held at the Government’s facility, located at 7th and D Street, SW, Washington, DC. Subsequent Order-level Kick off meetings will be held at the Government’s facility, located at 7th and D Streets, SW, Washington, DC, unless otherwise mutually agreed in writing between the Order-level COR and the contractor.

3.3 Progress Meetings

The contractor’s Program Manager shall be responsible for keeping the CO/COR or designated government officials informed about contractor progress throughout the IDIQ contract’s period of performance, ensure contractor activities are aligned with DHS objectives, meet designated performance measures, service levels, and designated metrics. At a minimum, the Program Manager shall review the status and results of contractor performance with the COR or designated government official (s) on a weekly, monthly, and quarterly basis as stated in Deliverable Number 3 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes.

3.4 General Report/Deliverable Requirements

It is the objective of DHS to obtain complete, compiled, prepared, and delivered standard reports to government representatives, COR, and the CO. Delivery of reports shall be facilitated by a web-based

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

“download and save” capability through a reporting portal. Preconfigured reports shall be available; the COR should not have to configure the reports. Reporting is intended to assist DHS managers to provide answers to ad hoc queries against data and information collected. As stated in Deliverable Number 35, Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall provide all written reports in Section 508 compliant electronic formats with read/write capability using applications that are compatible with the Microsoft Office Suite of programs using applications that are compatible with DHS workstations (Microsoft Windows and Microsoft Office Applications).

Each order issued under the IDIQ contract may include specific requirements for meetings, plans, reports and other deliverables. The contractor shall submit reports, deliverables or outputs as further described below to the task order COR. All reporting shall provide the capability to generate custom-designed and ad hoc reports at both a summary and organizational or financial account levels that capture DHS level consolidated reporting down to the lowest Component operational level reports. The reporting process shall prepare and provide necessary monthly electronic reports or formatted data feeds to DHS and or supported agency’s designated systems.

All reports and other deliverables shall be in the English language.

3.5 Acceptance of Deliverables

The COR is designated to inspect and receive deliverables for conformance to the requirements specified in the IDIQ contract and subsequent Component level orders. Upon receipt of any deliverables the COR will have ten (10) business days to review, comment and either accept or reject deliverables. Any rejection will: (i) be in writing; (ii) state the basis of the rejection; (iii) include a specific reference to the Section with which the deliverable does not conform; and (iv) identify the corrective action or rework required.

If the COR determines that there are omissions, errors, or deficiencies, comments shall describe the nature of the deficiencies and necessary actions. The contractor shall make the necessary corrections and modifications to make the deliverable acceptable. The contractor shall rework and return any rejected deliverable within five (5) business days. When the contractor returns the reworked deliverable, clearly identifying changes, the COR will re-inspect the deliverable within five (5) business days or a mutually agreed upon date of receipt and provide a response.

Deliverables shall not be marked “FINAL” without prior DHS authorization and neither will they be automatically accepted.

3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes

The information in this section represents the range of meetings, plans and reports that may be required as part of the IDIQ contract or via Component level orders. See the respective SOW section for additional report details. Reporting dates, additional deliverables, and the individuals receiving the deliverables will be specified at the order level.

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Number	Deliverable	Section/Page	Delivery Date	Deliver to
1	IDIQ Contract Level Post Award Conference	3.2, p. 44	5 calendar days after IDIQ Contract award	CO/COR
2	Project (TO) Level Kick Off Meeting	3.2, p. 44	15 calendar days after TO award	CO/COR
3	Progress Meetings	3.3, p. 44	As requested	COR
4	Routine and ad hoc meetings	3.1, p. 43-44	As requested	COR
Plans
5	IDIQ Contract level Program Management Plan (PMP)	2.2.2, p. 15	Draft submitted 5 calendar days after award at the IDIQ Contract Level Post Award Conference Final 30 calendar days after IDIQ contract award date	COR
6	Component Order level Program Management Plan (PMP) Updates	2.2.2, p. 15-14	Draft submitted 15 calendar days after Component level Order award at the TO Level Kick Off Meeting Final 30 calendar days after Component level Order award	COR
7	IDIQ contract level Performance Management and Accountability Plan (PMAP)	2.2.4, p. 16-17	(Part of the TMP) Draft 5 calendar days after award	COR
8	Component Order level Performance Management and Accountability Plan (PMAP) Updates	2.2.4, p. 16-17	(Part of the TMP Updates) Final 7calendar days following Government review	COR
9	Quality Assurance Surveillance Plan (QASP)	2.2.4, p. 17	IDIQ contract level Draft: 5 calendar days after IDIQ contract award Component level Order: 15 calendar days after the kick off meeting	COR

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Number	Deliverable	Section/Page	Delivery Date	Deliver to
10	Transition Management Plan (TMP) (Includes PMAP, PMP, Training Plan)	2.4, p. 17
Draft (IDIQ contract level): no later than 5 calendar days after award at the post award conference
Draft (Task Order level): no later than 15 calendar days after award at the Post Award Conference
Final (Both IDIQ contract and Task Order levels): 7 calendar days after the Government review
COR
11	Business Continuity Plan (BCP)	3.11, p. 50	45 business days after award	COR
Reports
12	Integrated Master Schedule	2.4.3.5, p. 22	No later than thirty (30) calendar days after IDIQ contract award and ten (10) calendar days after each subsequent order award	COR
13	Strategic Sourcing Report	3.12, p. 51	5th calendar day of each quarter	COR
14	Rate Plan Analysis	2.6.2.3, p. 26	30 calendar days after service activation	COR
15	Initial Contract Optimization Analysis	2.6.2.4, p. 27	30 calendar days after service activation date	COR
16	Performance Status Report (PSR)	3.7, p. 49	Monthly as specified in the Component order	COR
17	Contract Management Status Report (CMSR)	3.8, p. 49	15th calendar day of the month following the month of performance	COR
18	- Inventory Reports (Standardized)	2.6.3.1.2, p. 28	Monthly as specified in the Component order	COR
19	- Rate Plan Optimization Recommendation	2.6.2.3.2, p. 27	Monthly as specified in the Component order	COR

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Number	Deliverable	Section/Page	Delivery Date	Deliver to
	- Wireless Usage Reports (Standardized)	2.6.4.1.2, p. 31	Monthly as specified in the Component order	COR
21	- Billing & Invoice Error Report	2.6.4.1.6, p. 31	Monthly as specified in the Component order	COR
22	- Invoice Payment and Status Reports (or electronic record feed)	2.6.4.2.6, p. 33	Monthly as specified in the Component order	COR
23	- Audit Reports	2.6.4.1.4, p. 31	Quarterly at the IDIQ contract level and as specified in the Component order	COR
24	- Contract Optimization Services Report	2.6.2.4.3, p. 27	Quarterly at the IDIQ contract level Monthly or as specified in the Component order	COR
25	- Allocation of Cost Information	2.6.4.1.1, p. 31	Monthly as specified in the Component order	COR
26	- Invoice Management Audit Report	2.6.4.1.4, p. 31	Quarterly at the IDIQ contract level Monthly as specified in the Component order	COR
27	- Dispute Claim Status Report	2.6.2.2.5, p. 26	Monthly as specified in the Component order	COR
28	- Disposition/Exchange/Sales Status Report	2.6.3.2, p. 29	Monthly as specified in the Component order	COR
29	- Asset Management Report	2.6.3.1.1, p. 28	Monthly as specified in the Component order	COR
30	- Service Report (Downtime and Incident Reporting)	3.9, p. 49	Monthly as specified in the Component order	COR
31	Spend Management Reports (Custom/Ad Hoc)	2.6.4.1.6, p. 32 2.6.4.1.7, p. 32 2.6.4.1.8, p. 32	As Requested	COR
32	Savings Recommendations	2.6.4.1.10, p. 32	Monthly	COR
Process
33	Web-based Ordering Portal Capability	2.6.1.2, p. 24	NLT 45 business Days after award	COR
34	Agency Transition Data	2.4.2.3, p. 21	As Requested	COR
35	Section 508 Compliance	3.4, p. 44-45	NLT 30 business days after award NLT 30 business days before new device models are deployed	COR

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

Number	Deliverable	Section/Page	Delivery Date	Deliver to
	Demonstration of electronic data transfer capabilities	2.4.1.3, p. 19	NLT 5 business days after Web Portal Acceptance	COR
37	MACD Automated Process	2.6.3.1, p. 28	NLT 5 business days after Web Portal Acceptance	COR
38	Device Disposition/Disposal Services Process	2.6.3.2, p. 29	NLT 5 business days after Web Portal Acceptance	COR

3.7 Performance Status Report

As stated in Deliverable Number 16 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the Contractor shall provide a Performance Status Report (PSR) to the CO and COR/PO via electronic mail or in person during a designated meeting. The contractor shall present deliverables, discuss progress, exchange information and resolve emergent problems and issues. These meetings shall take place at the Government's facility and/or via teleconference. Specific details for the reportable items will be provided at the order level.

3.8 Contract Management Status Report (CMSR)

The CMSR is the primary report to the Government concerning all activities and actions related to the execution of the requirements of the IDIQ contract. The contents of the CMSR are also addressed in Section 2.6.2.1.1 and are referenced throughout this SOW. At a minimum the report shall contain the following information: Key contract and agreement events and dates, rate plan optimization recommendations, results and savings, contract optimization recommendations, results and savings. As stated in Deliverable Number 17 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the due date of the CMSR will be not later than the fifteenth (15th) calendar day of the month following the month of performance.

3.9 Downtime and Incident Reporting

As stated in Deliverable Number 30, 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the contractor shall provide standard reports which shall include information/data on all applicable wireless services provided and any “downtimes” or incidents affecting service in a Department standardized template. This template will define details of the incident or outage by organizational breakdown and reporting structure. Additionally, the contractor shall provide an after action report (AAR) for any and all incidents causing service interruptions. This information shall be contained in Section 3.8 Contract Management Status Report (CMSR) as part of the SOW.

3.10 Service Catalog Reporting:

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

The contractor shall update and contribute cellular wireless device data and service plans to a Service Catalog. These updates shall correspond to the release of a new service catalog, but the interval will be determined by the Government. Updates and distribution will be determined by the Components at the Order level.

3.11 Business Continuity Plan

The contractor shall prepare and submit a Business Continuity Plan (BCP) to the Government. As stated in Deliverable Number 11 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, the BCP shall be due forty-five (45) business days after the date of award, and will be updated on an annual basis or as requested by the OCIO COOP POC. The BCP shall document Contractor plans and procedures to maintain support during an emergency, including natural disasters and acts of terrorism. The BCP shall include the following:

●
A description of the contractor’s emergency management procedures and policy
●
Website/Portal disaster recovery plan
●
Designate a key person as an Emergency Relocation Group member who will participate in any training or exercise conducted by DHS
●
Establish a call tree for all personnel working within the scope of this IDIQ contract along with methodology in which primary and alternate contacts may contact them
●
A description of how the contractor will account for their employees during an emergency
●
How the contractor will communicate with the Government during emergencies
●
A list of primary and alternate contractor points of contact, each with primary and alternate:
o
Telephone numbers
o
E-mail addresses

Individual BCPs shall be activated immediately after determining that an emergency or incident has occurred, shall be operational within four (4) hours of activation or as directed by the Government based on the incident or event, and shall be sustainable until the emergency situation is resolved and normal conditions are restored or the IDIQ contract is terminated, whichever occurs first. In case of a life-threatening emergency, the COR shall be immediately contacted by the contractor's Program Manager to ascertain and present the status of any contractor personnel who were located in Government controlled space affected by the emergency. When any disruption of operations occurs, the contractor Program Manager and the COR shall promptly open an effective means of communication and verify:

●
Key points of contact (Government and contractor)
●
Temporary work locations (alternate office spaces, telework, virtual offices, etc.)
●
Means of communication available under the circumstances (e.g. email, webmail, telephone, FAX, courier, etc.)
●
Essential Contractor work products expected to be continued, by priority
●
Participate in any necessary bridges stood up by DHS

The Government and contractor Program Manager shall make use of the resources and tools available to continue contracted functions to the maximum extent possible under emergency circumstances. The Government will provide the contractor with three (3) DHS Government Emergency Telecommunication

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

Service (GETS) cards for use at the contractor’s Help Desk facility in support of all DHS Components. A GETS card allows the holder to communicate over existing paths with a high likelihood of call completion during the most severe conditions of high-traffic congestion and disruption. Use of the Government provided GETS cards by the contractor’s Help Desk shall be limited to calls made to carriers and equipment providers on behalf of DHS Components only. The contractor is prohibited from using the DHS issued GETS Cards in support of its own corporate or personal use. The Government provided GETS cards must be returned to DHS HQ upon the completion of the last period of performance under the IDIQ contract.

The three (3) DHS GETS cards will be issued and assigned to the three separate personnel. The contractor’s Program Manager is responsible for ensuring that the three DHS GETS cards are maintained and stored securely by the assigned personnel. The contractor shall notify the CWMS IDIQ contract level CO and COR within five (5) business days whenever one of the DHS GETS cards is re-assigned to other personnel. The notification shall include the name, title, and phone number of the personnel the card is being re-assigned.

Contractors shall obtain approval from the CO prior to incurring costs over and above those allowed for under the terms of the IDIQ contract. Regardless of order type, and or work location, contractors performing work in support of authorized tasks within the scope of their order shall charge those hours accurately in accordance with the terms of the order.

3.12 Strategic Sourcing Report

The DHS Strategic Sourcing Program Office (SSPO) tracks actual spend and savings on all Department-wide vehicles. In order to be more efficient in this reporting, SSPO is developing reporting standards for all new Department-wide vehicles. As stated in Deliverable Number 13 of Section 3.6 Table of Deliverables: Meetings, Plans, Reports, and Processes, this report shall be submitted to the IDIQ contract level CO, the IDIQ contract level COR and the SSPO at sspo@dhs.gov on a quarterly basis. The format will be agreed upon by both the IDIQ contract level CO, SSPO representative and the contractor.

3.13 Interrelationships of Contractors

(a) The Government has entered into other contractual relationships in order to provide technical support services in the conduct of studies, analyses and engineering activities separate from the work to be performed under this IDIQ contract, yet having links and interfaces to them. Further, the Government may extend these existing relationships or enter into new relationships. The Contractor may be required to coordinate with other Contractor(s) through the life of the CWMS IDIQ contract in providing suitable, non-conflicting technical interfaces and in avoidance of duplication of effort. By suitable tasking, other Contractor(s) may be requested to assist the Government in the technical review of the Contractor’s technical efforts. Information on reports provided under this IDIQ contract may, at the discretion of the Government, be provided to other Contractor(s) for the purpose of such review.

(b) A Non-Disclosure Agreement (NDA), DHS Form 11000-6, shall be signed by all Contractor employees assigned to perform services under a task order prior to any work commencing on the task order.

DHS Cellular Wireless Managed Services IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

4.0 GOVERNMENT FURNISHED RESOURCES

4.1 On-site Support

The Government will provide the workspace, equipment and supplies necessary to perform the on-site portion of Contractor services required in the IDIQ contract, unless specifically stated otherwise at the order level.

The Contractor shall use Government furnished information, data and documents only for the performance of work under this IDIQ contract, and shall be responsible for returning all Government furnished information, data, and documents to the Government at the end of the task order period of performance. The Contractor shall not release Government furnished information, data, and documents to outside parties without the prior and explicit consent of the Contracting Officer.

4.2 Government Furnished Equipment (GFE)

GFE will be determined at the Order level. For on-site support staff the Government will provide DHS approved computers and software that is required for access to the DHS network. At the Order level the Contractor shall be responsible for the support of the existing cellular wireless devices, which are considered Government Furnished Equipment (GFE). The table below is provided as a guide and will be completed in the Component level orders.

Device Type Estimated Number of Devices
Smart Phones
Cell Phones
Pagers
Data Devices
Total Devices

4.3 Contractor Furnished Property

The contractor shall furnish all facilities, materials, equipment (cellular devices) and services necessary to fulfill the requirements of this IDIQ contract, except for the Government Furnished Resources specified in SOW sections 4.1 and 4.2.

5.0 APPLICABLE DOCUMENTS

5.1 Basic Documentation and Reference Material

Federal Information Security Modernization Act of 2014
https://csrc.nist.gov/Topics/Laws-and-Regulations/laws/FISMA
Computer Security Act of 1987 (40 U.S.C. 1441 et seq.)
https://www.congress.gov/bill/100th-congress/house-bill/145
NIST FIPS 201 ―Personal Identity Verification (PIV) of Federal Employees and Contractors https://csrc.nist.gov/publications/detail/fips/201/2/final

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

NIST SP 800-63 ―Electronic Authentication Guideline
https://www.nist.gov/itl/tig/projects/special-publication-800-63

Title 49, Code of Federal Regulations, Part 1520, as amended, “Policies and Procedures of Safeguarding and Control of SSI,” as amended
https://www.ecfr.gov/cgi-bin/text-idx?tpl=/ecfrbrowse/Title49/49cfr1520_main_02.tpl

Title 6, Code of Federal Regulations, Part 29 as amended
https://www.ecfr.gov/cgi-bin/text-
idx?SID=0eed70ebf0ce6caa25bb81436bdfa7a4&mc=true&node=pt6.1.29&rgn=div5

HSPD-12 ―Policies for a Common Identification Standard for Federal Employees and Contractors https://www.dhs.gov/homeland-security-presidential-directive-12#1

Section 552a of title 5, United States Code (the Privacy Act)

https://www.justice.gov/opcl/privacy-act-1974

OMB Circular A-130
https://www.whitehouse.gov/sites/whitehouse.gov/files/omb/circulars/A130/a130revised.pdf

OMB M-10-15 ―FY 2010 Reporting Instructions for the Federal Information Security Management Act and Agency Privacy Management
https://www.whitehouse.gov/sites/whitehouse.gov/files/omb/memoranda/2010/m10-15.pdf

OMB M-11-11 "Continued Implementation of Homeland Security Presidential Directive (HSPD) 12– Policy for a Common Identification Standard for Federal Employees and Contractors https://www.whitehouse.gov/sites/whitehouse.gov/files/omb/memoranda/2011/m11-11.pdf

OMB M-06-16 ―Acquisition of Products and Services for Implementation of HSPD-12 https://www.whitehouse.gov/sites/whitehouse.gov/files/omb/memoranda/2006/m06-16.pdf

The Federal Acquisitions Regulations (FAR)

https://www.acquisition.gov
http://farsite.hill.af.mil

Homeland Security Acquisition Regulation (HSAR)

http://farsite.hill.af.mil/vmhsara.htm

Section 508 of the Rehabilitation Act

https://www.section508.gov/

6.0 IDIQ CONTRACT CORE SERVICE LEVELS

6.1 SLA 1 - Device Asset Management (CORE)

1. SLA SUMMARY
1A. SLA NAME	Device Asset Management	1B. PERFORMANCE CATEGORY	Quality

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

1C. SLA #	TBD	1D. TASK AREA	TBD
2. SLA OVERVIEW
2A. SLA DESCRIPTION
Maintain accurate information and accountability for all wireless devices to include device identifiers, services options, and end-user information to include all IDIQ contract related identifiers and accurately update Component specific Asset Management System (the specific tool shall be determined at the Order level)
This applies to all devices and assets covered under this order.

2B. PERFORMANCE PERIOD	This SLA is in effect on a continuous basis without interruption after transition and throughout the Contract Period of Performance.
3. SLA METRICS
3A. MEASUREMENT INTERVAL	● Audit of 25% of new equipment deployed from previous month ● Audit of 25% of entire wireless inventory (Quarterly) Compiled weekly and reported monthly and quarterly
3B. MEASUREMENT PERIOD	The Measurement Period begins at 00:01 on the first day of the month and ends at 24:00 on the last day of the month.
3 . SOURCE OF MEASUREMENT DATA	● Government Asset Management Database ● Contractor Asset Management Database ● TEM Web Portal
3D. METHOD OF SURVEILLANCE	Review monthly asset management report, Physical inspection of equipment and electronic verification by the Contractor
3C. TIMING OF MEASUREMENT	Measurement will be collected on a continuous basis and commence upon completion of transition
3D. EXCEPTIONS	Does not apply during transition
4. SLA MEASUREMENT
4A. CALCULATION	Number of devices that do not comply with the requirements of this service
4B. TARGET CRITERIA
> 95% surveyed devices, services, and administrative information accounted for, captured, and updated to the Component specific Asset Management database
(This criteria will be applicable 6 months after the transition period)

4C. MINIMUM ACCEPTABLE
> 90% of devices, services, and administrative information accounted for, captured, and updated to the Component specific Asset Management database
(This criteria will be applicable 6 months after the transition period)

4D. DEFINITIONS	None.
4E. INCENTIVE/DISINCENTIVE	Percentage of Inventory Compliance (>) 95.00% = no reduction in costs

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

(<) 95.00% and (>) 90.00% = 1% reduction in the total line service cost for the current billing cycle (CLIN X001).
(<) 90.00% = 3% reduction in the total line service cost for the current billing cycle (CLIN X001).

If the Team fails to provide acceptable Inventory Compliance (95.00% or greater) for two consecutive months or more, shall increase the credit percentage by 1% for each additional month that the SLA/SLA is not met.

(current billing cycle is 30 days)

5. SLA ADMINISTRATION
5A. REPORTING FREQUENCY
●          Weekly status report
●          Monthly performance report
●          Quarterly reporting to DHS during first year, semi-annual thereafter.
●          Reporting to commence upon completion of the IDIQ contract transition and continue through IDIQ contract award, IDIQ contract termination, or IDIQ contract completion.

5B. NOTES AND COMMENTS
This SLA applies to all devices the contractor manages. As devices are identified and captured within the asset management database (transitioned for existing devices) then those are applicable devices for this SLA. All new devices immediately are to be considered for this SLA. The method of auditing devices may include electronic query, physical inspection, telephonic query or other contractor recommended and DHS approved processes.

6.2 SLA 2 Cellular Wireless Managed Services Web Portal (CORE)

1. SLA SUMMARY
1A. SLA NAME	CWMS Web Portal Availability	1B. PERFORMANCE CATEGORY	TBD
1C. SLA #	TBD	1D. TASK AREA	TBD
2. SLA OVERVIEW
2A. SLA DESCRIPTION	The operations and availability of the web portal and all web portal services offered via the portal, including the Mobile Device Management services.
2B. PERFORMANCE PERIOD	This SLA is in effect on a continuous basis without interruption after IDIQ contract transition and throughout the IDIQ contract Period of Performance.
3. SLA METRICS
3A. MEASUREMENT INTERVAL	Compiled weekly, Presented monthly
3B. MEASUREMENT PERIOD	The Measurement Period begins at 00:01 on the first day of the month and ends at 24:00 on the last day of the month.

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

3C. SOURCE OF MEASUREMENT DATA
Ticket Reporting system provided by the contractor
DHS Ticket Reporting Systems (shall be identified in the Component order)
Authorized web portal monitoring tool
DHS Network and Application monitoring

3D. METHOD OF SURVEILLANCE	Review weekly, monthly, and quarterly reports provided from all ticket reporting systems. Periodic audits of service request ticket systems
3C. TIMING OF MEASUREMENT	Measurement will be collected on a continuous basis and commence upon completion of the IDIQ contract transition period
3D. EXCEPTIONS	None
4. SLA MEASUREMENT
4A. CALCULATION
Availability: Total hours available during the measurement period divided by the total hours of expected availability for the measurement period.
Restoration: Hours from identified down time to time of restoration of service for full access and functionality
(Scheduled down time, schedule maintenance time, authorized changes, or DHS specific network outages shall not be used in this calculation).

4B. TARGET CRITERIA	Web Portal access and services available 99.99% (This criteria will be applicable following the first 6 months of the IDIQ contract period following the transition period)
4C. MINIMUM ACCEPTABLE	Web Portal access and services available 95.99% (This criteria will be applicable during the first 6 months of the IDIQ contract following the transition period)
4D. DEFINITIONS	None
4E. INCENTIVE/DISINCENTIVE
Percentage of System Availability
(>) 99.99% = no reduction in costs
(<) 99.99% and (>) 95.99% = 1% reduction in the total line service cost for the current billing cycle (CLIN X001).
(<) 95.99% = 5% reduction in the total line service cost for the current billing cycle (CLIN X001).
If the Team fails to provide acceptable service availability (99.99% or greater) for two consecutive months or more, shall increase the credit percentage by 1% for each additional month that the SLA/SLA is not met.

5. SLA ADMINISTRATION
5A. REPORTING FREQUENCY
● Monthly performance report
● Quarterly reporting to DHS during first year, semi-annual thereafter.
● Reporting to commence upon completion of the IDIQ contract transition and continue through IDIQ contract award, IDIQ contract termination, or IDIQ contract completion.

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

5B. NOTES AND COMMENTS	This service level does not apply to any network or device related services not managed by the contractor

6.3 SLA 3 - Deliverables (including invoices)

1. SLA SUMMARY
1A. SLA NAME	Deliverables	1B. PERFORMANCE CATEGORY	TBD
1C. SLA #	TBD	1D. TASK AREA	TBD
2. SLA OVERVIEW
2A. SLA DESCRIPTION	Provide agreed upon deliverables/reports to designated DHS representatives. (This applies to all agreed upon deliverables listed within the response to this contract).
2B. PERFORMANCE PERIOD	This SLA is in effect on a continuous basis without interruption after IDIQ contract transition and throughout the IDIQ contract Period of Performance.
3. SLA METRICS
3A. MEASUREMENT INTERVAL	Compiled and Presented monthly
3B. MEASUREMENT PERIOD	The Measurement Period begins at 00:01 on the first day of the month and ends at 24:00 on the last day of the month.
3E. SOURCE OF MEASUREMENT DATA	● Ticket Reporting system provided by the contractor ● DHS Ticket Reporting Systems ● Authorized web portal monitoring tool ● DHS Network and Application monitoring
3D. METHOD OF SURVEILLANCE	Review weekly, monthly, and quarterly reports provided from all ticket reporting systems. Periodic audits of service request ticket systems
3C. TIMING OF MEASUREMENT	Measurement will be collected on a continuous basis and commence upon completion of the IDIQ contract transition period
3D. EXCEPTIONS	None
4. SLA MEASUREMENT
4A. CALCULATION	Number of late submittals for deliverables and reports Number or errors/problems with deliverables
4B. TARGET CRITERIA	100% of deliverables/reports delivered on time 100% of deliverables/reports delivered without errors

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

(This criteria will be applicable following the first 6 months of the IDIQ contract period following the transition period)
4C. MINIMUM ACCEPTABLE
All but one of deliverables/reports delivered on time
All but one of deliverables/reports delivered without errors
(This criteria will be applicable during the first 6 months of the IDIQ contract following the transition period)

4D. DEFINITIONS	Minimal Errors: Spelling, font, structure, calculations, and data errors.
4E. INCENTIVE/DISINCENTIVE
1) Percentage of Deliverable Compliance
2) Percentage of Deliverable Accuracy Compliance 100% = no reduction in costs
One deliverable missed = 1% reduction in the total line service cost for the current billing cycle (CLIN X001).
Two or more deliverables missed = 5% reduction in the total line service cost for the current billing cycle (CLIN X001).
If the Team fails to provide acceptable deliverable compliance or accuracy (100%) for two consecutive months or more, shall increase the credit percentage by 1% for each additional month that the SLA/SLA is not met.

5. SLA ADMINISTRATION
5A. REPORTING FREQUENCY
●  Monthly performance report
●  Quarterly reporting to DHS during first year, semi-annual thereafter.
●  Reporting to commence upon completion of the IDIQ contract transition and continue through IDIQ contract award, IDIQ contract termination, or IDIQ contract completion.

5B. NOTES AND COMMENTS	None.

6.4 SLA 4 - Customer Satisfaction Survey

1. SLA SUMMARY
1A. SLA NAME	Performance Management Satisfaction Rate	1B. PERFORMANCE CATEGORY	Quality
1C. SLA #	TBD	1D. TASK AREA	Management
2. SLA OVERVIEW
2A. SLA DESCRIPTION	Achieve consistently high levels of satisfaction with key DHS stakeholders.
2B. PERFORMANCE PERIOD	This SLA is in effect on a continuous basis without interruption throughout the IDIQ contract Period of Performance.

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

3. SLA METRICS
3A. MEASUREMENT INTERVAL	The Measurement Interval is 6 months for first year and then every 12 months thereafter.
3B. MEASUREMENT PERIOD	The Measurement Period begins at 00:01 on the first day of the month and ends at 24:00 on the last day of the month.
3E. SOURCE OF MEASUREMENT DATA	Data will be collected from management surveys containing satisfaction criteria specified by DHS that are either developed internally by DHS personnel or by a DHS -selected impartial 3rd party.
3F. METHOD OF SURVEILLANCE
Random Sampling. DHS will issue service satisfaction surveys to designated key DHS stakeholders and survey responses will be tabulated to determine overall satisfaction with Contractor delivery management of IT Services.

3C. TIMING OF MEASUREMENT	Measurements are taken within 5 days of the end of the Measurement Period.
3D. EXCEPTIONS	Field left blank intentionally.
4. SLA MEASUREMENT
4A. CALCULATION
The number of users who were Satisfied, More Than Satisfied, or Very Satisfied divided by the total number of completed surveys returned. At least 30 Government personnel must complete and return surveys for the results to have at least a 90% confidence factor with a 5% error rate.

4B. TARGET CRITERIA
≥ 90% of all survey respondents are Satisfied, More Than Satisfied, or Very Satisfied with Contractor delivery management of all DHS IT services.
(This criteria will be applicable following the first 6 months of the IDIQ contract period following the transition period)

4C. MINIMUM ACCEPTABLE
≥ 85% of all survey respondents are Satisfied, More Than Satisfied, or Very Satisfied with Contractor delivery management of all DHS IT services.
(This criteria will be applicable following the first 6 months of the IDIQ contract period following the transition period)

4D. DEFINITIONS	None.
4E. INCENTIVE/DISINCENTIVE
Percentage of Customer Satisfaction
(>) 90.00% = no reduction in costs
(<) 90.00% and (>) 85.00% = 1% reduction in the total line service cost for the current billing cycle (CLIN X001).
(<) 85.00% = 5% reduction in the total line service cost for the current billing cycle (CLIN X001).
If the Team fails to provide acceptable Customer Satisfaction (90.00% or greater) for two consecutive months or more, shall increase the credit percentage by 1% for each additional month that the SLA/SLA is not met.

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

5. SLA ADMINISTRATION
6A. REPORTING FREQUENCY
● Reporting to commence upon IDIQ contract award and continue throughout the Period of Performance.
Monthly reporting of SLA attainment for periods surveyed. Quarterly survey reporting from DHS during first year, semi-annual thereafter.

6B. NOTES AND COMMENTS	None.

7.0 Service Desk Service levels

7.1 Service Desk SLA 1 –Call Response Time (Speed to Answer)

1. SLA SUMMARY
1A. SLA NAME	Call Response Time	1B. PERFORMANCE CATEGORY	Timeliness
1C. SLA #	TBD	1D. TASK AREA	Service Desk
2. SLA OVERVIEW
2A. SLA DESCRIPTION	The timeliness of the contractor’s service desk from receipt of call to when an operator picks up the call.
2B. PERFORMANCE PERIOD	This SLA is in effect on a continuous basis without interruption throughout the IDIQ contract Period of Performance.
3. SLA METRICS
3A. MEASUREMENT INTERVAL	Compiled weekly and reported monthly.
3B. MEASUREMENT PERIOD	The Measurement Period begins at 00:01 on the first day of the month and ends at 24:00 on the last day of the month.
3G. SOURCE OF MEASUREMENT DATA	● Automated Call Distribution (ACD) ● Service Desk Trouble Ticket System ● Call Management System
3D. METHOD OF SURVEILLANCE
Provided automated report from ACD system/Phone System, review service desk tickets.
Calls will be classified as “regular” or “refresh” and logically separated by a Press “2” Option for a regular call or Press “1” Option for refresh project(s).

3C. TIMING OF MEASUREMENT	Measurement will be collected on a continuous basis and commence upon completion of transition
3D. EXCEPTIONS	None
4. SLA MEASUREMENT
4A. CALCULATION	Sum of all call waiting minutes divided by number of calls

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

4B. TARGET CRITERIA	≤45 Seconds for regular calls (7:00am (et) thru 5:00 pm(pt)) (This criteria will be applicable following the first 6 months of the IDIQ contract period less the transition period)
4C. MINIMUM ACCEPTABLE	≤ 60 Seconds for regular calls (7:00am (et) thru 5:00 pm(pt) (The minimum acceptable criteria will be applicable during the first 6 months of the IDIQ contract period less the transition period)
4D. DEFINITIONS	Based on a per call rate
4E. INCENTIVE/DISINCENTIVE
Average Speed of Answer (ASA)
(< or =) 45 seconds for regular calls = no reduction in costs

(>) 45 seconds and (<) 60 seconds for regular calls = 1% reduction in the total line service cost for the current billing cycle (CLIN X001).

(> or =) 60 seconds for regular calls = 3% reduction in the total line service cost for the current billing cycle (CLIN X001).

If the Team fails to provide acceptable ASA (45 seconds for regular) for two consecutive months or more, shall increase the credit percentage by 1% for each additional month that the SLA/SLA is not met.

5. SLA ADMINISTRATION
5A. REPORTING FREQUENCY
Weekly collection of data, monthly reporting of SLA attainment for periods surveyed. Quarterly reporting from DHS during first year, semi-annual thereafter. Period of reportable data is monthly (ex. October = 31 days)
● Reporting to commence upon completion of the IDIQ contract transition and continue through IDIQ contract award, IDIQ contract termination, or IDIQ contract completion.

5B. NOTES AND COMMENTS

7.2 Service Desk SLA 2 - Call Abandonment Rate

1. SLA SUMMARY
1A. SLA NAME	Call Abandonment	1B. PERFORMANCE CATEGORY	Quality
1C. SLA #	TBD	1D. TASK AREA	Service Desk
2. SLA OVERVIEW
2A. SLA DESCRIPTION	The measure of number of calls to the contractor’s service desk that are abandoned, as well as the average time to abandon the call

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

2B. PERFORMANCE PERIOD	This SLA is in effect on a continuous basis without interruption throughout the IDIQ contract Period of Performance.
3. SLA METRICS
3A. MEASUREMENT INTERVAL	Compiled weekly and reported monthly.
3B. MEASUREMENT PERIOD	The Measurement Period begins at 00:01 on the first day of the month and ends at 24:00 on the last day of the month.
3E. SOURCE OF MEASUREMENT DATA	Automated Call Distribution (ACD) Service Desk Trouble Ticket System Call Management System
3F. METHOD OF SURVEILLANCE	Provided automated report from ACD system/Phone System/ or Call Management System, and review service desk tickets.
3C. TIMING OF MEASUREMENT	Measurement will be collected on a continuous basis and commence upon completion of transition
3D. EXCEPTIONS	None
4. SLA MEASUREMENT
4A. CALCULATION	Total number of calls abandoned divided by the total number of calls
4B. TARGET CRITERIA	< 3% (This criteria will be applicable following the first 6 months of the IDIQ contract period less the transition period)
4C. MINIMUM ACCEPTABLE	< 5% (The minimum acceptable criteria will be applicable during the first 6 months of the IDIQ contract period less the transition period)
4D. DEFINITIONS	Based on a per call rate
4E. INCENTIVE/DISINCENTIVE
Target Criteria: > 3% = 1% reduction in the total service desk value per the current billing cycle (CLIN X001)

Minimum Acceptable: > 5% = 3% reduction in the total service desk value per the current billing cycle (CLIN X001)

5. SLA ADMINISTRATION
5A. REPORTING FREQUENCY
Weekly collection of data, monthly reporting of SLA attainment for periods surveyed. Quarterly reporting from DHS during first year, semi-annual thereafter. Period of reportable data is monthly (ex. October = 31 days)
Reporting to commence upon completion of the IDIQ contract transition and continue through IDIQ contract award, IDIQ contract termination, or IDIQ contract completion.

5B. NOTES AND COMMENTS	None.

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ADDITIONAL REQUIREMENTS

8.0 IDIQ Contract Other Conditions

8.1 Ordering Period

The IDIQ contract will have a 12-month base ordering period from date of IDIQ contract award, with four (4) 12-month optional ordering periods.

Task orders may be issued at any time during the IDIQ contract’s ordering period. The period of performance will be specified in the individual orders.

8.2 Place of Performance

DHS requires that primary services be performed primarily off-site at the contractor’s facilities. On-site services shall include as-needed and travel only staff support and logistical support. The specific place of performance for these locations will be determined at the Order level. The contractor shall recommend and provide sufficient staff to maintain all levels of performance and service support.

The place of performance for in-building wireless services shall include DHS facilities within the continental United States. The OCONUS support will be provided remotely for wireless services offering and trouble shooting effort over the phone.

8.2.1 As-needed and Travel only staff support

The as-needed and travel only service is intended to provide occasional on-site support. The as-needed and travel only support will be based on pre-approved COR or CO authorization. The locations of the service will be determined at the Order level.

8.2.2 Logistical support:

The storage, inventory, distribution, and accountability of all cellular wireless devices from staging areas is authorized for supporting the shipping and receiving of equipment from contractor provided and staffed DHS approved locations. The logistic support locations may include the use of DHS facilities as forward staging areas to facilitate shipping and receiving of equipment. The location and facilities will be determined at the Order level.

8.3 Hours of Operation

Per Section II, paragraph 2.5, Service Support Program, the contractor shall establish a service support program (staff and support structure), to include service desk and on-site support, for all authorized DHS staff requesting service related to CWMS. The core hours of support are Monday through Friday between the hours of 7:00 a.m. – 8:00 p.m. ET. Limited after hours support shall be available from 8:00 p.m. to 7:00 a.m. ET. The overall hours of support may vary by Component order and will be specified at the Order level.

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8.3.1 Cellular Wireless Management Portal Availability

The Web Site/Portal shall be available 24X7X365 per year. Specific requirements for downtime due to maintenance shall be negotiated and approved by the government prior to implementation. The portal shall have a backup and redundancy capability and service.

 8.4 Type of Contract

The IDIQ contract will allow for Firm Fixed Price (FFP), Time and Materials (T&M), Labor Hour (LH) type orders, and a hybrid mix of any of these order types.

 8.5 Inspection and Acceptance

Inspection and acceptance of products and services shall be performed by a duly authorized Government representative identified in the IDIQ contract in accordance with the Inspection and Acceptance clauses in the IDIQ contract and as further defined in the Order.

All deliverables will be inspected for content, completeness, accuracy and conformance to the IDIQ contract requirements by the IDIQ contract level COR or as detailed in individual Component level Orders. Inspection may include validation of information or software through the use of automated tools for the deliverables, as specified in the IDIQ and subsequent orders.

Performance management and accountability through service level management and metrics analysis is an integral part of this IDIQ contract. In addition to any applicable inspection clauses or other related terms and conditions contained in the IDIQ contract, performance and service level management shall serve as a primary tool for inspection and acceptance of services as facilitated by the Contracting Officer’s Representative (COR), or Component Program Office (PO).

FAR Clause Inspection Reference:
FAR 52.246-6 Inspection Time-and-Material and Labor-Hour (May 2001)

9.0 Travel

The Contractor may be required to travel to support the order requirements. All travel required by the Government, when the travel destination is beyond a 50 miles radius of the Contractor’s primary work location (either the assigned DHS onsite facility or the Contractor’s corporate office) will be reimbursed to the Contractor in accordance with the Federal Travel Regulations and FAR 31.205-46. The contractor shall be responsible for obtaining advance COR approval (electronic mail is acceptable) for all reimbursable travel in advance of each travel event. The travel requirement will be either in the contiguous United States (CONUS) or outside the contiguous United States (OCONUS).

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10.0 Contractor Personnel

10.1 Security

Contractor access to unclassified, but Security Sensitive Information may be required under this SOW. Contractor employees shall safeguard this information against unauthorized disclosure or dissemination.
10.1.1 Instructions regarding Security Requirements for Contract/Orders See IDIQ Terms and Conditions, Section 18. Security Requirements

Federal Acquisition Regulation (FAR) Subpart 4.4, 52.204-1 Safeguarding Classified Information Within Industry

This IDIQ contract supports orders from Unclassified to Secret with Top Secret /Sensitive Compartmented Information (SCI) access control during the overall period of performance for the IDIQ contract. Contract Security Classification Specification, DD Form 254 will be incorporated at time of task order award for security requirements and classification guidance, as applicable. The Contract awardee must be able to acquire a Top Secret Facility Clearance Level within one (1) year after contract award Failure to meet this requirement may result in contract termination.

The Contract employees, performing work in support of this award shall have been granted at a minimum “Top Secret” security clearance from the Defense Industrial Security Clearance Office. The contract employees will only have access to SECRET level information until Defense Security Service has granted a full TS to the Contractor Facility.

Note: Interim TS is not accepted by DHS for access to Top Secret information.

* This can only apply if SECRET level work is available until a Final Facility Level Clearance at TS is granted. Not all contract personnel may require access at the full TS/SCI level. This is determined by the CO/PM on the 1125 form sent to Personnel Security for Suitability/Onboarding. The contract employees will only have access to SECRET level information until Defense Security Service has granted a full TS to the Contractor Facility.

10.2 Observance of Legal Holidays and Excused Absence

(a) The Government hereby provides notification that Government personnel observe the following listed days as Federal holidays:

1) New Year’s Day
2) Martin Luther King’s Birthday
3) President’s Day
4) Memorial Day
5) Independence Day

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6) Labor Day
7) Columbus Day
8) Veteran’s Day
9) Thanksgiving Day
10) Christmas Day

(b) In addition to the days designated as Federal holidays, the Government observes the following days:

(1) Any day designated by Federal Statute
(2) Any day designated by Executive Order
(3) Any day designated by the President’s Proclamation

(c) It is understood and agreed between the Government and the Contractor that observance of such days by Government personnel shall not otherwise be a reason for an additional period of performance, or entitlement of compensation except as set forth within the contract. In the event the Contractor’s personnel work during the holiday, they may be reimbursed by the Contractor, however, no form of holiday or other premium compensation will be reimbursed either as a direct or indirect cost, other than their normal compensation for the time worked. This provision does not preclude reimbursement for authorized overtime work if applicable to this contract.

(d) When governmental entities grant excused absence to its employees, assigned Contractor personnel may also be dismissed. The Contractor agrees to continue to provide sufficient personnel to perform critical tasks already in operation or scheduled, and shall be guided by the instructions issued by the COR.

(e) If Government personnel are furloughed, the Contractor shall contact the CO or the COR to receive direction. It is the Government’s decision as to whether the IDIQ contract price/cost will be affected. Generally, the following situations apply:

1) Contractor personnel that are able to continue performance (either on-site or at a site other than their normal work station) shall continue to work and the order price shall not be reduced or increased.
2) Contractor personnel that are not able to continue performance (e.g., support functions) may be asked to cease their work effort.

(f) In those situations that furloughed Government personnel are reimbursed, the Contractor may not invoice for their employees working during the Government furlough until such time as the special legislation affecting Government personnel is signed into law by the President of the United States.

10.3 Continuity of Support

The Contractor shall ensure that the contractually required level of support for this requirement is maintained at all times. The Contractor shall ensure that all contract support personnel are present

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for all hours of the workday. If for any reason the Contractor staffing levels are not maintained due to vacation, leave, appointments, etc., and replacement personnel will not be provided, the Contractor shall provide e-mail notification to the COR prior to employee absence. Otherwise, the Contractor shall provide a fully qualified replacement.

10.4 Qualified Personnel

The Contractor shall provide qualified personnel to perform all requirements specified in this SOW.

10.4.1 Key Personnel

Before replacing any individual designated as Key by the Government, the Contractor shall notify the Contracting Officer no less than fifteen (15) business days in advance, submit written justification for replacement, and provide the name and qualifications of any proposed substitute(s). All proposed substitutes shall possess qualifications equal to or superior to those of the Key person being replaced. The Contractor shall not replace Key Contractor personnel without acknowledgment from the Contracting Officer. The position of Program Manager is identified as Key Personnel for this requirement at the IDIQ contract level. All Order level Key Personnel will be identified by the ordering activity.

10.4.2 Program Manager

The Contractor shall provide a Program Manager (PM) who shall be responsible for all Contractor work performed under this SOW. The PM shall be a single point of contact for the Contracting Officer and the COR. The name of the PM, and the name(s) of any alternate(s) who shall act for the Contractor in the absence of the PM, shall be confirmed at the time of award based on the proposal submitted. The PM is further designated as Key by the Government. During any absence of the PM, only one alternate shall have full authority to act for the Contractor on all matters relating to work performed under this IDIQ contract. The PM and all designated alternates shall be able to read, write, speak and understand English. Additionally, the contractor shall not replace the PM without prior acknowledgement from the Contracting Officer.

The PM shall be available to the COR via telephone and or email. The PM shall respond to a request for discussion or resolution of all performance, service, delivery, and technical inquiries or problems within 2 hours of notification.

10.4.3 Employee Identification

10.4.3.1

Visiting Contractor employees shall comply with all Government escort rules and requirements. All Contractor employees shall identify themselves as Contractors when their status is not readily apparent and display all identification and visitor badges in plain view above the waist at all times.

10.4.3.2

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Contractor employees working on-site at Government facilities shall wear a Government issued identification badge. All Contractor employees shall identify themselves as Contractors when their status is not readily apparent (in meetings, when answering Government telephones, in e-mail messages, etc.) and display the Government issued badge in plain view above the waist at all times.

10.5 Employee Conduct

Contractor’s employees shall comply with all applicable Government regulations, policies and procedures (e.g., fire, safety, sanitation, environmental protection, security, “off limits” areas, wearing of parts of DHS uniforms, and possession of weapons) when visiting or working at Government facilities. The Contractor shall ensure Contractor employees present a professional appearance at all times and that their conduct shall not reflect discredit on the United States or the Department of Homeland Security. The Program Manager shall ensure Contractor employees understand and abide by Department of Homeland Security established rules, regulations and policies concerning safety and security.

10.6 Removing Employees for Misconduct or Security Reasons

The Government may, at its sole discretion (via the Contracting Officer), direct the contractor to remove any contractor employee from DHS facilities for misconduct or security reasons. Removal does not relieve the Contractor of the responsibility to continue providing the services required under the IDIQ contract or Component order. The Contracting Officer will provide the Contractor with a written explanation to support any request to remove an employee.

10.7 Disclosure of “Official Use Only” Information Safeguards

Any Government information made available or to which access is provided, and which is marked or should be marked “Official Use Only”, shall be used only for the purpose of carrying out the provisions of this IDIQ contract and shall not be divulged or made known in any manner to any person except as may be necessary in the performance of the IDIQ contract. Disclosure to anyone other than an officer or employees of the Contractor or Subcontractor at any tier shall require prior written approval of the Contracting Officer. Requests to make such disclosure should be addressed to the Contracting Officer.

Each officer or employee of the Contractor or Subcontractor at any tier to whom “Official Use Only” information may be made available or disclosed shall be notified in writing by the Contractor that “Official Use Only” information disclosed to such officer or employee can be used only for a purpose and to the extent authorized herein, and that further disclosure of any such “Official Use Only” information, by any means, for a purpose or to an extent unauthorized herein, may subject the offender to criminal sanctions imposed by 18 U.S.C. Sections 641 and 3571. Section 641 of 18 U.S.C. provides, in pertinent part, that whoever knowingly converts to his use or the use of another, or without authority sells, conveys, or disposes of any record of the United States or whoever receives the same with the intent to convert it to his use or gain, knowing it to have been converted, shall be guilty of a crime punishable by a fine or imprisoned up to ten years or both.

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10.8 Training

The Government will not allow costs, nor reimburse costs associated with the Contractor training employees in an effort to attain and/or maintain minimum personnel qualification requirements of this SOW.

11.0 Additional Requirements

This is information the Contractor will need and/or requirements the Contractor will need to accomplish in the performance of the SOW.

11.1 Interoperability and Functionality Services

Assist in the resolution of interoperability problems and testing new functionality prior to deploying new Wireless Devices, to include testing for Section 508 compliance in coordination with the DHS Office of Accessible Systems & Technology (OAST).

All wireless devices/equipment/models/configurations being provided to DHS under this contract shall first be reviewed and approved by DHS prior to deployment. Documentation on their interoperability, requirements compliance, and compliance with Section 508 requirements must be provided by the Contractor thirty days before a new model of device is deployed. Section 508 compliance must be established for the contractor’s initial device offerings by the service acceptance date.

11.2 Data Security and Safeguards:

Any cellular telecommunications services and devices provided through this contract shall comply with equivalent industry practices and standards. Encryption, when specified, shall be provided as follows:

11.2.1

Minimum security for these devices will be FIPS 140-2 Level 2 compliant, utilizing Advanced Encryption Standard (AES) software or hardware encryption. The devices will utilize at a minimum triple DES 128-bit hardware only encryption. Device and services shall meet or exceed FIPS certification or be in process thereof.

11.2.2

The Contractor shall provide or engage authorized device and services IDIQ contract awardees to provide security features and procedures to prevent electronic serial number cloning and fraudulent use of cloned equipment and service. As new security enhancements for cellular services are developed, DHS shall be offered the option of incorporating those enhancements into the order. As policies change or are finalized, the Contractor will be requested to respond to the ability to meet policy requirements in a timely fashion to the Government.

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11.2.3

Due to the unique nature of DHS’s missions, certain commonly available features on wireless devices must be disabled/locked down/ or removed prior to deployment (Videocast, Bluetooth, Wi-Fi, Infrared, Games, instant messaging, and/or Vcast). The Contractor shall recommend methodologies, such as mobile device management (MDM) software to achieve this task. The Government retains the right to approve any solution provided under this IDIQ contract.

11.2.4

All data will be protected by no less than Triple DES encryption for wireless transfers.

11.2.5

The portal, devices, service, and operations shall comply with the DHS Security Policy for Wireless devices/services (this information can be found in DHS MD 4300, link provided in section III subsection 5.1).

11.2.6

Handheld policy controls shall be available to maintain security protocols (password policies, encryption key updates, etc.).

11.2.7

Power on password protection with enforcement, to include password length, complexity, frequency of change, history, and disabling of user overrides.

11.2.7.1

No inbound firewall ports shall be opened.

11.2.7.2

Mobile Device Management Server administration is restricted to authorized contract staff and government selected authorized personnel only. The does not include user account administration, password resets, or other traditional service desk functions.

11.3 Compliance with DHS Security Policy

All hardware, software, and services provided under this order must be compliant with DHS 4300A DHS Sensitive System Policy and the DHS 4300A Sensitive Systems Handbook.

11.4 Encryption Compliance:

The following methods are acceptable for encrypting sensitive information:

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●
FIPS 197 (Advanced Encryption Standard (AES)) 256 algorithm and cryptographic modules that have been validated under FIPS 140-2.
●
National Security Agency (NSA) Type 2 or Type 1 encryption.
●
Public Key Infrastructure (PKI) (see paragraph 5.5.2.1 of the Department of Homeland Security (DHS) IT Security Program Handbook (DHS Management Directive (MD) 4300A) for Sensitive Systems).

11.5 Access to Unclassified Facilities, Information Technology Resources, and Sensitive Information Requirement

The assurance of the security of unclassified facilities, Information Technology (IT) resources, and sensitive information during the acquisition process and contract performance are essential to the DHS mission. DHS Management Directive (MD) 11042.1 Safeguarding Sensitive But Unclassified (For Official Use Only) Information, describes how contractors must handle sensitive but unclassified information. DHS 4300A Information Technology Systems Security and the DHS 4300B DHS Sensitive Systems Handbook prescribe policies and procedures on security for IT resources. Contractors shall comply with these policies and procedures, any replacement publications, or any other current or future DHS policies and procedures covering contractors specifically for all Service Orders that require access to DHS facilities, IT resources or sensitive information. Contractors shall not use or redistribute any DHS information processed, stored, or transmitted by the contractor, except as specified in the service order.

11.6 Security Review

The Government may elect to conduct periodic reviews to ensure that the security requirements contained in this contract are being implemented and enforced. The Contractor shall afford DHS, including the organization of the DHS Office of the Chief Information Officer, the Office of the Inspector General, authorized Contracting Officer’s Representative (COR), and other government oversight organizations, access to the Contractor’s facilities, installations, operations, documentation, databases and personnel used in the performance of this contract. The Contractor will contact the DHS Chief Information Security Officer to coordinate and participate in the review and inspection activity of government oversight organizations external to the DHS. Access shall be provided to the extent necessary for the government to carry out a program of inspection, investigation, and audit to safeguard against threats and hazards to the integrity, availability and confidentiality of DHS data or the function of computer systems operated on behalf of DHS, and to preserve evidence of computer crime.

11.7 Interconnection Security Agreements

Interconnections between DHS and non-DHS IT systems shall be established only through controlled interfaces and via approved service providers. The controlled interfaces shall be accredited at the highest security level of information on the network. Connections with other Federal agencies shall be documented based on interagency agreements; memoranda of understanding, service level agreements or interconnect service agreements.

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11.8 Required Protections for DHS Systems Hosted in Non-DHS Data Centers

Contractors are fully responsible and accountable for ensuring compliance with all Federal Information Security Management Act (FISMA), National Institute of Standards and Technology (NIST) Federal Information Processing Standard (FIPS), Federal Risk and Authorization Management Program (FedRAMP) and related DHS security control requirements (to include configuration guides, hardening guidance, DHS Security Policy, Procedures, and Architectural guidance). The contractor security procedures shall be the same or greater than those that are provided by DHS Enterprise Data Center(s).

11.8.1 Security Authorization

A Security Authorization of any infrastructure directly in support of the DHS information system shall be performed as a general support system (GSS) prior to DHS occupancy to characterize the network, identify threats, identify vulnerabilities, analyze existing and planned security controls, determine likelihood of threat, analyze impact, determine risk, recommend controls, perform remediation on identified deficiencies, and document the results. The Security Authorization shall be performed in accordance with the DHS Security Policy and the controls provided by the hosting provider shall be equal to or stronger than the FIPS 199 (https://csrc.nist.gov/csrc/media/publications/fips/199/final/documents/fips-pub-199-final.pdf) security categorization of the DHS information system.

On a periodic basis, the DHS and its Components, including the DHS Office of Inspector General, may choose to evaluate any or all of the security controls implemented by the contractor under these standards and policies. Evaluation could include, but is not limited to vulnerability scanning. The DHS and its Components reserve the right to conduct audits at their discretion. With ten working days’ notice, at the request of the Government, the contractor shall fully cooperate in and facilitate a Government-sponsored security control assessment at each location wherein DHS information is processed or stored, or information systems are developed, operated, maintained, or used on behalf of DHS, including those initiated by the Office of the Inspector General. The government may conduct a security control assessment on shorter notice (to include unannounced assessments) determined by DHS in the event of a security incident.

11.9 Enterprise Security Architecture

The contractor shall utilize and adhere to the DHS Enterprise Security Architecture. Areas of consideration shall include any or all of the following:

1) Use of multi-tier design (separating web, application and data base) with policy enforcement between tiers
2) Compliance with DHS Identity Credential Access Management (ICAM)
3) Security reporting to DHS central control points (i.e. the DHS Security Operations Center (SOC)) and integration into DHS Security Incident Response

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4) Integration into DHS Change Management (for example, the Infrastructure Change Control Board (ICCB) process)

11.10 Continuous Monitoring

The contractor shall participate in DHS’ Continuous Monitoring Strategy and methods or shall provide a Continuous Monitoring capability that the DHS determines acceptable. The DHS Chief Information Security Officer (CISO) issues annual updates to its Continuous Monitoring requirements via the Annual Information Security Performance Plan. At a minimum, the contractor shall implement the following processes:

11.11 Specific Protections

Specific protections that shall be provided by the contractor include, but are not limited to the following:

11.11.1 Security Operations

The Contractor shall support regular reviews with the DHS Information Security Office to coordinate and synchronize the security posture of the contractor hosting facility with that of the DHS Data Centers. The contractor staff shall also analyze the information generated by the devices for security events, respond to real-time events, correlate security device events, and perform continuous monitoring. It is recommended that the contractor staff shall also support and contribute to the DHS service request and trouble ticketing systems in which incidents and outages are recorded. In the event of an incident, the contractor shall adhere to the incident response plan.

11.11.2 Computer Incident Response Services

The Contractor shall provide Computer Incident Response Team (CIRT) services. The contractor shall adhere to the standard Incident Reporting process as determined by the Component and is defined by a DHS-specific incident response plan that adheres to DHS policy and procedure for reporting incidents. The contractor shall conduct Incident Response Exercises to ensure all personnel are familiar with the plan. The contractor shall notify the DHS SOC of any incident in accordance with the Incident Response Plan and work with DHS throughout the incident duration.

11.11.4 Intrusion Detection Systems and Monitoring

The Contractor shall provide the design, configuration, implementation, and maintenance of the sensors and hardware that are required to support the Network Intrusion Detection System (NIDS) solution. The contractor is responsible for creating and maintaining the NIDS rule sets. The NIDS solution should provide real-time alerts. These alerts and other relevant information shall be located in a central repository. The NIDS shall operate 24x7x365. A summary of alerts shall be reported to DHS COR in weekly status reports. If

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an abnormality or anomaly is identified, the contractor shall notify the appropriate DHS point of contact in accordance with the incident response plan.

11.11.5 Physical and Information Security and Monitoring

The Contractor shall provide a facility using appropriate protective measures to provide for physical security. The facility will be located within the United States and its territories. The contractor shall maintain a process to control physical access to assets. DHS IT Assets shall be monitored 24x7x365. A summary of unauthorized access attempts shall be reported to the appropriate DHS security office.

11.11.6 Vulnerability Assessments

The Contractor shall provide all information from any managed device to DHS, as requested, and shall assist, as needed, to perform periodic vulnerability assessments of the network, operating systems, and applications to identify vulnerabilities and propose mitigations. Vulnerability assessments shall be included as part of compliance with the continuous monitoring of the system.

11.11.7 Anti-malware (e.g., virus, spam)

The Contractor shall design, implement, monitor and manage to provide comprehensive anti-malware service. The contractor shall provide all maintenance for the system providing the anti-malware capabilities to include configuration, definition updates, and comply with DHS’ configuration management / release management requirements when changes are required. A summary of alerts shall be reported to DHS COR in weekly status reports. If an abnormality or anomaly is identified, the contractor shall notify the appropriate DHS point of contact in accordance with the incident response plan.

11.11.8 Patch Management

The Contractor shall provide patch management services for cellular wireless devices. The contractor shall push patches that are required by vendors and the DHS system owner. This is to ensure that the infrastructure and applications that directly support the DHS information system are current in their release and that all security patches are applied. The contractor shall be informed by DHS which patches that are required by DHS through the Information Security Vulnerability Management bulletins and advisories. Core applications, the ones DHS utilizes to fulfill their mission, shall be tested by DHS. However, the contractor shall be responsible for deploying patches as directed by DHS. It is recommended that all other applications (host-based intrusion detection system (HIDS), network intrusion detection system (NIDS), Anti-malware, and Firewall) shall be tested by the contractor prior to deployment in a test environment.

11.11.9 Log Retention

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Log files for all infrastructure devices, physical access, and anti-malware should be retained online for 180 days and offline for three (3) years.

11.12 Personal Identification Verification (PIV) Credential Compliance

Authorities:

●
HSPD-12 ―Policies for a Common Identification Standard for Federal Employees and Contractors
●
OMB M-11-11 Continued Implementation of Homeland Security Presidential Directive (HSPD) 12– Policy for a Common Identification Standard for Federal Employees and Contractors
●
OMB M-06-16 ―Acquisition of Products and Services for Implementation of HSPD-12
●
NIST FIPS 201 ―Personal Identity Verification (PIV) of Federal Employees and Contractors
●
NIST SP 800-63 ―Electronic Authentication Guideline
●
OMB M-10-15 ―FY 2010 Reporting Instructions for the Federal Information Security Management Act and Agency Privacy Management

Procurements for products, systems, services, hardware, or software involving controlled facility or information system shall be PIV-enabled by accepting HSPD-12 PIV credentials as a method of identity verification and authentication.

Procurements for software products or software developments shall be compliant by PIV by accepting PIV credentials as the common means of authentication for access for federal employees and contractors.

PIV-enabled information systems must demonstrate that they can correctly work with PIV credentials by responding to the cryptographic challenge in the authentication protocol before granting access.

If a system is identified to be non-compliant with HSPD-12 for PIV credential enablement, a remediation plan for achieving HSPD-12 compliance shall be required for review, evaluation, and approval by the CISO.

11.13 DHS Governance

To comply with DHS Governance policies and procedures, the contractor shall:

11.13.1

Support and comply with all DHS governance process and procedures. Governance is continuous and shall be applied to all operation activities.

11.13.2

Comply with governance process and procedures that include the DHS System Engineer Life Cycle, Integrated Change Control Board (ICCB), Software Exception Requirements (SER), Hardware Exception Requirements (HER), and Technical Resource Manual (TRM)

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compliance and any Component specific project management, change management, or configuration management procedures. Component level compliance information and related meeting requirements will be presented at the Order level.

11.13.3

Ensure the introduction of all technologies and service shall be subject to DHS Governance processes and procedures.

11.14 Intellectual Property Records and Data Rights

Records and data shall be documented in deliverable reports (electronically). Any databases/codes shall that reside on DHS equipment shall be delivered electronically and become the sole property of the United States Government.

The Contractor shall maintain, transmit, retain in strictest confidence, and prevent the unauthorized duplication, use, and disclosure of personnel information. The Contractor agrees to assume responsibility for protecting the confidentiality of Government records, which are not public information. Each Contractor or employee of the Contractor to whom information may be made available or disclosed shall be notified in writing by the Contractor that such information may be disclosed only for a purpose and to the extent authorized by this SOW.

Performance of this effort may require the Contractor to access and use Government contractor proprietary data and information whose dissemination or use, other than for the intended performance of this effort, would be adverse to the interests of the DHS.

Contractor personnel shall not divulge or release data or information developed or obtained in performance of this effort, until made public by the DHS, except to authorize government personnel or upon written approval from DHS COR. The Contractor shall not use, disclose, or reproduce proprietary data that bears a restrictive legend, other than as required in the performance of this effort.

This IDIQ contract does preclude the use of any data independently acquired by the Contractor without such limitations or prohibits an agreement at no cost to DHS between the Contractor and the data owner that provides for greater rights to the Contractor.

DHS, for itself and such others as it deems appropriate, will have unlimited rights under this IDIQ contract and subsequent orders to all information and material developed under this order and furnished to the Agency and documentation thereof, reports and listing, and all other items pertaining to the work and services pursuant to this agreement including any copyright. Unlimited rights under this IDIQ contract and subsequent orders are rights to use, duplicate, or disclose data, and information, in whole or part in any manner and for any purpose whatsoever without compensation to or approval from the Contractor.

DHS will at all reasonable times have the right to inspect the work and will have access to and the right to make copies of the above mentioned items. All digital files and data, and other products

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processed, evaluated, loaded, and/or created as a result of this order, shall become the sole property of the DHS unless specific exception is granted by the Contracting Officer.

11.14.1 Protection of Information

Contractor access to proprietary information is required under this IDIQ contract. Contractor employees shall safeguard this information against unauthorized disclosure or dissemination in accordance with DHS MD 11042.1, Safeguarding Sensitive But Unclassified (For Official Use Only) Information. The Contractor shall ensure that all Contractor personnel having access to business or procurement sensitive information sign a non-disclosure agreement (DHS Form 11000-6). The Contractor shall in the act of transferring and or purging data be in compliance with NIST Special Publication 800-88 (Guidelines for Media Sanitization).

12.0 SECTION 508 COMPLIANCE

12.1 Section 508 Requirements Accessibility Standards

The Department of Homeland Security considers accessibility to Electronic and Information Technology (EIT) a priority for all employees and external customers, including people with disabilities. DHS requires that EIT procured, developed, maintained, or utilized meets the accessibility requirements under Section 508 of the Rehabilitation Act of 1973, as amended. This is to ensure the accessibility of its programs and activities to people with disabilities, specifically its obligation to acquire accessible EIT.

The EIT that is covered under the Section 508 Accessibility Standards includes any equipment or interconnected system or subsystems of equipment that is used in the creation, conversion, or duplication of data or information. The term EIT includes, but is not limited to, software applications and operating systems, telecommunications products, websites and web browsers, video, multimedia, and office equipment (e.g., desktops and notebook computers).

Telephones and peripheral equipment supplied under this IDIQ contract shall be manufactured in accordance with Federal Communication Commission hearing aid compatibility technical standards contained in Section 68.316 and the Telecommunication Act of 1996 and Section 508 of the Rehabilitation Act of 1973, as amended.

The Contractor shall comply with the Section 508, Subpart B, and Technical Standards. Additional documentation related to Section 508 and DHS’s application of Section 508 and product accessibility standards can be provided by OAST.

All EIT deliverables within this work statement shall comply with the applicable technical and functional performance criteria of Section 508 unless exempt. Specifically, the following applicable standards have been identified:

Title	Description
36 CFR	Software Applications and Operating Systems, applies to all EIT software applications
1194.21	and operating systems procured or developed under this work statement including but

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IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

Title	Description
not limited to GOTS and COTS software. In addition, this standard is to be applied to
Web-based applications when needed to fulfill the functional performance criteria. This standard also applies to some Web based applications as described within 36 CFR
1194.22.
36 CFR	Web-based Intranet and Internet Information and Applications, applies to all Web-
1194.22
based deliverables, including documentation and reports procured or developed under this work statement. When any Web application uses a dynamic (non-static) interface, embeds custom user control(s), embeds video or multimedia, uses proprietary or technical approaches such as, but not limited to, Flash or Asynchronous JavaScript and XML (AJAX) then “1194.21 Software” standards also apply to fulfill functional performance criteria.

36 CFR	Telecommunications Products, applies to all telecommunications products including
1194.23	end-user interfaces such as telephones and non-end-user interfaces such as switches, circuits, etc. that are procured, developed or used by the Federal Government.
36 CFR	Self-Contained, Closed Products, applies to all EIT products such as printers, copiers,
1194.25	fax machines, kiosks, etc. that are procured or developed under this work statement.
36 CFR	Desktop and Portable Computers, applies to all desktop and portable computers,
1194.26	including but not limited to laptops and personal data assistants (PDA) that are procured or developed under this IDIQ contract.
36 CFR	Functional Performance Criteria applies to all EIT deliverables regardless of delivery
1194.31	method. All EIT deliverable shall use technical standards, regardless of technology, to fulfill the functional performance criteria.
36 CFR	Information Documentation and Support, applies to all documents, reports, as well as
1194.41	help and support services. To ensure that documents and reports fulfill the required
“1194.31 Functional Performance Criteria”, they shall comply with the technical standard associated with Web-based Intranet and Internet Information and

Applications at a minimum. In addition, any help or support provided in this work statement that offer telephone support, such as, but not limited to, a help desk shall have the ability to transmit and receive messages using TTY.

Exceptions for this work statement have been determined by DHS and only the exceptions described herein may be applied. Any request for additional exceptions shall be sent to the COR and determination will be made in accordance with DHS MD 4010.2. DHS has identified the following exceptions that may apply:

Title	Description
36 CFR 1194.2(b) – (COTS/GOTS products),
When procuring a product, each agency shall procure products which comply with the provisions in this part when such products are available in the commercial marketplace or when such products are developed in response to a Government solicitation. Agencies cannot claim a product as a whole is not commercially available because no product in the marketplace meets all the standards. If products are

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

commercially available that meet some but not all of the standards, the agency must procure the product that best meets the standards.

When applying this standard, all procurements of EIT shall have documentation of market research that identify a list of products or services that first meet the agency business needs, and from that list of products or services, an analysis that the selected product met more of the accessibility requirements than the non-selected products as required by FAR 39.2. Any selection of a product or service that meets less accessibility standards due to a significant difficulty or expense shall only be permitted under an undue burden claim and requires approval from the DHS Office of

Accessible Systems and Technology (OAST) in accordance with DHS MD 4010.2.
36 CFR	Incidental to Contract, all EIT that is exclusively owned and used by the Contractor to
1194.3(b)
fulfill this work statement does not require compliance with Section 508. This exception does not apply to any EIT deliverable, service or item that will be used by any Federal employee(s) or member(s) of the public. This exception only applies to those contractors assigned to fulfill the obligations of this work statement and for the purposes of this requirement, are not considered members of the public.

12.2 Additional Accessibility Requirements

The DHS Office of Accessible Systems & Technology considers accessibility to Electronic and Information Technology (EIT) a priority for all employees and external customers, including people with disabilities. All proposed EIT products and/or services must allow DHS to support its obligations under Section 508 of the Rehabilitation Act of 1973.

The specific EIT products under this solicitation include the telecommunications equipment (phones, PDAs, air cards, etc.) with a user interface or keys and those products that support said interface. DHS objective is to acquire/provide a solution for designated users that require Assistive Technology (AT). Telecommunication and desktop Components shall not be included for non-AT users due to their potential security risks to the Agency’s current network infrastructure.

12.3 Department of Homeland Security Accessibility Requirements

In addition to meeting the Section 508 EIT Standards, DHS has developed a number of accessibility requirements that are needed to ensure that the hardware/software procured is natively accessible (self-contained) or compatible with the Assistive Technologies (AT) used by DHS employees with disabilities. AT is designed primarily to ensure accessibility to hardware and software functionality for people with disabilities, e.g., hearing impaired, visually impaired and mobility impaired. This includes compatibility with their current hardware and software devices and workstation configurations. Compatible means that the devices/software performs to all contractual specifications and that all software integrates properly within the DHS operating environment. Working with these assistive technologies enables the product to meet the appropriate Section 508 standards. The Contractor shall comply with these Assistive Technology requirements, as described below.

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

12.3.1 Compatibility with Assistive Technology

Designated Contractor-provided EIT shall be compatible with the following AT Hardware devices:

●
Specialized headsets
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Handsets
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Signaling devices
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Switches
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Amplifiers
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TTY’s
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Internal modem
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Analog line
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CapTel phone

All Contractor-provided desktop related EIT shall be compatible with the following AT Software:

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TTY software
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Screen reader software (currently JAWS Version 9.X screen reading software)
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Magnification software (currently MAGIC Version 9 screen magnification software)
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Speech to text software (currently Dragon Naturally Speaking Professional voice recognition software)

If the Contractor’s solution to Section 508 requirements involves coding, scripting, add-ons, etc. to the Assistive Technologies utilized at DHS, the contractor shall provide maintenance and updates for the life of the contract whenever there is a change in the operating system and/or a change in the JAWS, MAGIC or Dragon software.

12.3.2 Accessible Functions

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The Contractor shall provide adjustable volume controls for output, product interface with hearing technologies, and the usability of keys and controls by people who may have impaired vision or limited dexterity or motor control.
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The Contractor shall provide visual message and ring indicators that comply with Section 508 standards.

To support compliance with the applicable Section 508 standards the Contractor shall over the life of this IDIQ contract:

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Provide products and services that comply with Titles II, III, and IV of the Americans with Disabilities Act of 1990, Sections 251 and 255 of the Telecommunications Act of 1996, and Section 508 of the Workforce Investment Act of 1998.
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Provide a designated point of contact for resolution of accessibility complaints. This person shall be designated in the contract.
●
Insure calls that are forwarded to the voice mail system permit callers to leave a TTY message. Contractor shall provide a caller the capability to toggle between voice and TTY prompting. Contractor shall explain if this capability can be used with one phone number.

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

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Ensure that visually impaired or blind persons are able to get voice access to the same information that a sighted person would see by looking at the phone’s alphanumeric and LED display.
o
Audible caller ID
o
Audible message waiting indication
o
Caller ID functions such as: message waiting lamp, lines on hold indicators; lines available indicators
o
Call forwarding functionality

●
Provide interface capability to Federal Video Relay Services (FedVRS) Centers using H.323 and ISDN PRI/Basic Rate Interface (BRI) connections for video-based, sign-language communications with hearing-impaired individuals using the FedVRS video relay service. More details on the FedVRS service can be obtained at the FedVRS web site at https://www.federalrelay.us/.
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Allow DHS the right to perform testing on any proposed products prior to their implementation within DHS’s EIT environments to determine their compliance with the applicable Section 508 and DHS accessibility requirements. Products provided for testing purposes must be equivalent to the final commercially available release version in terms of functionality and features. Prototype (e.g., Demonstration, Trial, “Beta”, etc.) versions of products will not be considered for testing purposes. The Contractor shall provide these products for testing purposes at no expense to the Government.
●
The Contractor’s solution shall provide accessible use matching the following requirements as a minimum:

o
Login/logoff capabilities
o
Full feature integrated within the Agency desktop Windows applications
o
Ability to display the dialed number, and display the caller Automatic Number Identification (ANI) if ANI information is available to the system
o
Employee will have complete control of the system including login and logout
o
Ability to make and receive phone calls manually
o
Standard features such as call on hold, transfer and redirect are available.
o
Individual and group voice mail.
o
Complete administrative control of each user.
o
Administrator capabilities, e.g., agent supervisor, administrative assistant and service representative.
o
Administrator functions and features including agent administration.

12.3.3 Hardware Devices that Contain Digital Windows (If Applicable)

Any hardware device must provide an audible response for information displayed in a visual only format (i.e., digital message window) either through software or firmware. If not contained within the hardware device (self-contained), it must be compliant with assistive technology software products such as screen reading software, magnification software, and voice recognition software.

12.3.4 Documentation in Accessible Formats

DHS Cellular Wireless Managed Services

IDIQ No. 70RTC21D00000001 Attachment 1 Statement of Work

For any form of documentation (i.e., training manual, user guides, etc.) DHS requires the contractor to provide documentation in an electronic, accessible format. The documents must be provided in one of the following formats: Text, Rich Text Format (RTF), properly “tagged” Portable Document Format (PDF), Microsoft Word or Hyper Text Markup Language (HTML) format. Properly tagged PDF’s can be verified by using Adobe Acrobat’s Accessibility Checker. Documentation delivered in a manner that is interactive (e.g., table of contents, Index, Search, etc.) must be keyboard navigable, move focus to selected items (or have a keyboard alternative) and be comparable in keyboard access to mouse usage.

12.4 Guidelines for Technical Support and Assistance

Support and technical assistance shall accommodate the communication needs of end users with disabilities, and shall be provided in one or both of the following formats:

●
A toll-free telephone number that is accessible to all Government staff and provide TTY access for staff that may require assistance for the hearing-impaired.
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An internet-based web page meet all of the requirements of Section 508 1194.22.